UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

Kansas City Southern

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (04-05)

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427 West 12th Street

Kansas City, Missouri 64105

KANSAS CITY SOUTHERN

NOTICE AND PROXY STATEMENT

for

Annual Meeting of Stockholders

to be held

May 2, 2013

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, or vote by telephone or through the Internet as described on the proxy card.

We commenced mailing this Notice and Proxy Statement,

the enclosed proxy card and the accompanying 2012 Annual Report on or about April 1, 2013.

KANSAS CITY SOUTHERN

427 West 12th Street

Kansas City, Missouri 64105

April 1, 2013

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kansas City Southern, at Union Station Kansas City, Arthur Stilwell Room, 30 West Pershing Road, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 2, 2013. The purposes of this meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.

We urge you to read these proxy materials and our Annual Report and to participate in the Annual Meeting either in person or by proxy. Whether or not you plan to attend the meeting in person, please sign and return promptly the accompanying proxy card, in the envelope provided, to ensure that your shares will be represented. Alternatively, you may cast your votes by telephone or through the Internet as described on the accompanying proxy card.

Sincerely,

Michael R. Haverty	David L. Starling
Executive Chairman	President
of the Board of Directors	and Chief Executive Officer

KANSAS CITY SOUTHERN

427 West 12th Street

Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Kansas City Southern will be held at Union Station Kansas City, Arthur Stilwell Room, 30 West Pershing Road, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 2, 2013.

Stockholders will consider and vote on the following matters:

1. Election of three directors;

2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2013;

3. Re-approval of the material terms of the performance measures under the Kansas City Southern 2008 Stock Option and Performance Award Plan for purposes of Section 162(m) of the Internal Revenue Code;

4. An advisory vote to approve the 2012 compensation of our named executive officers;

5. A stockholder proposal, if presented at the Annual Meeting;

6. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 4, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Adam J. Godderz
Associate General Counsel &
Corporate Secretary

The date of this Notice is April 1, 2013.

Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. Alternatively, you may cast your votes by telephone or through the Internet as described on the proxy card. You may revoke your proxy and vote your shares in person in accordance with the procedures described in this Notice and Proxy Statement. Please also indicate on your proxy card whether you plan to attend the Annual Meeting.

KANSAS CITY SOUTHERN

427 West 12th Street

Kansas City, Missouri 64105

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

Why were you sent this Proxy Statement?

On or about April 1, 2013, we began mailing this Proxy Statement to our stockholders of record on March 4, 2013 (the “Record Date”) in connection with our Board of Directors’ solicitation of proxies for use at the 2013 Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”). We will hold the Annual Meeting at Union Station Kansas City, Arthur Stilwell Room, 30 West Pershing Road, Kansas City, Missouri on Thursday, May 2, 2013 at 10:00 a.m. Central Time. The Notice of Annual Meeting of Stockholders, our 2012 Annual Report to Stockholders (the “Annual Report”), and a proxy card and voting instructions accompany this Proxy Statement. Unless otherwise indicated or the context requires, references in this Proxy Statement to “KCS” or the “Company” include Kansas City Southern and its consolidated subsidiaries.

We will pay for the Annual Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees of KCS may, either in person, by telephone or otherwise, solicit proxy cards. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. We have engaged Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies and provide related informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $25,000 in the aggregate. We will pay these fees and expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our shares for their expenses in forwarding this Proxy Statement, the Annual Report and other soliciting materials to the beneficial owners.

Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this Notice and Proxy Statement, the proxy card and the Annual Report to the beneficial owners of our stock held of record by them. Upon request, we will reimburse them for their reasonable expenses in mailing these materials to beneficial owners of our stock.

Who may attend the Annual Meeting?

Only KCS stockholders or their proxies and guests of KCS may attend the Annual Meeting. Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from us by contacting the office of the Corporate Secretary at our principal executive offices, (888) 800-3690. If written requests are made to the Corporate Secretary of KCS, they should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or by express delivery to 427 West 12th Street, Kansas City, Missouri 64105). To provide us sufficient time to arrange for reasonable assistance, please submit all requests by April 23, 2013.

What matters will be considered at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon: (1) the election of three directors; (2) the ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2013; (3) re-approval of the material terms of the performance measures under the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”) for purposes of Section 162(m) of the Internal Revenue Code; (4) an advisory vote to approve the 2012 compensation of our named executive officers; (5) a stockholder proposal, if presented at the Annual Meeting; and (6) such other matters as may properly come before the Annual Meeting or any adjournment thereof. Stockholders do not have dissenters’ rights of appraisal in connection with these proposals. Four proposals have been made by the Board of Directors and the Board of Directors unanimously recommends you vote “for” the director nominees presented, “for” the proposal regarding the ratification of our independent registered public accounting firm for 2013, “for” re-approval of the material terms of the performance measures under the 2008 Plan and “for” the approval, on a non-binding basis, of the

2012 compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. One stockholder proposal may be presented at the Annual Meeting and the Board of Directors recommends you vote “against” this proposal. The Board of Directors knows of no other matters that will be presented or voted on at the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on May 2, 2013.

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

For the date, time, location, information about attending the Annual Meeting, an identification of the matters to be voted upon at the Annual Meeting, and the recommendations of the Board of Directors regarding those matters, please see “Information About the Annual Meeting.” For information on how to vote in person or by proxy at the Annual Meeting, please see “Voting.” Stockholders that wish to attend the meeting and vote in person may obtain directions to the Annual Meeting by sending a written request directed to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), or by calling (888) 800-3690.

VOTING

Who may vote at the Annual Meeting?

Only the holders of our common stock, par value $0.01 per share (the “Common Stock”), and our 4% Noncumulative Preferred Stock, par value $25.00 per share (the “4% Preferred Stock”), of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had outstanding 242,170 shares of 4% Preferred Stock (excluding 407,566 shares held in treasury) and 110,194,069 shares of Common Stock (excluding 13,158,116 shares held in treasury) for a total of 110,436,239 shares eligible to vote at the Annual Meeting.

How many votes does each Voting Share have?

The Common Stock and the 4% Preferred Stock (collectively, the “Voting Stock”) constitute our only voting securities and will vote together as a single class on all matters to be considered at the Annual Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on each matter other than the election of directors.

How can you vote by proxy?

You can vote by proxy in three ways, each of which is valid under Delaware law:

•

By Internet:    Access our Internet voting site at www.envisionreports.com/ksu or by scanning the QR code on the proxy card with your smartphone and follow the instructions on the screen, prior to 1:00 a.m., Eastern Time, on May 2, 2013 (April 29, 2013 for participants in certain employee benefit plans discussed below).

•

By Telephone:    Using a touch-tone telephone, call toll-free at 1-800-652-VOTE (8683) and follow the voice instructions, prior to 1:00 a.m., Eastern Time, on May 2, 2013 (April 29, 2013 for participants in certain employee benefit plans discussed below).

•

By Mail:    Mark, sign, date and return the enclosed proxy or instruction card so it is received before the Annual Meeting (April 29, 2013 for participants in certain employee benefit plans discussed below).

How do we decide whether our stockholders have approved the proposals?

Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. The shares of a stockholder who is present and entitled to vote at the Annual Meeting, either in person or by proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined below) are counted as present and entitled to vote for purposes of determining a quorum.

The directors are elected by the affirmative vote of a plurality of shares of Voting Stock present at the Annual Meeting and entitled to vote, provided a quorum exists. A plurality means receiving the largest number of votes. Where, as here, there are three director vacancies, the three nominees with the highest number of affirmative votes are elected. For all other Proposals, the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy and entitled to vote on the subject matter, provided a quorum is present, is required for the adoption of the Proposals.

Voting ceases when the chairman of the Annual Meeting closes the polls. The votes are counted and certified by three inspectors appointed by the Board of Directors in advance of the Annual Meeting. In determining whether a majority of shares have been affirmatively voted for a particular proposal, the affirmative votes for the proposal are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. You may abstain from voting on any proposal other than the election of directors. Abstentions from voting are not considered as votes affirmatively cast. Abstaining will, therefore, have the effect of a vote against a proposal. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

What if you hold shares in a brokerage account?

The Voting Stock is traded on the New York Stock Exchange, Inc. (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.

A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted, and, therefore, all of those shares are considered present at the Annual Meeting.

Under applicable law, a broker non-vote will not be considered present and entitled to vote on non-discretionary items and will have no effect on the vote on any Proposal.

On what proposals can my broker vote my shares?

A broker may vote without direction only on Proposal 2, ratification of auditors. Brokers may not use discretionary authority to vote shares on any other proposal, including the election of directors, if they have not received instructions from their clients. Please provide your broker with instructions so your vote can be counted.

How are your shares voted if you submit a proxy?

If you return a properly executed proxy card or properly vote via the Internet or telephone, you are appointing the Proxy Committee to vote your shares of Voting Stock covered by the proxy. The Proxy

Committee consists of the three directors of KCS whose names are listed on the proxy card. If you wish to name someone other than the Proxy Committee as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of another person. In that case, it will be necessary for you to sign the proxy card and deliver it to the person so named and for that person to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed directly to us.

The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholder(s) executing the proxy or authorizing the proxy and voting via the Internet or telephone. If a properly executed or authorized and unrevoked proxy does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares (i) FOR the election of the persons nominated by the Board for Directors, (ii) FOR ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2013, (iii) FOR re-approval of the material terms of the performance measures under the 2008 Plan for purposes of Section 162(m) of the Internal Revenue Code, (iv) FOR the approval, on an advisory basis, of the 2012 compensation of our Named Executive Officers, (v) AGAINST the stockholder proposal, and (vi) in accordance with their discretion, upon such other matters as may properly come before the Annual Meeting.

Can you revoke your proxy or voting instruction card?

At any time before the polls for the Annual Meeting are closed, if you hold Voting Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior electronic or telephonic vote, or (b) with a later-dated, properly executed and delivered proxy, or (c) a written revocation delivered to our Corporate Secretary. If you hold Voting Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. Participants in certain employee benefit plans, as discussed below, must contact the plan trustee and comply with its procedures if they wish to revoke or change their voting instructions. Attendance at the Annual Meeting will not have the effect of revoking your properly executed or authorized proxy unless you deliver a written revocation to our Corporate Secretary before your proxy is voted.

How do participants in Kansas City Southern 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”) vote?

If you participate in the KCS 401(k) Plan, you have received a separate voting instruction card (accompanying this Proxy Statement) to instruct the trustee of the KCS 401(k) Plan how to vote the shares of Common Stock held on your behalf. The trustee is required under the trust agreement to vote the shares in accordance with the instructions given on the voting instruction card. Voting instructions may also be given by Internet or telephone by participants in the KCS 401(k) Plan. The accompanying voting instruction card contains the Internet address and toll-free number. If voting instructions are not received by a participant, the trustee must vote those shares, as well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from plan participants. Voting instructions by Internet or telephone must be given by 1:00 a.m., Eastern Time, on April 29, 2013. Unless you give voting instructions by Internet or telephone, the voting instruction card should be returned in the envelope provided to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5068. The voting instruction card should not be returned to us. KCS 401(k) Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

Are the votes of participants in the KCS 401(k) Plan confidential?

Under the terms of the KCS 401(k) Plan, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

BENEFICIAL OWNERSHIP

The following table contains information concerning the beneficial ownership of our Common Stock as of the Record Date by:

•	Beneficial owners of more than five percent of our Common Stock that have publicly disclosed their ownership in filings with the Securities and Exchange Commission (“SEC”);

•	The members of our Board of Directors;

•

Our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Summary Compensation Table in this Proxy Statement (we call these persons the “Named Executive Officers”); and

•

All current executive officers, directors and nominees for director as a group. The address for each of our directors and executive officers listed is 427 West 12th Street, Kansas City, Missouri 64105.

We are not aware of any beneficial owner of more than five percent of the 4% Preferred Stock. None of our directors or executive officers owns any shares of 4% Preferred Stock. No officer or director of KCS owns any equity securities of any subsidiary of KCS. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose of their shares. We are not aware of any arrangement which would at a subsequent date result in a change in control of KCS.

Name and Address	Common Stock(1)		Percent of Class(1)
T. Rowe Price Associates, Inc	9,062,366	(2)	8.2%
Wells Fargo & Company	7,696,329	(3)	7.0%
BlackRock, Inc.	7,520,058	(4)	6.8%
Lu M. Córdova Director	5,285	(5)	*
Henry R. Davis Director	104,784	(6)	*
Robert J. Druten Director	20,660	(7)	*
Terrence P. Dunn Director	34,948	(8)	*
David R. Ebbrecht Executive Vice President and Chief Operating Officer	29,929	(9)	*
Antonio O. Garza, Jr. Director	6,220	(10)	*
Michael R. Haverty Executive Chairman; Director	873,819	(11)	*
Thomas A. McDonnell Director	158,755	(12)	*
Rodney E. Slater Director	18,448	(13)	*
David L. Starling President and Chief Executive Officer; Director	132,702	(14)	*
Michael W. Upchurch Executive Vice President and Chief Financial Officer	36,461	(15)	*
José Guillermo Zozaya Delano President and Executive Representative of Kansas City Southern de México, S.A. de C.V. (“KCSM”)	51,306	(16)	*
All Directors and Executive Officers as a Group (18 Persons)	1,738,055	(17)	1.57%

*	Less than one percent of the outstanding shares.

(1)

This column includes Common Stock, including restricted shares, beneficially owned by officers, directors, nominees for director and beneficial owners of more than five percent of our Common Stock. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable or convertible on the Record Date, or will become exercisable or convertible within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other convertible securities held by that person that are exercisable or convertible on the Record Date, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors, nominees for director and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. The list of our executive officers is included in our Annual Report on Form 10-K for the year ended December 31, 2012. See the last page of this Proxy Statement for instructions on how to obtain a copy of the Form 10-K.

(2)

The address of T. Rowe Price Associates, Inc. (“Price Associates”) is 100 E. Pratt Street, Baltimore, MD 21202. Based on a Schedule 13G/A filed February 8, 2013, Price Associates reports sole power to vote 2,378,546 shares and sole power to dispose of 9,062,366 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)

The address of Wells Fargo & Company (“WF”) is 420 Montgomery Street, San Francisco, CA 94104 and the address of Wells Capital Management Incorporated “WC”) is 525 Market St., 10th Floor, San Francisco, CA 94105. Based on a Schedule 13G/A filed on February 14, 2013, by WF, WC and certain listed subsidiaries, WF reports sole power to vote 36,780 shares, shared power to vote 7,207,925 shares, sole power to dispose of 36,780 shares and shared power to dispose of 12,808,011 shares. WC reports sole power to vote 0 shares, shared power to vote 1,721,308 shares, sole power to dispose of 0 shares and shared power to dispose of 7,320,618 shares.

(4)	The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. This information is based on BlackRock, Inc.’s Schedule 13G/A filed on February 8, 2013.

(5)	Ms. Córdova’s beneficial ownership includes 1,230 restricted shares and 29 shares held in a trust.

(6)	Mr. Davis’s beneficial ownership includes 1,230 restricted shares.

(7)	Mr. Druten’s beneficial ownership includes 1,230 restricted shares and 2,000 shares held by a charitable foundation for which Mr. Druten disclaims beneficial ownership.

(8)	Mr. Dunn’s beneficial ownership includes 1,230 restricted shares and 33,718 shares held in a revocable trust for which he is the trustee with sole voting and dispositive power.

(9)

Mr. Ebbrecht’s beneficial ownership includes 26,913 restricted shares, 2,781 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, and 11 shares allocated to his account in the KCS 401(k) Plan.

(10)	Mr. Garza’s beneficial ownership includes 1,230 restricted shares.

(11)

Mr. Haverty’s beneficial ownership includes 11,960 restricted shares, 76,893 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 683,363 shares held jointly with his spouse, 51,404 shares allocated to his account in the KCS 401(k) Plan, and 48,609 shares held by a charitable foundation for which Mr. Haverty disclaims beneficial ownership.

(12)

Mr. McDonnell’s beneficial ownership includes 1,230 restricted shares, 117,525 shares held in a trust for which he is the trustee with sole voting and dispositive power, and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.

(13)	Mr. Slater’s beneficial ownership includes 1,230 restricted shares.

(14)

Mr. Starling’s beneficial ownership includes 53,896 restricted shares, 40,683 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 24,341 shares held jointly with his spouse and pledged as collateral for a line of credit, and 10,000 shares held in an Individual Retirement Account.

(15)

Mr. Upchurch’s beneficial ownership includes 27,451 restricted shares and 6,381 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(16)

Mr. Zozaya’s beneficial ownership includes 5,764 restricted shares and 19,898 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date.

(17)

The number includes 179,410 restricted shares, 218,063 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 759,375 shares held jointly, 194,331 shares otherwise held indirectly and 24,341 shares pledged as collateral for loans or held in brokerage accounts with margin privileges. Mr. McDonnell, a Director, disclaims beneficial ownership of 40,000 of the total shares listed. Mr. Druten, a Director, disclaims beneficial ownership of 2,000 of the total shares listed. Mr. Haverty, our Executive Chairman and a Director, disclaims beneficial ownership of 48,609 of the total shares listed.

PROPOSAL 1 — ELECTION OF THREE DIRECTORS

The Board of Directors of KCS (the “Board”) is divided into three classes. The members of each class serve staggered three-year terms of office, which results in one class standing for election at each annual meeting of stockholders. The term of office for the three directors elected at the Annual Meeting will expire in 2016 or when their successors are elected and qualified, or their earlier resignation or removal.

Three persons have been nominated by the Board of Directors for election as directors. All nominees have indicated they are willing and able to serve as directors if re-elected and have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the Proxy Committee intends to vote for one or more substitute nominees chosen by them in their sole discretion.

The biography of each nominee below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee (the “Nominating Committee”) or the Board to conclude that the person should serve as a director for the Company as of the time that this proxy statement was filed with the SEC.

As explained above in “How many votes does each Voting Share have” and “How do we decide whether our stockholders have approved the proposals?”, directors are elected by the affirmative vote of a plurality of the shares of Voting Stock present at the Annual Meeting and entitled to vote on the election of directors, assuming a quorum is present.

Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2016

Terrence P. Dunn, age 63, has been a director of KCS since May 2007. Mr. Dunn has served as President and Chief Executive Officer of J.E. Dunn Construction Group (formerly known as Dunn Industries) since 1989. Headquartered in Kansas City, Missouri, J.E. Dunn Construction Group is the holding company for commercial contracting and construction company affiliates across the nation. Mr. Dunn has served on the Board of Directors of UMB Financial Corporation since 2003.

As the President and Chief Executive Officer of a $2.5 billion (revenue) construction company, Mr. Dunn has extensive executive experience in managing a capital intensive business, corporate finance and accounting and strategic planning. Mr. Dunn also has strong skills in executive compensation matters and business expansion. He also has strong board leadership skills developed as lead director of UMB Financial Corporation and as former chairman of the board of the Federal Reserve Bank of Kansas City.

Antonio O. Garza, Jr., age 53, has been a director of KCS since May 6, 2010. Mr. Garza has served as Counsel to the Mexico City office of White & Case, LLP since 2009. White & Case has acted as outside legal counsel to KCSM for over ten years. As counsel to the firm, Mr. Garza does not share in the profits of the firm and is not compensated for fees generated by the firm for performing legal work for KCS or KCSM. Additionally, Mr. Garza is Chairman of Vianovo Ventures, a cross border business consultancy. Mr. Garza served as United States Ambassador to Mexico from 2002 until January 2009. Mr. Garza was elected to the Texas Railroad Commission in 1998 and served as its Chairman from 1999 until he left the Commission in 2002 to serve as United States Ambassador to Mexico. He served as the Secretary of State of Texas from 1994 until 1998. Since May 2009, Mr. Garza has been a director of Basic Energy Services, an oil and gas well services company, for which he also has served on the Compensation Committee since October 2009. Mr. Garza also serves on the Board of Directors of MoneyGram International, Inc., a global money transfer company, since 2012. From June 2009 through March 2012, he served on the Board of Directors of BBVA Compass Bank. Basic Energy Services, MoneyGram and BBVA Compass Bank are all publicly traded companies on the NYSE. He has served as a director of KCSM since October 2011. Mr. Garza previously served on the Advisory Council of KCSM from October 2009 until his election to the Company’s Board of Directors in May 2010. He also is on the Board of Trustees of Southern Methodist University, for which he serves on the finance/legal committee, and on the University of Texas Development Board and Dean’s Advisory Board for Harvard’s School of Public Health. Mr. Garza is also a member of the Council on Foreign Relations and a past recipient of the “Aguila Azteca”, the Mexican government’s highest honor bestowed upon a foreign national.

Mr. Garza brings strong political, diplomatic and international business skills to the Board that he has developed through his experience as the United States’ Ambassador to Mexico and as an international business consultant and attorney. In addition, he has extensive experience in public policy development, strategic relationships with government officials and government relations experience including prior experience working with the Mexican government, which will serve the Board well in its governance and strategic oversight of KCSM. Mr. Garza also has a solid understanding of KCSM’s operations developed through his service on its Advisory Council.

David L. Starling, age 63, has been a director of KCS since May 6, 2010. Mr. Starling has served as President and Chief Executive Officer of KCS since August 1, 2010. He served as President and Chief Operating Officer of KCS from July 1, 2008 through August 1, 2010. Mr. Starling has also served as a Director, President and Chief Executive Officer of KCSR since July 1, 2008. He has also served as Vice Chairman of the Board of Directors of KCSM, a wholly-owned subsidiary of the Company, since September 2009. Mr. Starling has served as Vice Chairman of the Board of Directors of Panama Canal Railway Company (“PCRC”), a joint venture company owned equally by KCS and Mi-Jack Products, Inc., since July 2008. Prior to joining KCS, Mr. Starling served as President and Director General of PCRC from 1999 through June 2008. From 1988 through 1999, Mr. Starling served in various leadership positions for American President Lines including most recently vice president Central Asia headquartered in Hong Kong.

Mr. Starling has extensive executive experience in the North American rail industry and in intermodal and global shipping logistics. He developed significant international logistics experience in his role as Vice President of Central Asia for American President Lines, where he was responsible for its operations in China, Taiwan and Hong Kong. Mr. Starling has significant rail operations leadership experience developed in his position as President and Director General of Panama Canal Railway Company, where he supervised the reconstruction and subsequent operation of the company. He has played an important role in executing the Company’s cross-border rail strategy since joining the Company in July 2008 as its President and Chief Operating Officer. Prior to joining the Company, Mr. Starling developed a strong understanding of its international shipping operations through his position as Executive Representative of the Company from July 2007 until joining the Company as an employee in July 2008. In this role, Mr. Starling represented the Company in seeking to encourage shipping of ocean container traffic through the Port of Lázaro Cárdenas, as well as through Panama.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE ELECTION OF THE BOARD’S NOMINEES

THE BOARD OF DIRECTORS

The Board of Directors met five times in 2012. The Board meets regularly to review significant developments affecting KCS and to act on matters requiring Board approval. The Board reserves certain powers and functions to itself; in addition, it has requested that the Chief Executive Officer refer certain matters to it. During 2012, all directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which they served.

The biography of each director below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating Committee or the Board to conclude that the person should serve as a director for the Company as of the time that this proxy statement was filed with the SEC.

Directors Serving Until the Annual Meeting of Stockholders in 2014

Henry R. Davis, age 72, has been a director of KCS since February 28, 2008. Since 1998, Mr. Davis has served as President of the investment firm Promotora DAC, S.A. de C.V., which focuses its investments in the financial and real estate sectors. Mr. Davis served as President, Chief Executive Officer and Vice Chairman of the Board of Grupo Cifra from 1983, until its acquisition by Wal-Mart de México in 1998. Mr. Davis is a director of Grupo Bimbo, S.A.B. de C.V. (1999 to present) and Fibra Uno, S.A.B. de C.V. (2011 to present). He previously served as a director of Grupo Aeroportuario de Pacífico S.A.B. de C.V. (2006 to 2010) and Ixe Grupo Financiero S.A. de C.V. (2001 to 2011).

As the Chief Executive Officer and Vice Chairman of Grupo Cifra, Mr. Davis developed extensive business leadership skills. He also has unique insights in managing and operating businesses in Mexico that serves the Board well in its governance and strategic oversight of the Company’s wholly-owned subsidiary, KCSM. Mr. Davis has also developed extensive finance and real estate experience through the leadership of Promotora DAC, S.A. de C.V. In addition, he has strong skills in corporate finance, managing capital intensive industry operations, international relations, strategic planning and executive compensation.

Robert J. Druten, age 65, has been a director of KCS since July 26, 2004. Mr. Druten served as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. from 1994 until his retirement in August 2006. From 1991 until 1994, he served as Executive Vice President and Chief Financial Officer of Crown Media, Inc., a cable communications subsidiary of Hallmark. He served as Vice President of Corporate Development and Planning of Hallmark from 1989 until 1991. Prior to joining Hallmark in 1986, Mr. Druten held a variety of executive positions with Pioneer Western Corporation from 1983 to 1986. Mr. Druten has served as a trustee of EPR Properties (“EPR”), a real estate investment trust, since 1997 and is its Chairman of the Board. He has also been a member of the compensation, governance and finance committees of EPR. He has served as a director of Alliance Holdings GP, L.P., a publicly traded limited partnership whose publicly traded subsidiary is engaged in the production and marketing of coal, since 2007, where he serves on the Audit Committee and its Conflicts Committee. Mr. Druten previously served as a director of American Italian Pasta Company, from 2007 until it was acquired by Ralcorp Holdings, Inc. in July 2010, where he was the Chair of the Audit Committee and also served on the Compensation Committee.

Mr. Druten has extensive executive experience in corporate finance and accounting developed during his tenure as a financial manager, and ultimately as Chief Financial Officer, of Hallmark Cards, Inc. He has also served on the audit committees of other public companies, which gives him valuable knowledge and perspective in serving on the Company’s Audit Committee. Mr. Druten also has experience in managing capital intensive operations, international operations and strategic planning.

Rodney E. Slater, age 58, has been a director of KCS since June 5, 2001. Mr. Slater is a partner in the public policy practice group of the law firm Patton Boggs LLP and has served as a member of the firm’s transportation practice group in Washington, D.C. since 2001. He served as United States Secretary of Transportation from 1997 to January 2001 and head of the Federal Highway Administration from 1993 to 1996. Mr. Slater is also a director of Southern Development Bancorporation (since May 2001), International Battery, Inc. (since May 2009), Transurban Group (since June 2009), Verizon Communications, Inc. (since March 2010) and WS Atkins plc (since September 2011). Mr. Slater has served as a member of the Brambles Advisory Board since August 2010. Mr. Slater previously served as a Director of ICx Technologies, Inc. from July 2006 through October 2010 and Delta Airlines from October 2008 through June 2011, and is a Past Chairman of the Board of United Way of America.

Mr. Slater brings strong leadership skills to the Board developed through his career as a government leader, which culminated in his service as the United States’ Secretary of Transportation. As Secretary of Transportation, Mr. Slater developed extensive experience in the regulation of transportation, development of public policy and government and international relations, and he serves as a key advisor to the Board on these issues. Mr. Slater also has extensive experience in executive compensation.

Directors Serving Until the Annual Meeting of Stockholders in 2015
Lu M. Córdova, age 58, has been a director of KCS since May 6, 2010. Ms. Córdova has served as the Chief Executive Officer of Corlund Industries, L.L.C., an investment holding company specializing in operations management, strategic planning, business development and capital finance, since 2005. Ms. Córdova has also served as General Manager of Almacen Storage-US, LLC, which provides self-storage and small business warehousing in resort areas in Mexico, since 2007. She has been a director of Euronet Worldwide, Inc. since June 2011. She served on the Board of Directors of the 10th District Federal Reserve Bank based in Kansas City, Missouri from January 2005 until December 2011, where she served on the audit committee and compensation committee, and as Chairman of the Board of the 10th District Federal Reserve Bank from January 2008 until January 2011. Before serving on the Board of Directors of the Federal Reserve Bank of Kansas City, she served on its Economic Advisory Council from 2002 through 2004. She served as president of CTEK Venture Centers, a not-for-profit business catalyst, from 2001 until her retirement in 2005. She also served as Chairman of CTEK Angels, also a not-for-profit business catalyst, from 2002 until 2007. Ms. Córdova served as Chief Executive Officer of Acteva, an e-commerce software transaction provider, from 1998 until 2000. Ms. Córdova was formerly a vice president at @Home Network and at McGraw-Hill.

Ms. Córdova has extensive business leadership and entrepreneurial experience. She has developed strong leadership skills for high growth companies through her experience in leading companies in the start-up phases and growth-phases of business development. Her business experience has also given her extensive experience in corporate finance and strategic planning. In addition, Ms. Córdova is a citizen of both the United States and Mexico and has experience in managing and leading Mexican businesses. Ms. Córdova also has experience in the development of government financial and economic policies that she has developed through her formal education and experience with the Board of Directors of the 10th District Federal Reserve Bank.

Michael R. Haverty, age 68, has been Executive Chairman of KCS since August 1, 2010 and has been a director of KCS since May 1995. Mr. Haverty has served as Chairman of the Board of KCS since January 1, 2001. He served as Chief Executive Officer of KCS from July 12, 2000 until July 31, 2010. Mr. Haverty served as President of KCS from July 12, 2000 to June 12, 2006. Mr. Haverty served as Executive Vice President of KCS from May 1995 until July 12, 2000. He served as President and Chief Executive Officer of The Kansas City Southern Railway Company (“KCSR”) from 1995 to 2005 and has been a director of KCSR since 1995. He has served as Chairman of the Board of KCSR since 1999. Mr. Haverty has served as a director of the Panama Canal Railway Company, an affiliate of KCS, since 1996 and as Co-Chairman of the Board of Directors of that company since 1999. Mr. Haverty has served as Co-Chairman of Panarail Tourism Company, an affiliate of KCS, since 2000. He has served as Chairman of the Board of KCSM, a wholly-owned subsidiary of KCS, since April 1, 2005. Mr. Haverty served as Chairman and Chief Executive Officer of Haverty Corporation from 1993 to May 1995, acted as an independent executive transportation advisor from 1991 to 1993, and was President and Chief Operating Officer of The Atchison, Topeka and Santa Fe Railway Company from 1989 to 1991.

Mr. Haverty led the Company’s rail operations for over fifteen years. He came to the Company with extensive executive experience in the management of rail operations. Mr. Haverty also has strong experience in leading a public company, corporate finance, managing capital intensive organizations, international business, government and international relations, relations with the Mexican government and strategic planning. He has been the chief strategist in the development and execution of the Company’s cross-border rail strategy.

Thomas A. McDonnell, age 67, has been a director of KCS since March 18, 2003. Mr. McDonnell has served as President and Chief Executive Officer of the Ewing Marion Kauffman Foundation since January 1, 2013. He served as a director of DST Systems, Inc. (“DST”) from 1971 until his retirement on December 31, 2012, and as Chief Executive Officer of DST from 1984 until his retirement in September 2012. He previously served as President of DST from 1973 until July 2009 (except for a 30-month period from October 1984 to April 1987). DST provides sophisticated information processing, computer software services and business solutions to the financial services, communications and healthcare industries. He is a director of Euronet Worldwide, Inc. (since December 1996) and serves on the audit committee of this public company. He previously served as a director of Blue Valley Ban Corp (from 1996 until July 2010), Commerce Bancshares, Inc. (from April 2001 until April 2010) and Garmin Ltd. (from March 2001 until May 2010). He served on the audit committees of the boards of each of these public companies other than Blue Valley Ban Corp. Mr. McDonnell previously served as a director of KCS from 1983 until October 1995. Mr. McDonnell also served as an officer and director of KCSR before DST was spun off from KCS in 1995.

Mr. McDonnell is an experienced business leader with the skills necessary to serve as a director of the Company. He has served for many years as the CEO of DST Systems, Inc., a publicly traded company and has developed strong business leadership skills in this role. Mr. McDonnell has extensive executive experience in corporate finance and accounting, technology, international operations and strategic planning. His service on other boards has provided him with a broad business background and leadership skills that are highly valued by Directors on the Company’s Board.

CORPORATE GOVERNANCE

The Corporate Governance Guidelines of Kansas City Southern (the “Guidelines”) are available for review in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com. In addition, this section of our website makes available all of our corporate governance materials, including our Bylaws, as amended and restated on August 7, 2012 (the “Bylaws”), board committee charters, code of business conduct and ethics and our anti-harassment and equal employment opportunity policies. Our Board of Directors regularly reviews corporate governance developments and modifies the Guidelines, committee charters, and key practices as it believes warranted.

The “Investors” section of our website also includes a copy of the brochure for our United States Speak Up! line in portable document format (i.e., PDF). Our United States Speak Up! line is a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual actions they believe may violate our corporate policies or the law including, but not limited to, the following:

•Unlawful harassment

•Bribery

•Destroying, altering or falsifying company records

•Misuse of corporate assets

•Threats to personal safety

•Violations of anti-trust, environmental or other governmental compliance regulations

•Employment discrimination •Conflicts of interest •Security concerns, including those of terrorist activity •Securities matters •Use or sale of illegal drugs

•Accounting or auditing irregularities

•Insider trading

•Creating or ignoring safety or environmental hazards

•Theft and fraud

•Disclosure of proprietary information

•Suspicious activity, including inquiries from strangers about our facilities or operations

Our United States Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder, or other interested party can call the following toll-free (within the United States) number to submit a report:

1-800-727-2615

We have a similar hotline in Mexico, the KCSM Speak Up! line, to receive confidential and anonymous reports of suspected or actual actions that the reporting party believes may violate our corporate policies or the law. The KCSM Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder or other interested party can call one of the following toll-free numbers to submit a report:

Initial Toll-Free Phone Number: 01-800-288-2872

Access Code: 800-727-2615

or

Initial Toll Free-Phone Number: 01-800-112-2020

Access Code: 800-727-2615

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all directors, officers and employees of KCS and its subsidiaries and embodies our principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and compliance with applicable laws and regulations. Our Code of Business Conduct and Ethics is available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com and in print to any stockholder who requests it.

Policy on Director Attendance at Annual Stockholder Meetings

Our directors are encouraged to attend the annual stockholder meetings. Except for Mr. Slater, all directors serving at the time of the 2012 annual stockholder meeting attended that meeting.

Director Qualifications, Qualities and Skills

The Guidelines establish certain qualifications, qualities and skills that directors and nominees must meet to be eligible to serve on our Board of Directors. Under the Guidelines, directors and nominees must be committed to representing the long-term interests of our stockholders and meet, at a minimum, the following qualifications:

•	High personal and professional ethics, integrity and values;

•	Independence, in accordance with the requirements of the NYSE, unless their lack of independence would not prevent two-thirds of the Board from meeting such requirements;

•	No current service on boards of companies that, in the judgment of the Nominating Committee, are in competition with, or opposed to the best interests of, the Company; and

•	Below the age of 72 years as of the date of the meeting at which his or her election would occur.

Additionally, it is considered desirable that directors and nominees possess the following qualities and skills:

•	Significant experience at policy making levels in business, government or education;

•	Significant experience or relationships in, or knowledge about, geographic markets served by us or industries that are relevant to our business; and

•	Willingness to devote sufficient time to carrying out their duties and responsibilities effectively, including service on appropriate committees of the Board.

Our Bylaws also provide that no one who is 72 years old shall be eligible to be nominated or to serve as a member of the Board of Directors, but any person who attains the age of 72 during the term of directorship to which he or she was elected shall be eligible to serve the remainder of that term. Our Amended and Restated Certificate of Incorporation and Bylaws do not have any other eligibility requirements for directors.

Non-Management Director Independence

The Guidelines require that a majority of the Board of Directors must be independent, as determined affirmatively by the Board in accordance with the listing standards of the NYSE, although our goal is to have two-thirds of the members of the Board meet these requirements. We refer to directors who do not serve as executive officers of KCS or any of its subsidiaries as the “Non-Management Directors.” The Non-Management Directors constitute more than two-thirds of our Board of Directors. The Non-Management Directors are Messrs. Davis, Druten, Dunn, McDonnell and Slater, Ambassador Garza and Ms. Córdova. Our Board has affirmatively determined that each such Non-Management Director is independent in accordance with applicable NYSE listing standards (see “Insider Disclosures — Certain Relationships and Related Transactions”). In determining the independence of each Non-Management Director, the Board of Directors applied categorical standards of independence contained in the Guidelines and applicable NYSE listing standards. These standards assist the Board in determining that a director or nominee has no material relationship with KCS, either directly or as a partner, shareholder or officer of an organization that has a relationship with KCS. Under the standards, to be considered independent, a member of the Board may not:

•	Have a material relationship with KCS (directly or as a partner, shareholder or officer of an organization that has such a relationship);

•

Be, or have been during the three years preceding the determination, an employee, or have an immediate family member who is, or was during the three years preceding the determination, an executive officer, of KCS;

•

Have received, or have an immediate family member who has received during any twelve-month period within the three years preceding the determination, more than $120,000 in direct compensation from KCS, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on future service);

•

Be, or have an immediate family member who is, a current partner of a firm that is our internal or external auditor; be a current employee of such a firm or have an immediate family member who is a current employee of such firm and who participates in the firm’s audit; or have been, or have an immediate family member who was, within the three years preceding the determination (but is no longer), a partner or employee of such firm and personally worked on our audit within that time;

•

Be, or have been during the three years preceding the determination, or have an immediate family member who is, or was during the three years preceding the determination, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee; or

•

Be a current employee, or have an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, KCS for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues for its last completed fiscal year.

Executive Sessions

Our Non-Management Directors meet regularly in executive session without management. Thomas A. McDonnell (the “Presiding Director”) serves as Presiding Director in such sessions.

Board Leadership Structure

The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both the Chief Executive Officer and Chairman of the Board. The Board believes that no single Board leadership model is most effective in all circumstances for any company and that it is better for the Board to use its knowledge and experience to elect a highly qualified director as Chairman of the Board, even if such director also serves as the Chief Executive Officer of the Company.

In June 2010, after considerable discussion and review, the Board determined to separate the role of Chairman of the Board and Chief Executive Officer as part of the Company’s leadership succession plan. The Board appointed Mr. Haverty to serve as Executive Chairman of the Board of Directors and Mr. Starling to serve as President and Chief Executive Officer of the Company, succeeding Mr. Haverty in the role of Chief Executive Officer. In the position of Executive Chairman, Mr. Haverty continues to be an employee of the Company and leads the Company’s strategic planning process and supervises and has mentored Mr. Starling as he has transitioned into the role of Chief Executive Officer. Mr. Starling is responsible for developing and recommending to the Board the Company’s annual business plans and budgets that support the Company’s long-term strategy. Further, he is responsible for establishing and maintaining an effective management team and an active plan for its development and succession.

Given Mr. Haverty’s continuing status as a management employee of the Company and to ensure effective independent oversight, the Board holds regular executive sessions of the Non-Management Directors over which Mr. McDonnell presides as the Presiding Director. Further, all Board committees, other than the Executive Committee, are comprised of only Non-Management Directors. Thus, the Non-Management Directors directly oversee critical matters such as the compensation of executive management, including Mr. Haverty’s and Mr. Starling’s compensation, the selection and evaluation of Board nominees, the integrity of the Company’s financial statements, and the development of corporate governance programs of the Company.

Stockholder/Interested Person Communication with the Board

Any stockholder or interested person may communicate with the Non-Management Directors or the Presiding Director by sending such communication in writing to the office of the Corporate Secretary, Kansas City Southern, P.O. Box 219335, Kansas City, Missouri, 64121-9335, or by express carrier to the Corporate Secretary, Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105. In its capacity as the agent for the Non-Management Directors and Presiding Director, the office of the Corporate Secretary may review, sort and summarize the communications and, in accordance with the directions provided by and procedures established by the Non-Management Directors, forward such communications to the Non-Management Directors and the Presiding Director, as appropriate. To be considered, such communications must be signed by the stockholder or other interested party, with the stockholder’s or other interested party’s name, address and telephone number. The Non-Management Directors or the Presiding Director shall review such communication with the Board, or the group addressed in the communication, for the purpose of determining an appropriate response and any appropriate action that should be taken. Any communications received may be shared with management on the instruction of the Non-Management Directors or the Presiding Director.

BOARD COMMITTEES

The Board of Directors has established an Executive Committee, an Audit Committee, a Finance Committee, a Compensation and Organization Committee (referred to in this Proxy Statement as the “Compensation Committee”), and a Nominating and Corporate Governance Committee (referred to in this Proxy Statement as the “Nominating Committee”). Committee members are elected at the Board’s annual meeting immediately following our Annual Meeting of stockholders.

The following number of committee meetings were held during 2012:

Committee	In Person(1)	By Telephone(1)
Executive	0	0
Audit	4	0
Finance	2	0
Compensation	4	1
Nominating	3	0

(1)	Some directors attended by telephone certain meetings held in person and some directors attended in person certain meetings held by telephone.

The Executive Committee

The Executive Committee consists of our Executive Chairman, and two Non-Management Directors elected by the Board to serve one-year terms. The current members of the Executive Committee are Mr. McDonnell (Executive Committee Chairman), Mr. Haverty and Mr. Slater. When the Board is not in session, the Executive Committee has all the powers of the Board in all cases in which specific directions have not been given by the Board.

The Audit Committee

The Audit Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Audit Committee are Mr. Druten (Chairman), Ms. Córdova and Mr. McDonnell. The members of the Audit Committee are independent (as defined in the NYSE’s listing standards) and meet the additional independence standards in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In determining independence, the Board of Directors concluded that each member of the Audit Committee has no material relationship with KCS under the standards set forth in the Guidelines. The Guidelines do not limit the number of public company audit committees on which the members of our Audit Committee may serve. However, for any director to simultaneously serve on our Audit Committee and the audit committees of more than three other public companies, the Board must affirmatively determine that such simultaneous service will not impair the director’s ability to effectively serve on our Audit Committee.

The Board has determined that Mr. Druten and Mr. McDonnell are “audit committee financial experts” as that term is defined in applicable securities regulations. The Board determined that Mr. Druten qualifies as an audit committee financial expert based upon his prior experience as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. and previously at Crown Media, Inc., as well as his prior experience as a certified public accountant with Arthur Young & Co. The Board of Directors determined that Mr. McDonnell qualifies as an audit committee financial expert based upon his prior experience as the Chief Executive Officer of DST, his accounting and financial education, his experience actively supervising others performing accounting or auditing functions, and his past and current memberships on audit committees of other public companies.

The Audit Committee is responsible for appointing and pre-approving the fees of our independent registered public accounting firm and pre-approving fees for other non-audit services provided by our independent registered public accounting firm. In addition, the Audit Committee monitors the quality and integrity of our financial reporting process, financial statements and systems of internal controls.

The Board of Directors has adopted a written charter for the Audit Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

The Audit Committee’s report is provided below.

The Finance Committee

The Finance Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Finance Committee are Mr. Druten (Chairman), Ambassador Garza and Mr. McDonnell.

The Finance Committee is responsible for reviewing and approving financial transactions exceeding $25 million, but not exceeding $200 million. The Finance Committee also reviews management’s financing plans and reports and makes recommendations to the Board with respect to matters affecting our financing plan and capital structure.

The Board of Directors has adopted a written charter for the Finance Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee

The Compensation Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Compensation Committee are Mr. Dunn (Chairman), Mr. Davis and Mr. Slater. Each member of the Compensation Committee is independent (as defined in the NYSE’s listing standards), is considered an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is considered a non-employee director under Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for establishing, communicating to management and the Board and periodically updating the Company’s compensation philosophy, objectives, policies, strategies and programs, with the objective of ensuring they provide appropriate motivation for corporate performance and increased stockholder value. The Compensation Committee is solely responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluating and reviewing with our CEO his performance in light of those goals and objectives, and setting our CEO’s compensation level based on that evaluation. In addition, the Compensation Committee reviews and approves the compensation of other members of senior management of KCS based on recommendations from the CEO and Towers Watson, our independent compensation consultant (“Towers Watson” or the “Compensation Consultant”). The Compensation Committee annually reviews and assesses the risks associated with the Company’s compensation practices, policies and programs applicable to employees to determine whether the risks arising from such practices, policies and programs are appropriate or reasonably likely to have a material adverse effect on the Company. See Compensation Discussion and Analysis for additional information on the Compensation Consultant.

The Board of Directors has adopted a written charter for the Compensation Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee’s report is provided below.

Compensation Committee Interlocks and Insider Participation

During 2012:

•	no member of the Compensation Committee was an officer or employee of KCS or was formerly an officer of KCS;

•

no member of the Compensation Committee had any material relationship with KCS other than service on the Board and Board committees and the receipt of compensation for that service, except as described below in “Insider Disclosures — Certain Relationships and Related Transactions”;

•

no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; and

•

no executive officer of KCS served as a member of the compensation committee (or other board committee performing equivalent functions or, if the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of KCS.

The Nominating and Corporate Governance Committee

The Nominating Committee consists of all of our independent (as defined in the NYSE’s listing standards) Non-Management Directors other than Ambassador Garza and are re-elected by the Board annually to serve on this committee. The current members of the Nominating Committee are Mr. Slater (Chairman), Ms. Córdova, Mr. Davis, Mr. Druten, Mr. Dunn, and Mr. McDonnell.

The Nominating Committee recommends to the Board of Directors suitable nominees for election to the Board or to fill newly created directorships or vacancies on the Board. In addition, the Nominating Committee is responsible for ensuring that the Company maintains appropriate corporate governance practices and procedures.

The Nominating Committee generally will consider director nominees recommended by stockholders. Nominees recommended by stockholders in compliance with our Bylaws will be evaluated on the same basis as other nominees considered by the Nominating Committee. Stockholders should see “Stockholder Proposals” below for information relating to the submission by stockholders of nominees and matters for consideration at a meeting of our stockholders.

The Board of Directors has adopted a written charter for the Nominating Committee detailing all of its responsibilities, a copy of which is available in the “Corporate Governance — Governance Documents” section under the “Investors” tab of our website at www.kcsouthern.com.

The Board’s Role in Risk Oversight

The Board of Directors is responsible for overseeing the Company’s enterprise risk management process and program. This includes understanding the Company’s philosophy and strategy towards enterprise risk management and mitigation. The Board reviews the Company’s most significant risks and whether management is responding within the Company’s risk management and mitigation strategies. The Board has delegated to the Audit Committee the primary responsibility for reviewing the Company’s risk assessment and risk management policies. Management periodically reports to the Audit Committee on the Company’s risk identification, assessment and mitigation activities. The Company has an enterprise risk management coordinator who supervises the enterprise risk management process. Furthermore, the Company has given its disclosure committee responsibility to review the comparability of the risk factors disclosed in the Company’s Annual Report on Form 10-K with the Company’s enterprise risk profile. The risk oversight structure has no effect on the Board’s leadership structure.

Risk Considerations in our Compensation Program

In early 2013, the Company engaged Towers Watson to review its compensation program to assess the risks that it could create, as reflected in the Company’s risk management practices and policies. The review covered a number of key facets of the Company’s compensation plans, including their purposes, the types of performance measures used, the number and organizational level of participants, the aggregate amount and maximum individual amounts payable under the plans, the ability of the participants to take actions that could influence the calculation of their awards, the scope of the risks that could be created by actions taken to enhance the amounts payable under the plans, and how the Company’s risk management policies and governance practices are structured to mitigate these risks. As a result of this review, the Company concluded that its compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company or its stockholders.

Director Diversity

The Nominating Committee strives to nominate directors who represent an appropriate mix of backgrounds and experiences to best enhance the functions of the Board. The Nominating Committee considers diversity in the broadest sense, thus including factors such as age, sex, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds (such as operations, finance, accounting and marketing experience and education) when seeking Board nominees. The Nominating Committee does not have a diversity policy in place.

INSIDER DISCLOSURES

Certain Relationships and Related Transactions

A 50% owned affiliate of a wholly-owned subsidiary of DST leases to KCSR the headquarters building occupied by KCS and KCSR, and also leases to KCSR a floor in another building. These leases expire in 2019. Thomas A. McDonnell, one of our Non-Management Directors, was the Chief Executive Officer and a director of DST and Chairman of the Board of Directors of the DST subsidiary. Mr. McDonnell retired as Chief Executive Officer and as a director of DST and the DST subsidiary effective September 2012 and December 31, 2012, respectively. Rent and expenses paid by KCSR under these leases aggregated approximately $4.3 million in 2012. DST’s indirect 50% interest in those lease payments amounted to less than 1% of DST’s consolidated gross revenues in 2012. The aggregate rentals payable under the leases from January 1, 2012 until the end of the lease terms total approximately $21.1 million. Mr. McDonnell did not receive any salary from the DST subsidiary or affiliate, owned no stock in either entity, owned less than 5% of the outstanding common stock of DST, and received no direct financial benefit from these lease payments.

On February 14, 2013, Henry R. Davis, one of our Non-Management directors paid $1,380,901, as instructed by the Company, in disgorgement of stock sale profits as required by Section 16(b) of the Securities Exchange Act of 1934.

Related Person Transaction Policies and Procedures

The Board of Directors is empowered to review, approve and ratify any transactions between KCS and “related persons,” as that term is defined by Item 404 of Regulation S-K. The charter of the Nominating Committee contains procedures for the review of related person transactions and the reporting of such transactions by the Nominating Committee to the full Board of Directors for approval or ratification. These transactions, which include any financial transaction, arrangement or relationship or any series of similar transactions, are reviewed for approval or ratification for any transaction between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year. The Nominating Committee has directed the Corporate Secretary to review on behalf of the Nominating Committee responses to annual director and officer questionnaires to determine whether any related person has, or has had, a direct or indirect material interest in any transaction with the Company or its subsidiaries, other than the receipt of ordinary director or officer compensation in the last fiscal year. The charter of the Audit Committee contains procedures designed to ensure that any related person transactions that are ratified or approved by the Nominating Committee are properly reported by the Company in its financial statements and SEC filings.

The policy outlined in the Nominating Committee Charter provides that the Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Nominating Committee takes into account, among other factors it deems appropriate:

•	the significance of the transaction to the Company;

•	the best interests of the Company’s stockholders;

•	the materiality of the transaction to the related person;

•	whether the transaction is significantly likely to impair any judgments an executive officer or director would make on behalf of the Company;

•	the Company’s Code of Business Conduct and Ethics;

•	whether a related person serves on the Compensation Committee and if so, whether such continued service is appropriate in accordance with the Compensation Committee charter; and

•	whether the terms of the transaction are more favorable to the Company than would be available from an unrelated third party.

NON-MANAGEMENT DIRECTOR COMPENSATION

This section describes the compensation paid to our Non-Management Directors. Michael R. Haverty, our Executive Chairman, and David L. Starling, our President and CEO, each serve on our Board of Directors, but are not paid any compensation for their service on the Board. Their compensation is described in the Summary Compensation Table included in this Proxy Statement.

Director Fees

Non-Management Director Compensation Practices

The Compensation Committee recommends each component of Non-Management Director compensation to the Board. The Compensation Committee seeks to recommend competitive compensation packages that include both cash and stock components. The Board of Directors does not delegate its authority for determining Non-Management Director compensation to any other person.

In recommending Non-Management Director compensation, the Compensation Committee may consider, and determine the weight it will give to, any combination of the following:

•	market competition for directors;

•	securities law and NYSE independence, expertise and qualification requirements;

•	director compensation provided by peer group companies selected by the Compensation Committee with the assistance of the Compensation Consultant;

•	directors’ duties and responsibilities; and

•	director retention.

Non-Management Director Compensation Program

Under the current Non-Management Director compensation program (the “Non-Management Director Compensation Program”), each Non-Management Director receives the following compensation for his or her service as a member of the Board:

Annual Retainers for Board and Committee Membership

Type	Amount
Annual Board retainer	$50,000
Presiding Director additional retainer	$15,000
Audit Committee Chair	$10,000
Compensation Committee Chair	$7,000
Executive Committee Chair	$7,000
Finance Committee Chair	$7,000
Nominating Committee Chair	$7,000
Audit Committee Membership	$5,000

Fees per Meeting Attended

Type	Amount
Board (in person meeting)	$4,000
Board (telephonic meeting)	$3,000
Committee (in person meeting)	$2,000
Committee (telephonic meeting)	$1,500

Non-Management Director Stock Awards

Under the Non-Management Director Compensation Program, each Non-Management Director is awarded a grant of restricted Common Stock under the 2008 Plan on the date of each annual meeting. The grant is for a number of shares equal to $90,000 in value divided by the average closing price of the Company’s stock for the 30 days prior to the grant date. Following the 2012 annual meeting of stockholders, each Non-Management director was awarded 1,230 shares of restricted Common Stock calculated in accordance with the above-described formula, based on an average closing price over the 30 days prior to the grant date of $73.13 per share.

Restricted shares awarded to Non-Management Directors vest upon the earlier of (a) one year from the date of grant or (b) the day prior to the next annual meeting of stockholders. The restricted shares that have not vested are forfeited if there is a termination of affiliation for any reason other than death, disability or change in control of KCS. The restricted shares vest automatically upon termination of affiliation due to death, disability or change in control of KCS.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for Non-Management Directors. The guidelines were revised in 2011. These guidelines provide that each Non-Management Director is required to beneficially own shares of our Common Stock with a fair market value equal to at least five times the base annual retainer for serving as a Board member (currently 5 x $50,000 = $250,000). Restricted stock granted to a Non-Management Director will count toward this requirement. Non-Management Directors must achieve this ownership level within five years from the date of their election to the Board.

Non-Management Director Expense Reimbursement

In addition to compensating the Non-Management Directors as discussed above, we also reimburse the Non-Management Directors for their expenses in attending Board and Committee meetings.

Directors’ Fee Deferral Plans

Non-Management Directors are permitted to defer receipt of directors’ cash fees under an unfunded Directors’ Deferred Fee Plan (which we refer to as the “Deferred Fee Plan”) adopted by the Board of Directors. Earnings on deferred fees and earnings credited to the director’s account are determined by the hypothetical “investment” of deferred fees based on the director’s election among investment options designated by us from time to time for the Deferred Fee Plan. An underlying investment rate determined from time to time by the Board (currently the rate on United States Treasury securities with a maturity of 10 years plus one percentage point, adjusted annually on July 1) is used to credit with interest any part of a director’s account for which a mutual fund has not been designated as the hypothetical “investment.” A director’s account value will be paid after the director ceases to be a director of KCS. Amounts deferred, including related earnings, will be paid either in installments or a lump sum, as elected by the director. Distributions under the Deferred Fee Plan are allowed prior to cessation as a director in certain instances as approved by the Board. The Board may designate a plan administrator, but in the absence of such designation, the Corporate Secretary of KCS will administer the Deferred Fee Plan. There were no balances under the plan as of December 31, 2012. As of January 1, 2013, Ms. Cordova is participating in the Deferred Fee Plan.

In 2011, the Board of Directors adopted the Non-Management Director Deferred Stock Program (the “Deferred Stock Program”). Under the Deferred Stock Program, cash retainers paid each year may be deferred into shares of KCS common stock. Meeting fees are not eligible for the Deferred Stock Program. Directors may defer a percentage or a specific dollar amount into KCS common stock. The number of shares granted under the Deferred Stock Program will be equal to (a) the aggregate value of annual cash retainers elected to be deferred, divided by (b) the fair market value per share on the grant date. The stock is 100% vested, but has no voting rights. Dividend equivalents (if any) will also be credited to the KCS deferred stock account. Directors may elect the date that distribution of the deferred shares occurs. They may also choose to receive payment in either lump sum or installments (up to 5 years). Payment will be accelerated in the event of a change in control of KCS or the director’s death. As of January 1, 2013, Mr. Druten is participating in the Deferred Stock Program.

2012 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2012.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Lu M. Córdova	$88,000	$93,886	$0	$756	$182,642
Henry R. Davis	$84,500	$93,886	$0	$73	$178,459
Robert J. Druten	$104,000	$93,886	$0	$29,656	$227,542
Terrence P. Dunn	$91,500	$93,886	$0	$30,156	$215,542
Antonio O. Garza, Jr.	$75,000	$93,886	$0	$156	$169,042
Thomas A. McDonnell	$114,000	$93,886	$0	$30,108	$237,994
Rodney E. Slater	$91,500	$93,886	$0	$156	$185,542

(1)

This column presents the aggregate grant date fair value of restricted stock awards made in 2012 computed in accordance with FASB ASC Topic 718. The restricted shares were awarded under our 2008 Plan. Each Non-Management Director received a grant of 1,230 restricted shares of Common Stock on the date of the 2012 annual meeting of stockholders, which was May 3, 2012.

As of December 31, 2012, each Non-Management Director held 1,230 unvested restricted shares of Common Stock with a fair value at grant date of $93,886.

(2)

No options were granted to any Non-Management Director in or for 2012. One Non-Management Director has unexercised stock options granted prior to January 2007 when Non-Management Director compensation included stock options as opposed to restricted stock grants.

As of December 31, 2012, each Non-Management Director held the options listed in the table below:

Name	Number of Exercisable Options at 12/31/12	Number of Unexercisable Options at 12/31/12
Lu M. Córdova	0	0
Henry R. Davis	0	0
Robert J. Druten	20,000	0
Terrence P. Dunn	0	0
Antonio O. Garza, Jr.	0	0
Thomas A. McDonnell	0	0
Rodney E. Slater	0	0

(3)	All Other Compensation for the Non-Management Directors consists of:

Name	Group Term Life Premiums	AD&D Premiums	Charitable Matching Gifts(a)	Total
Lu M. Córdova	$138	$18	$600	$756
Henry R. Davis	$55	$18	$0	$73
Robert J. Druten	$138	$18	$29,500	$29,656
Terrence P. Dunn	$138	$18	$30,000	$30,156
Antonio O. Garza, Jr.	$138	$18	$0	$156
Thomas A. McDonnell	$90	$18	$30,000	$30,108
Rodney E. Slater	$138	$18	$0	$156

(a)

We provide a two-for-one Company match of eligible charitable contributions made by our Non-Management Directors. The maximum amount of contributions we will match in any calendar year for any director is $15,000. Of this $15,000 maximum, only half may be contributed to one organization.

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee’s written charter duly adopted by the Board of Directors, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2012.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. We met with the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the registered public accounting firm its independence from management.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

The Audit Committee

Robert J. Druten, Chairman
Lu M. Córdova
Thomas A. McDonnell

This Audit Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Engagement

KPMG LLP (“KPMG”) served as our independent registered public accounting firm for the year ended December 31, 2012. KPMG performed professional services in connection with the audit of our consolidated financial statements we filed with the SEC under the Exchange Act, registration statements we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and private offering documents. KPMG also audited the Company’s internal control over financial reporting as of December 31, 2012 and issued an attestation report.

Independent Registered Public Accounting Firm Fees

The following table presents the total fees for professional audit services and other services rendered by KPMG, the independent registered public accounting firm to KCS, for the years ended December 31, 2012 and 2011 (in thousands).

	Year Ended December 31,
	2012	2011
Audit fees	$2,052.5	$2,099.4
Audit-related fees	73.5	69.5
Tax fees	17.4	29.9

Total	$2,143.4	$2,198.8

Pre-Approval Policy

The Audit Committee must pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements.

The Audit Committee’s pre-approval policies and procedures, as described in its charter, provide that the Audit Committee will approve all fees for audit and non-audit services prior to engagement. The Chair of the Audit Committee is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that such decisions are provided to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by KPMG for 2012.

Selection of KPMG as our Independent Registered Public Accounting Firm for 2013

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2013 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2013.

PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2013 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2013. KPMG served as our independent registered public accounting firm in 2012. We are seeking our stockholders’ ratification of the Audit Committee’s selection of our independent registered public accounting firm even though we are not legally required to do so. If our stockholders ratify the Audit Committee’s selection, the Audit Committee nonetheless may, in its discretion, retain another independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the best interest of KCS and its stockholders. Alternatively, if this proposal is not approved by stockholders, the Audit Committee may re-evaluate its decision. One or more representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity, if desired, to make a statement and are expected to be available to respond to appropriate questions from stockholders. As explained above in “How do we decide whether our stockholders have approved the proposals?” ratification of this proposal requires the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting that are entitled to vote on the Proposal, assuming a quorum is present.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

RATIFICATION OF THE AUDIT COMMITTEE’S

SELECTION OF KPMG LLP

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. The Compensation Committee is comprised solely of Non-Management Directors, each of whom meets the independence requirements of the NYSE, qualifies as an outside director under Section 162(m) of the Code, and is considered a non-employee director under Rule 16b-3 under the Exchange Act.

All references in this Compensation Discussion and Analysis to “Named Executive Officers” or “NEOs” refer to our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Summary Compensation Table below. Except for José Guillermo Zozaya Delano, who serves as the President and Executive Representative of KCSM and is based in Mexico, all of our Named Executive Officers are based in the United States of America (“U.S.”). We sometimes refer herein to these officers as “U.S. Named Executive Officers.”

Executive Summary

2012 Performance

The creation of stockholder value is the most important responsibility of our Board of Directors and executive officers. Our Compensation Committee believes our compensation practices and programs are appropriately designed to motivate our executives to meet this goal and to hold them accountable for all aspects of KCS performance. As our performance improves, so does the compensation of our Named Executive Officers.

In 2012, we recognized record-high volumes and revenues. For the first time, we exceeded 2.1 million carloads/units in a single year. Record-high revenues of $2.2 billion were driven by strong growth in intermodal and automotive traffic. As revenues grew in all of the business units during the year, our management team continued its focus on operating expense control, which resulted in operating expenses as a percentage of revenues of 68%, the lowest annual consolidated operating ratio percentage we have ever achieved.

Throughout 2012, KCS executives managed in a manner that resulted in a stronger, more valuable company for our stockholders. Key aspects of 2012 performance that directly or indirectly impacted executive officer compensation are highlighted below, and described in greater detail in our Annual Report to stockholders:

Performance	Result
Consolidated Revenues	7% increase over 2011 level

Operating income	17% increase over 2011 level

Carloads	5% increase over 2011 level

Operating ratio	Record low consolidated operating ratio of 68%; 2.9 points lower than 2011 level

Year-end closing stock price	23% increase over 2011 closing price; 74% increase over last two calendar years

Overview of Compensation Elements

The KCS executive total compensation program is designed to help us fulfill key objectives under our compensation philosophy, including:

•	Facilitating the attraction and retention of highly-qualified executives;

•	Motivating executives to achieve our operating and strategic goals;

•	Aligning executives’ interests with those of our stockholders; and

•	Delivering executive compensation in a responsible and cost-effective manner.

Our programs also are intended to deliver competitive compensation opportunities for high performance. We measure our programs against a select group of transportation and mature, capital-intensive companies with annual revenues between $1 billion and $5 billion. We target median pay practices, with the ability to earn higher when performance warrants. The programs also incorporate downside risk, so that total delivered compensation will be less than targeted levels if we fall short of our performance and value creation targets.

The primary elements of our 2012 executive officer compensation package are highlighted and described below. The amount and types of elements differ between our U.S. and Mexico executives as a result of custom, traditions, compensation statutes and tax law differences.

Compensation Element	Purpose
Base Salary	Provides a fixed element of pay for an individual’s primary duties and responsibilities

Annual Incentive	Encourages and rewards achievement of specified financial or operating goals on an annual basis

Long-Term Incentives

Aligns executives’ interests with those of investors (via creation of stockholder value); encourages stock ownership, and retention of our executives

2012 grants to NEOs included performance shares, restricted shares and stock options

Perquisites	Provides additional pay elements that are conservative, reasonable and consistent with our pay philosophy, industry practice and applicable law

Benefits	Provides basic life and disability insurance, medical coverage, and retirement income

Key Decisions and Outcomes in 2012

Each year, the Compensation Committee places a particular focus on the goals under our Annual Incentive Plan and our long-term incentive grants, to ensure that they align with shareholder interests. For 2012, the Compensation Committee:

•	Established goals under the Annual Incentive Plan that reflect superior operating performance, as measured by consolidated operating ratio.

•	As a result of exceeding the target goal for consolidated operating ratio, awards under the plan were 200% of target.

•	Established the 2012 Long-Term Incentive Program which provides for three-year performance share awards and time-vested stock options and restricted stock.

•

Determined the number of performance shares earned under the 2011 Long-Term Incentive Program for performance in 2012. As a result of exceeding the 2012 performance goals for this program, 200% of the 2012 target performance share awards under the 2011 Long-Term Incentive Plan were earned.

•

In 2010, the Compensation Committee approved a grant of 40,000 restricted shares of our Common Stock for Mr. Starling, with vesting contingent on the achievement of annual or cumulative earnings per share growth goals. The second year goals were achieved in 2012 and 10,000 shares vested.

•	Approved a base salary increase of 10.96% and 10.0% for the Chief Executive Officer and Chief Financial Officer, respectively, based on performance and market data.

•	Approved base salary increases of 3% for other U.S. Named Executive Officers and 4% for Mr. Zozaya in 2012 based on market data.

•	Approved a base salary increase of 19% for Dave Ebbrecht in connection with his promotion to Executive Vice President and Chief Operating Officer.

Conclusion

We continually review our executive compensation program to assure that it achieves the objectives described above. The Compensation Committee and our management believe that our executive compensation program is designed and implemented in your best interests as stockholders. In light of the Company’s superior financial performance and the continuing success of our compensation program, the Compensation Committee made no significant changes to our compensation principals or philosophy during the year, concluding that it continues to provide a competitive pay-for-performance package that effectively incentivizes executives and retains them for the long term. The Compensation Committee also noted that stockholders expressed strong support for the Company’s executive compensation program at our 2012 Annual Meeting of Stockholders, with over 96% of the stockholders who voted on the say-on-pay proposal voting in favor. Our Compensation Committee believes this evidences our stockholders’ support for our approach to executive compensation. We currently intend to hold an annual advisory vote on the compensation of our named executive officers until the next say-on-pay frequency vote.

Peer Competitive Market Group

In early 2012, the Compensation Consultant assisted the Compensation Committee in identifying the primary competitive market for the purpose of enabling the Compensation Committee to perform a benchmarking analysis of our executives’ base salaries, annual incentive compensation, and long-term incentive compensation. The Compensation Committee relied on the results of this study in setting 2012 compensation. In connection with this analysis and prior benchmarking analyses, we defined our primary United States and Mexico competitive market as transportation and mature, capital-intensive companies with annual revenues of at least $1 billion, but no more than $5 billion that participate in the Compensation Consultant’s Executive Compensation Database. In 2012, with respect to our U.S. Named Executive Officers, this group was comprised of the following companies, all of which had revenues in 2011 between $1 billion and $5 billion:

•A.O. Smith Corp.	•Exterran Holdings, Inc.	•Portland General Electric Co.
•AGL Resources, Inc.	•GATX Corp.	•Ryder System, Inc.
•Alexander & Baldwin, Inc.	•Harsco Corporation	•The Scotts Miracle-Gro Company
•American Water Works Company, Inc.	•Herman Miller Inc.	•Southern Union Co.
•Atmos Energy Corporation	•Hexcel Corp.	•Thomas & Betts Corp.
•Avis Budget Group, Inc.	•HNI Corp.	•The Toro Co.
•Beckman Coulter, Inc.	•IDACORP Inc.	•Trinity Industries, Inc.
•Brady Corp.	•JetBlue Airways Corporation	•Tupperware Brands Corp.
•Brinks Co.	•Kaman Industrial Technologies	•UIL Holdings Corp.
•Carpenter Technology Corp.	•Kennametal Inc.	•UniSource Energy Corp.
•CF Industries Holdings, Inc.	•Magellan Midstream Partners LP	•United States Cellular Corporation
•Covanta Holding Corporation	•Martin Marietta Materials, Inc.	•USG Corporation
•Crown Castle International Corp.	•Media General Inc.	•UTi Worldwide, Inc.
•Dollar Thrifty Automotive Group, Inc.	•NorthWestern Corporation	•Vulcan Materials Company
•Donaldson Co. Inc.	•Pinnacle West Capital	•Warnaco Group, Inc.
•DPL Inc.	•PNM Resources Inc.	•Westar Energy Inc.

With respect to Mr. Zozaya, this group was comprised of the following companies, all of which had revenues in 2011 between $338 million and $2.2 billion:

• AXA Seguros — Corporativo	• Estafeta Mexicana	• Nextel
• Abbott	• Exxon Mobil México	• Nissan Mexicana
• Alcatel — Lucent	• FEMSA	• Novartis
• Alcon Laboratorios	• Federal Express	• Novo Nordisk
• AstraZeneca	• Foods (Sabritas-Gamesa) México	• Nycomed
• Axtel	• Ford Motor Company México	• PBC (PEPSI BEVERAGES COMPANY)
• BBVA Bancomer Corporativo	• GE Corporate	• Pepsico
• BDF	• GRUPO ICA	• Pfizer
• BMW México	• General Motors Total	• Philip Morris
• Banamex Corporativo	• GlaxoSmithKline	• Procter & Gamble
• Baxter	• Gupo Nacional Provincial — Corporativo	• RCI
• Bayer de México	• Grupo Peñafiel	• Renault
• Becton Dickinson	• Grupo Roche	• Robert Bosch México área comercial
• Boehringer Ingelheim	• HSBC Corporativo	• SC Johnson
• Bombardier	• Herdez	• Sandoz
• Bristol Myers Squibb	• International	• Sanofi
• British American Tobacco México	• Janssen Cilag	• Santander Corporativo
• Cablevisión	• José Cuervo	• Scotia Bank Corporativo
• Chrysler México	• Kenworth	• Servicios Alestra
• Colgate Palmolive	• Kraft Foods de México	• TAMSA — TENARIS
• Comercial Mexicana — Corporativo	• Liverpool — Corporativo	• TELMEX
• Cummins	• MARS	• Telefónica Móviles
• DHL Internacional	• Marcatel	• Toyota Motor Sales
• Daimler Vehiculos Comerciales México	• Merck Sharp Dohme de México	• Unilever de México
• Danone de México	• Met Life Corporativo	• Volkswagen
• Eli Lily	• Nestlé México	• YUM
• Ericsson		• Zurich Compañia de Seguros Corporativo

Philosophy

The Compensation Committee compensates the Company’s executive officers, including the Named Executive Officers, based on an executive compensation philosophy consisting of the following elements:

Market competitive positioning

•

Base salary — We seek to provide competitive levels of fixed compensation that reflect our executives’ respective job scopes and responsibilities. The base salary is intended to provide a regular base income for an executive, commensurate with his or her position and to reward the acquisition of critical skills and competencies. On average, we seek to pay executives a base salary that is at about the local country market 50th percentile, subject to incumbent-specific and internal equity/value considerations.

•

Target annual incentive award opportunities — Target annual incentive awards are intended to approximate the market 50th percentile in the U.S. The target award for executives based in Mexico may be above the market median practice in Mexico.

Role of incentive compensation

•

Annual Incentives — The purpose of our annual cash incentive awards is to motivate and reward the achievement of predetermined company financial goals that are based on the needs of the business. Annual incentive program awards for Named Executive Officers are awarded based on achievement of Company performance measures that are designed to provide target awards for year-over-year operational or financial improvement.

•

Long-Term Incentives — Our long-term incentives are designed to reward the achievement of long-term financial goals, align the interests of our executives with those of our stockholders, facilitate executive stock ownership and encourage executive retention.

The Compensation Committee believes our executive compensation program will achieve the following objectives:

•	Facilitate the attraction and retention of highly-qualified executives;

•	Motivate our executives to achieve our operating and strategic goals;

•	Align our executives’ interests with those of our stockholders by rewarding them in accordance with the creation of stockholder value; and

•	Deliver executive compensation in a responsible and cost-effective manner that reflects sound governance principles on the part of the Company and its Board of Directors.

Elements Of Compensation

The primary elements of our 2012 executive officer compensation package are described below. The amount and types of elements differ between our U.S. and Mexico executives as a result of custom, traditions, compensation statutes and tax law differences.

Compensation Element	Purpose	Characteristic
Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are set based on competitiveness versus the external local country market, and internal equity considerations.

Annual Incentive	To encourage and reward the achievement of specified financial goals on an annual basis.	Performance-based cash award opportunity; amount earned is based on actual results relative to pre-determined goals.

Long-Term Incentives
Performance Share Awards	To incentivize management for long-term financial success.	Three-year performance based share awards with pre-determined financial goals.

Restricted Stock	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Service-based long-term incentive opportunity; ultimate award value depends on share price.

Stock Options	To incent and reward the creation of stockholder value.	Service-based long-term incentive opportunity; amounts realized are dependent upon share price appreciation.

Compensation Element	Purpose	Characteristic
Perquisites	To provide a level of perquisites typically provided at U.S. companies against which KCS competes for U.S. executive talent, and to provide perquisites to KCSM’s executives as required by Mexican law.

In the U.S., KCS pays for country club initiation fees (but not membership dues), financial planning services, fees for donor advised funds, and other perquisites as described under “Perquisites” below. For all executives, KCS provides an annual physical exam (provided through KCS’s medical plan). In Mexico, we are required to provide the following perquisites: (1) annual Christmas bonus, (2) vacation and vacation premium payments, (3) food stipend, (4) automotive allocation or leased company car, (5) gasoline coupons, (6) 100% of the executive’s share of social security fees, and (7) a limited reimbursement of expenses for financial planning services.

Benefits	To provide for basic life and disability insurance, medical coverage, and retirement income.

For U.S. employees, KCS matches employee 401(k) contributions up to the lesser of a maximum of 5% of a participant’s eligible compensation or certain statutory limits, and pays a portion of premiums for medical coverage, short-term disability coverage, long-term disability coverage and AD&D coverage. For U.S. and Mexico employees, KCS provides a basic amount of group life insurance coverage. Additionally, KCS provides all U.S. employees with the opportunity to semi-annually purchase a specified number of shares of KCS Common Stock at a discount. For U.S. executives, KCS has an “Executive Plan” that provides a benefit based on an amount equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. In Mexico, KCS matches executives’ contributions into a savings fund up to certain legal limits.

Compensation Element	Purpose	Characteristic
Change in Control Benefits

To provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control.

For U.S. executive officers, cash severance payments following termination or resignation under certain defined circumstances following a change in control, vesting of non-vested equity awards, post-employment health and welfare benefits and, for U.S. executives hired prior to 2007, excise-tax protection and tax gross-ups on severance payments. In Mexico, KCS has agreed to pay cash severance in the event of a termination under certain defined circumstances following a change in control.

Severance Compensation	To assist the Company in attracting and retaining key executive officers.

For U.S. executive officers, KCS provides cash severance payments and health and welfare benefits for a period of time following an involuntary termination of employment. In Mexico, in addition to severance benefits required by Mexico law, KCS has contractually agreed to pay its President and Executive Representative one year’s base salary following an involuntary termination of employment.

Details regarding these elements, as well as other components and considerations of our executive compensation strategy, are set forth below.

Executive Compensation Practices

Our compensation programs are designed to reward employees for producing sustainable growth, to attract and retain world-class talent and to align compensation with the long-term interests of our stockholders.

The table below highlights our current executive compensation practices — both the practices we believe drive performance (left column) and the practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests (right column).

Our Executive Compensation Practices: (What We Do)	Executive Compensation Practices We Have Not Implemented: (What We Don’t Do)
We tie pay to performance. The great majority of executive pay is not guaranteed. We set clear financial goals for corporate performance.	We do not believe any of the Company’s compensation programs create risks that are reasonably likely to pose a material adverse impact to the Company.
We mitigate undue risk, including utilizing caps on potential payments, and robust Board and management processes to identify risk.
We have adopted stringent share ownership guidelines, which all Named Executive Officers meet.	We do not reprice underwater stock options.
Our earned performance share awards do not vest until the end of the three-year cycle.
We provide only modest perquisites that have a sound benefit to the Company’s business.	We do not provide tax gross-ups for perquisites.
We have reasonable post-employment and change in control provisions that apply to executive officers in their employment agreements.	We do not have excise tax gross-ups other than historical provisions contained in employment agreements entered into prior to 2007.
Our equity plans under which awards may be granted generally provide for accelerated vesting of future awards after a change in control only if an employee is also terminated (a double-trigger).
Our Compensation Committee benefits from its utilization of an independent compensation consulting firm.
The Compensation Committee closely monitors any other services provided to the Company by its compensation consulting firm to ensure they are minimal.

Compensation Determination and Implementation

The Compensation Committee uses the benchmark analyses of our peer companies, internal pay equity analyses and other tools in setting the compensation of senior management on an annual basis to confirm that the compensation packages for our Named Executive Officers are in line with the compensation philosophy adopted by the Compensation Committee.

The Compensation Consultant recommends the pay package for our Executive Chairman to the Compensation Committee. Our Executive Chairman and the Compensation Consultant recommend the pay package for our CEO to the Compensation Committee. Pay packages for the other Named Executive Officers are recommended by our CEO, with input and guidance from the Compensation Consultant and the Executive Chairman, to the Compensation Committee. The Compensation Committee, the Executive Chairman and the CEO, with the advice of the Compensation Consultant, consider competitive market data on salaries, target annual incentives and long-term incentives, as well as internal equity and each executive’s individual responsibility, salary grade, experience, and overall performance. The analysis of these factors is qualitative in nature, and the Compensation Committee does not give any specific weighting to any of these factors. The Compensation Committee reserves the right to materially change compensation for situations such as a material change in an executive’s responsibilities. The amount of compensation realized or potentially realizable by our executives does not directly impact the level at which future pay opportunities are set or the programs in which they participate.

The targeted total direct compensation levels for our executives are, generally, at the 50th percentile of observed local country market practices as determined by compensation surveys. Please see the “Compensation Committee Review of our Executive Compensation Program” for disclosure regarding where actual payments fall within targeted compensation levels.

Base Salary

Named Executive Officers are paid a base salary to provide a basic level of regular income for services rendered during the year. The Compensation Committee, taking into account recommendations from the Executive Chairman and the CEO, and advice from the Compensation Consultant, determines the level of base salaries and annual adjustments, if any, for the Named Executive Officers and other senior executives for whom the Compensation Committee has responsibility. Although the Company generally targets the 50th percentile of the peer group for the relevant country in setting base salary levels, actual executive salaries may vary from this targeted 50th percentile positioning as the Compensation Committee considers each Named Executive Officer’s level of responsibility, experience, our performance, and internal equity considerations, as well as the strength of the Named Executive Officer’s individual performance. The Compensation Committee exercises subjective judgment and varies the weightings of these factors with respect to each Named Executive Officer.

In February 2012, the Compensation Committee approved salary increases for all members of the Company’s and KCSM’s senior management, including the Named Executive Officers. Each U.S. Named Executive Officer other than the Chief Executive Officer (discussed in detail below) received a 3.0% base salary increase in accordance with market median salary increases among the Company’s United States’ peer group. Mr. Zozaya received a 4.0% base salary increase in accordance with market median salary increases in Mexico.

Chief Executive Officer Compensation Changes in 2012

In February 2012, the Compensation Committee performed a review of Mr. Starling’s 2011 performance. The Company’s Executive Chairman discussed Mr. Starling’s 2011 performance and achievements with the Compensation Committee and recommended a merit increase in Mr. Starling’s base salary. In recognition of Mr. Starling high level of performance, and taking into consideration comparative salary data for chief executive officers in the Company’s peer group, the Compensation Committee approved a base salary increase of 10.96% for Mr. Starling, resulting in a 2012 base salary of $800,000.

Annual Incentive Awards

In February 2012, the Compensation Committee approved the 2012 Annual Incentive Plan (the “2012 AIP”) for our Named Executive Officers. In order for there to be any payout to our Named Executive Officers under the 2012 AIP, the Company had to achieve a consolidated operating ratio of 70.9% or better.

As with prior AIP models in recent years, each Named Executive Officer was assigned incentive targets at the threshold, target and maximum incentive performance levels that are a percentage of the Named Executive Officer’s 2012 base salary. The target percentage assigned for each performance level depended on the executive’s salary grade and was set such that the amount of the potential payment would maintain the Named Executive Officer’s target total direct compensation at the approximate market 50th percentile level.

Each Named Executive Officer was assigned incentive targets at the threshold, target and maximum incentive performance levels that were a percentage of the Named Executive Officer’s 2012 base salary, as follows:

	Percentage of Base Salary
Named Executive Officer	Threshold Performance Level	Target Performance Level	Maximum Performance Level
Mr. Starling	50%	100%	200%
Mr. Upchurch	30%	60%	120%
Mr. Haverty	37.5%	75%	150%
Mr. Zozaya	30%	60%	120%
Mr. Ebbrecht	30%	60%	120%

Following are the 2012 consolidated operating ratio incentive targets, as well as the percentage payout of the executive’s total incentive target for these metrics:

Performance Level	Consolidated Operating Ratio	Percentage Payout at Total Incentive Target
Threshold	70.9%	50%
Target	70.5%	100%
Maximum	69.5%	200%

For the year ended December 31, 2012, our consolidated operating ratio was 68.0%. As a result of this, the Named Executive Officers each earned a 2012 AIP payout of 200% of the target amount. See the Summary Compensation Table for actual amounts paid.

Each year, the Compensation Committee will determine whether an annual incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals, considering general market practices and its own subjective assessment of the effectiveness of such program in meeting its goals of motivating and rewarding our executives.

Long-Term Incentives

2008 Stock Option and Performance Award Plan (the “2008 Plan”).    The purpose of the 2008 Plan is to allow officers, directors, employees and consultants of KCS and its affiliates to acquire or increase equity ownership in the Company. The 2008 Plan provides for the award of stock options (including incentive stock options), restricted shares, restricted share units, bonus shares, stock appreciation rights (“SARs”), limited stock appreciation rights (“LSARs”), performance units and/or performance shares to officers, directors, employees and consultants. Awards under the 2008 Plan are made at the discretion of the Compensation Committee, which is empowered to determine the terms and conditions of each award. Specific awards may be granted singly or in combination with other awards. The 2008 Plan was approved by the stockholders of the Company on October 7, 2008 and replaced the 1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”), which is no longer being used with respect to the issuance of new awards. The purpose of the 1991 Plan and the types of awards provided for in the 1991 Plan were generally the same as the 2008 Plan. Awards granted under the 1991 Plan continue to be governed by that plan and their respective award agreements until vesting or expiration. The stock options and restricted share awards described in the Non-Management Director Compensation Table and Summary Compensation Table were awarded under the 1991 Plan or the 2008 Plan.

We do not coordinate stock option grants or other equity awards to our executives with the timing of the release of material non-public information. Further, we do not grant stock options at a discounted exercise price.

2012 Executive Long-Term Incentive Program

In the fall of 2011, the Compensation Committee and Company management began to develop the 2012 long-term incentive program (the “2012 LTI Program”). The Compensation Consultant was engaged to assist in the process to help the Compensation Committee develop guiding principles for the new program, and to provide input and design alternatives for the Compensation Committee’s consideration.

The Compensation Consultant utilized the guidelines developed during the creation of the 2011 long-term incentive program (the “2011 LTI Program”) to assist in the development of the 2012 LTI Program. The Compensation Committee agreed that that the 2012 LTI Program should continue to:

•	Drive sustained improvement in our operating performance;

•	Communicate strong performance focus to the external market;

•	Support execution of our long-term business strategy;

•	Provide a balanced program based on performance, share price leverage and employee retention;

•	Maintain flexibility to dovetail with our other talent management tools;

•	Maintain our external competitiveness; and

•	Be simple and transparent.

Consistent with these principles, the Compensation Committee articulated a desire to continue to focus participants on long-term performance. The Compensation Consultant and the management team recommended that the 2012 LTI Program be a three-year program, similar to the 2011 LTI Program, with a large percentage of the value of the awards granted under the plan relying on the performance of the Company or its stock to be earned or have value. The Compensation Consultant and management further proposed that one, three-year performance award be granted and the performance metrics for earning the performance shares awarded under the 2012 LTI Program be determined by setting performance goals for each year of the three-year performance period and determining the average of the results for each year as measured against these performance goals at the end of the three-year performance period. This average is then to be multiplied by the total number of shares awarded to determine the number of performance shares earned. The Compensation Committee determined this was an appropriate manner to determine the shares earned given the stabilization of the economy, the business environment and our improved performance. Further, the Compensation Committee believed this better aligned executives’ long-term incentive compensation with our multi-year business plan as well as with the interests of our stockholders.

In addition to the performance share component of the 2012 LTI Program, the Compensation Committee determined it appropriate to also grant a mix of time-based non-qualified stock options and restricted shares of our stock. The Compensation Committee believed that a high percentage of the award mix should be comprised of performance share awards and non-qualified stock options, each of which will require management to generate positive financial performance or stock appreciation in order to financially benefit from the award grants. The Compensation Committee also concluded that a portion of the award should be comprised of time-based, cliff vesting, restricted stock of the Company for purposes of acting as a management retention tool during the three-year term of the program.

The 2012 LTI Program was approved in February 2012. The mix of awards was as follows:

                2012 Long-Term Incentive Mix

Management may earn between 50% and 200% of the performance share award by meeting or exceeding the performance criteria set for three-year period. The performance criteria for the three year plan were set at the February 2012 meeting of the Compensation Committee. The performance shares vest at the end of the three year period, on the later of (i) February 27, 2015 or (ii) the date the Compensation Committee certifies that the Performance Goals for the three-year Performance Period are (or are not) satisfied.

The restricted stock awarded under the 2012 LTI Program does not vest until February 27, 2015. The non-qualified stock options under the 2012 LTI Program become vested and exercisable in equal installments on February 22, 2013, February 22, 2014 and February 22, 2015, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company’s common stock on the date of grant.

The Compensation Committee determined to use the Company’s return on invested capital (“ROIC”) and consolidated operating ratio (“OR”) as the performance metrics for the performance shares under the 2012 LTI Program, weighted 75% and 25%, respectively. The Compensation Committee believes that ROIC allows it to not only assess the Named Executive Officers’ performance with respect to our earnings, but also allows the Compensation Committee to measure the efficiency of management in managing our capital base and determine the success of management in making long-term capital investment decisions to improve our financial and operating performance. ROIC provides the Compensation Committee a measurement that can hold management accountable for earning a return in excess of our cost of capital.

For this purpose, ROIC is defined as the quotient of the Company’s net operating profit after taxes (“NOPAT”) for the applicable performance period divided by the Company’s invested capital where (i) NOPAT is the sum of the Company’s net income, interest expense, interest on the present value of the Company’s operating leases and debt retirement costs (all preceding items tax effected), with further adjustments to eliminate the after-tax effects of any foreign exchange gains/losses, the foreign exchange impact on our effective tax rate and changes in accounting principles, and (ii) invested capital is the sum of our average equity balance, average debt balance and the present value of our operating leases, with further adjustments to eliminate the average equity impacts of changes in accounting principles.

The Compensation Committee determined to use OR as the other performance metric believing it to be a solid indicator of the Company’s financial performance and profitability. The Compensation Committee recognized that OR is a measure easily monitored by our management employees and is widely monitored by investors. For this purpose, OR is calculated as the Company’s consolidated operating expenses divided by the Company’s consolidated revenues.

Following are the performance levels for the 2012 LTI program*:

Performance Level	Return on Invested Capital (75% weight)	Consolidated Operating Ratio (25% weight)	Percentage Payout at Total Incentive Target
2012
Threshold	9.1%	70.9%	50%
Target	9.5%	70.5%	100%
Maximum	9.9%	69.5%	200%
2013
Threshold	9.5%	70.5%	50%
Target	10.3%	69.0%	100%
Maximum	10.8%	68.5%	200%
2014
Threshold	10.3%	69.0%	50%
Target	11.2%	68.0%	100%
Maximum	11.6%	67.5%	200%

*

These performance levels should not be viewed as predictions or estimates of future performance and the actual achievement of these levels is subject to numerous known and unknown risks and uncertainties including, without limitation, those described under “forward looking statements”, “risk factors” or similar headings in our quarterly and annual reports filed with the SEC. The Compensation Committee establishes these levels solely to help it align pay with performance. The levels are not intended to provide investors or any other party with guidance about our future financial performance or operating results.

For the year ended December 31, 2012, our return on invested capital was 10%. Our consolidated operating ratio was 68.0%, which included a one-time benefit from the elimination of a net deferred liability in 2012. These results will be combined with the results of 2013 and 2014 to determine the average results of the three-year performance period that will be used to determine the number of performance shares earned during such period.

The following awards were granted to the Company’s Named Executive Officers for the 2012 LTI Program:

Name	Number of Target Performance Shares Granted Under the 2012 LTI Program	Number of Non-Incentive Stock Options Granted Under the 2012 LTI Program	Number of Shares of Restricted Stock Granted Under the 2012 LTI Program
David L. Starling	14,461	16,447	7,231
Michael W. Upchurch	4,124	4,690	2,062
Michael R. Haverty	9,330	10,611	4,665
José Guillermo Zozaya Delano	4,124	4,690	2,062
David R. Ebbrecht	2,956	3,362	1,478

2011 Executive Long-Term Incentive Program

As discussed in detail in the Company’s 2012 proxy statement, the Compensation Committee approved the 2011 LTI Program in February 2011. The 2011 LTI Program is comprised of performance shares (50%), restricted stock (30%) and time-based non-qualified stock options (20%). The restricted stock and stock options were all granted in 2011 and appear in 2011 compensation. The restricted stock awarded under the 2011 LTI Program vests on February 28, 2014. The non-qualified stock options under the 2011 LTI Program become vested and exercisable in equal installments on February 23, 2012, February 23, 2013 and February 23, 2014, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company’s common stock on the date of grant.

The performance shares awarded were divided into three equal tranches, with one tranche available for each year of the three-year plan. Management may earn between 50% and 200% of each year’s performance award tranche by meeting or exceeding the performance criteria set for that year. The performance criteria for each tranche in the three year plan are set at the first meeting of the Compensation Committee during each year of the 2011 LTI Program. Accordingly the 2012 tranche is shown as granted in 2012. The potential share awards for each level for the 2012 tranche are set forth in the Grants of Plan-Based Awards table. The shares earned in each tranche, if any, do not vest until the end of the three year period, on the later of (i) February 28, 2014 or (ii) the date the Compensation Committee certifies that the Performance Goals for the 2013 Performance Period are (or are not) satisfied.

The Compensation Committee determined to use the Company’s ROIC and OR as the performance metrics for the 2012 performance share tranche, weighted 75% and 25%, respectively, for the same reasons set forth above under the 2012 LTI Program.

Following are the performance levels for the year ended 2012:

Performance Level	Return on Invested Capital (75% weight)	Consolidated Operating Ratio (25% weight)	Percentage Payout at Total Incentive Target
Threshold	9.1%	70.9%	50%
Target	9.5%	70.5%	100%
Maximum	9.9%	69.5%	200%

For the year ended December 31, 2012, our return on invested capital was 10.0%, and our consolidated operating ratio was 68.0%. As a result of this, the Named Executive Officers each earned a payout of 200% of the first tranche of the award. Based on 2012 performance, the Named Executive Officers earned the following number of performance shares for the 2012 tranche: Mr. Starling — 11,600; Mr. Upchurch — 3,666; Mr. Haverty — 8,334; Mr. Zozaya — 3,666; Mr. Ebbrecht – 2,634. These awards vest at the end of the three-year program as discussed above.

Perquisites

As noted in our Summary Compensation Table, we provide our U.S. Named Executive Officers with certain perquisites consistent with market practice. We do not view perquisites as a significant element of our comprehensive compensation structure for our U.S. Named Executive Officers. For Mr. Zozaya and other executives employed by KCSM, we provide perquisites as required by Mexican law and consistent with Mexican customary practice.

We reimburse financial counseling expense for our Named Executive Officers up to a stated limit. The maximum amount of the annual reimbursement under this program for our Executive Chairman and our CEO is $8,000. The maximum amount of the annual reimbursement under this program for our other Named Executive Officers is $5,000. We also pay for three years’ of the administrative fees charged by the Greater Kansas City Community Foundation (“GKCCF”) related to donor advised funds established by our U.S. executives at the GKCCF. These fees are paid out of funds from the Company’s charitable foundation, which is administered by the GKCCF.

Consistent with applicable law and perquisite practices in Mexico generally, we provide the following perquisites to Mr. Zozaya: (1) annual Christmas bonus equal to 30 days of wages or salary (Mexican law requires an annual Christmas bonus equal to at least 15 days of wages or salary), (2) vacation and vacation premium payments of 50% (Mexican law requires a vacation premium of at least 25%), (3) food stipend (up to a maximum of Ps. 1,968 per month), (4) automotive allocations or use of a leased company car (and maintenance for the leased car), (5) gasoline coupons, (6) 100% payment of the employee’s social security fees and (7) a limited reimbursement of expenses for financial planning services in accordance with the KCS Financial Planning Reimbursement Policy. The annual Christmas bonus is a payment in the amount equal to one month’s salary, prorated based on time with the Company. Executives based in Mexico have a number of vacation days as set forth in their respective employment agreements and a corresponding vacation premium equal to 50% of their earned vacation days, generally paid on or around their annual anniversary date, in accordance with the Company’s payroll policy. In 2012, Mr. Zozaya continued to use a personal vehicle that was purchased in 2011 using funds provided by KCSM in the form of a vehicle bonus to fund a portion of the purchase price of such vehicle. As such, Mr. Zozaya does not currently use a vehicle leased by KCSM, but may do so in a future year.

The Compensation Committee believes these perquisites are conservative, but reasonable and consistent with our overall compensation program, industry practice and applicable law, and better enable the Company to attract and retain high-performing employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. The Compensation Committee does not plan to materially increase the perquisites currently provided, subject to, with respect to Mr. Zozaya, requirements under Mexican law.

Benefits

We provide certain benefit programs that are designed to be competitive within the marketplace from which we recruit our employees. The majority of employee benefits provided to our Named Executive Officers are offered through broad-based plans available to our management employees generally.

KCS 401(k) and Profit Sharing Plan (the “KCS 401(k) Plan”).    The KCS 401(k) Plan is a qualified defined contribution plan. Eligible U.S. employees may elect to make pre-tax or post-tax deferral contributions, called 401(k) contributions, to the KCS 401(k) Plan of up to 75% of eligible compensation subject to certain limits under the Code. We will make matching contributions to the KCS 401(k) Plan equal to 100% of a participant’s 401(k) contributions and up to the lesser of a maximum of 5% of a participant’s eligible compensation or the statutory limit imposed by the Code. Our matching contributions for the KCS 401(k) Plan vest over five years as follows:

•	0% for less than two years of service;

•	20% upon two years of service;

•	40% upon three years of service;

•	60% upon four years of service; and

•	100% upon five years of service.

We may also make, in our discretion, annual profit sharing contributions to the KCS 401(k) Plan in an amount not to exceed the maximum allowable deduction for federal income tax purposes and certain limits under the Code. Only employees who have met certain standards as to hours of service are eligible to receive profit sharing contributions. No minimum contribution is required. Each eligible participant, subject to maximum allocation limitations under the Code, is allocated the same percentage of the total contribution as the participant’s compensation bears to the total compensation of all participants. Profit sharing contributions are 100% vested when made. No profit sharing contributions were made in 2012.

Participants may direct the investment of their accounts in the KCS 401(k) Plan by selecting from one or more of the diversified investment funds available under the KCS 401(k) Plan, including a fund consisting of our Common Stock.

Executive Plan.    In order to provide executives with competitive retirement and savings plans, we maintain a supplemental benefit plan known as the “Executive Plan” for those U.S. executives who are designated by the President, Chief Executive Officer or Compensation Committee as participants in the plan. Our Executive Plan provides a benefit based on an amount equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement (ranging from 145% to 175%) or, for those executives without employment agreements, 145% (see the “Summary Compensation Table — Narrative to Summary Compensation Table”) over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. Payments are generally made annually under this plan and executives receive such payments in one year restricted stock, which may be forfeited in the event of termination of employment prior to the end of the twelve-consecutive-month period beginning on the grant date.

Other Benefits.    For our U.S. employees, we pay a portion of premiums for medical coverage, pay premiums for short-term disability coverage, pay premiums for 50% coverage for long-term disability and pay premiums for AD&D coverage up to 2 1/2 times the annual salary for each employee up to a maximum of $600,000. For U.S. and Mexico executives, we provide a basic amount of group life insurance coverage. Additionally, we provide eligible U.S. employees with the opportunity to purchase KCS Common Stock at a discount under the Kansas City Southern 2009 Employee Stock Purchase Plan, which plan is intended to satisfy Section 423 of the Code.

Benefits Provided for KCSM Executives.    We provide accident, medical and life insurance for our executives based in Mexico. Each of our Named Executive Officers based in Mexico may contribute to a savings fund up to 13% of his base salary up to Ps. 2,559 monthly, the legal maximum. We make a matching contribution to each such Named Executive Officer’s savings fund. In addition, we are required under Mexican law to make certain severance payments to any employee (including a Named Executive Officer) who is terminated without cause. See “Potential Payments Upon Termination of Employment or Change in Control” for a more detailed discussion of these payments.

Pay Mix

The percentage of a Named Executive Officer’s total compensation that is comprised by each of the compensation elements is not specifically determined, but instead is a result of the targeted competitive positioning for each element (i.e., local country market 50th percentile for base salaries, U.S. market 50th percentile for annual incentives, and long-term incentives and below market median for perquisites and benefits, except as may be required by applicable Mexican law). Generally, long-term incentives comprise a significant portion of a Named Executive Officer’s total compensation. This is consistent with the Compensation Committee’s desire to reward long-term performance in a way that is aligned with stockholders’ interests. In 2012, the target pay mix for our Chief Executive Officer, Chairman and all other Named Executive Officers (as an average) was as follows:

CEO	Executive Chairman	All Other NEOs (avg.)

Executive Stock Ownership Guidelines

The Compensation Committee has set stock ownership guidelines for our Named Executive Officers and other members of senior management, which require executives to own a certain number of shares of Company Common Stock based upon a multiple of salary, with the number of shares required for each executive determined by salary grade. The required multiples for our Named Executive officers are as follows:

	Multiple of Salary	Estimated Dollar Value
Chief Executive Officer	5X	$4,000,000
Executive Chairman	4X	$2,334,000
Other Named Executive Officers	3X	$1,133,000	-
		$1,224,000

The Compensation Committee will periodically review the continued appropriateness of the stock ownership guidelines. Executives are given five years from their start date or promotion date to meet the required stock holdings. The Compensation Committee may adjust the treatment of non-compliant executives on a case by case basis. All stock sales by executives who are not in compliance will be reviewed by the Corporate Secretary and approved by the CEO. If executives have not met this stock ownership requirement within five years, then they may be required to retain long-term incentive plan grants and 50% of AIP payouts may be awarded in stock until the executive is compliant.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant (even if not yet vested), performance shares when earned (even if not yet vested), and shares issued and retained on exercise of stock options.

Change in Control Benefits

Purpose.    Various compensation arrangements provide for award and account vesting and separation pay for our Named Executive Officers upon a change in control or the occurrence of certain events after a change in control. Please see the “Potential Payments upon Termination of Employment or Change in Control” for a discussion of why the Compensation Committee believes the current levels of post-employment termination compensation and benefits are appropriate and consistent with our compensation objectives. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•

provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control; and

•	provide an economic incentive to encourage an acquirer to evaluate whether to retain our executives rather than its own.

Please see “Potential Payments upon Termination of Employment or Change in Control” for a detailed discussion of our severance benefits.

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the deduction by publicly held corporations for federal income tax purposes of compensation in excess of $1 million paid to the chief executive officer as of the end of the year and the next three highest compensated Named Executive Officers listed in the Summary Compensation Table, other than the chief financial officer, unless it is “performance-based.” Except as otherwise described in this section, the Compensation Committee intends to qualify compensation expense as performance-based and therefore deductible for federal income tax purposes.

The compensation packages of the Named Executive Officers for 2012 included base salary, annual cash incentives under the 2012 AIP, performance share awards, restricted stock and non-qualified stock options. The highest total base salary was within the $1 million limit. The Company’s Annual Incentive Plan document was approved by stockholders in 2011 and is a performance-based plan under Section 162(m) of the code. Restricted shares with time-based vesting requirements awarded under the provisions of the 1991 Plan or the 2008 Plan do not qualify as performance-based compensation under Section 162(m). The restricted shares awarded to the Named Executive Officers have the potential to result in total compensation in excess of the $1 million limit under Section 162(m). Restricted shares with performance-based vesting requirements, stock options and performance shares awarded under the provisions of the 1991 Plan or 2008 Plan are intended to qualify as performance based compensation under Section 162(m) because the awards are earned based on our performance.

The Compensation Committee will review from time to time the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions it considers are in the best interests of KCS and our stockholders and which may be based on considerations in addition to tax deductibility.

The Compensation Committee periodically reviews projections of the estimated accounting (pro forma expense) and tax impact of material elements of the executive compensation program.

Compensation Committee Review of our Executive Compensation Program

In early 2012, at the direction of the Compensation Committee, the Compensation Consultant performed an executive compensation market analysis to assess the competitiveness of the compensation of the executives of the Company, including the Named Executive Officers. This study is typically conducted every two years and the data and findings are used to inform compensation program decisions going forward until the next study is performed, as well as evaluate actions that have been taken relative to the Company’s market position in compensation. The 2012 study was used to inform decisions regarding 2012 programs and grants.

The results of the most recent analysis were presented to the Compensation Committee in February 2012. The Compensation Consultant analyzed the market competitiveness of the following elements for each of the covered executive positions:

•	Base salary;

•	Target annual incentive award opportunity (award that may be earned for achieving expected annual performance results);

•	Target total cash compensation (salary plus target annual incentive award opportunity);

•	Annualized expected value of long-term incentive grants/awards (estimated value on date of grant); and

•	Target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentive awards).

On a programmatic basis, the Compensation Consultant also assessed the relative market positioning of retirement programs provided to executives including the Named Executive Officers, as well as perquisites.

In performing the study, the Company’s executive positions were initially “matched,” based on the Compensation Consultant’s understanding of the positions’ primary duties and responsibilities, to similar positions in Towers Watson’s 2012 Executive Compensation Data Bank. At the request of the Company, a premium was applied to the market compensation data for certain benchmark survey position matches to reflect the differences between the responsibilities of the Company’s positions and those of the benchmark survey job matches.

As stated above, the Compensation Committee seeks to provide base salaries, target total cash and target total direct compensation that is on average consistent with median market (i.e., comparably-sized transportation and mature capital intensive companies) practices, recognizing internal equity and incumbent-specific considerations such as performance, future potential, and tenure with the Company. Based on the findings of the study described above, the Compensation Committee believes that our targeted executive compensation levels are “competitive” in aggregate, within a +/- 15% of the target market 50th percentile (i.e., 85% to 115% of target market 50th percentile).

The results of this study found that (i) our base salaries are, on average, aligned with approximately local country market 50th percentile levels; (ii) our target total cash compensation levels are on average within a competitive range around the U.S. market median; (iii) our target annual incentive award opportunities, expressed as a percentage of salary, are, on average, aligned with the U.S. market 50th percentile level; and

(iv) our target long-term incentive award opportunities, and resulting target total direct compensation levels, are,

on average, consistent with U.S. market median practices. Results for individual officers varied. For the Named Executive Officers other than Mr. Haverty, for which there was not sufficient data to reach a conclusion, as a group, average competitive positioning for base salary was approximately 90%, and for total direct compensation was approximately 106%, of the target market 50th percentile. The study also found that the Company’s retirement benefits fall within the competitive range, but toward the lower end of this range. The study concluded that perquisites were modest, but consistent with typical current practices.

The conclusion that the Named Executive Officers were being compensated at or near market median given their positions and responsibilities satisfied the Compensation Committee that the ratio of compensation between the CEO and the other Named Executive Officers was acceptable and reasonable, particularly when taking into consideration the differences in responsibilities of each. The policies or decisions relating to the compensation of the CEO are not materially different than the other Named Executive Officers.

Role of Compensation Consultant

For assistance in fulfilling its responsibilities, the Compensation Committee retained the Compensation Consultant to review and independently assess various aspects of our compensation programs, including the compensation of individuals serving as executives of KCSM, and to advise the Compensation Committee in making its executive compensation decisions for 2012. The Compensation Consultant is engaged by and reports directly to the Compensation Committee and has been retained again for 2013. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules, analyzed whether the work performed raised any conflict of interest, and concluded that the Compensation Consultant is independent and that no conflict of interest exists. The Compensation Consultant’s role in 2012 has been to provide market data, including market trend data, to the Compensation Committee, to advise the Compensation Committee regarding the Company’s executive compensation relative to the market data, and to make recommendations to the Compensation Committee regarding compensation structure and components. The Compensation Committee may or may not adopt the Compensation Consultant’s recommendations. Typically, the Compensation Committee considers internal factors, such as individual performance and Company strategy, in addition to the Compensation Consultant’s recommendations.

Specifically, in 2012, the Compensation Consultant:

•	assisted with developing the 2012 LTI Program and grant guidelines;

•	performed the 2012 executive compensation analysis;

•	provided detail regarding current executive compensation trends;

•	reviewed and provided comments to the Compensation Discussion and Analysis included in the 2012 Proxy Statement;

•	reviewed the Company’s Annual Incentive Plan as applied to senior and executive management of the Company;

•	assisted with developing the termination tables included in the 2012 Proxy Statement;

•	reviewed the Company’s compensation programs to assess the risks that they could create, as reflected in the Company’s risk management practices and policies; and

•	assisted with determining appropriate compensation for newly hired and promoted executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has received and discussed with management the disclosures contained in “Compensation Discussion and Analysis” in this Proxy Statement. Based on that review and analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

Terrence P. Dunn, Chairman

Henry R. Davis

Rodney E. Slater

This Compensation Committee Report is not deemed “soliciting material”

and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

SUMMARY COMPENSATION TABLE

The following table and narrative disclose compensation earned in 2012 by the Named Executive Officers. The table shows amounts earned by such persons for all services rendered in all capacities to KCS and its subsidiaries during the past year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
David L. Starling,	2012	$800,000	$0	$1,885,490	$484,364	$1,600,000	$42,049	$4,811,903
President and Chief Executive Officer	2011	$721,000	$0	$750,203	$598,527	$1,247,330	$30,254	$3,347,314
	2010	$612,012	$0	$1,953,467	$328,735	$1,069,556	$29,026	$3,992,796

Michael W. Upchurch,	2012	$407,880	$0	$547,496	$138,121	$489,456	$26,927	$1,609,880
Executive Vice President & Chief Financial Officer	2011	$370,800	$0	$245,893	$189,944	$384,890	$33,776	$1,225,303
	2010	$354,400	$0	$259,201	$218,624	$432,000	$27,968	$1,292,193

Michael R. Haverty,	2012	$583,495	$0	$1,244,951	$312,494	$875,243	$52,183	$3,068,366
Executive Chairman of the Board	2011	$566,500	$0	$592,817	$429,081	$735,034	$52,922	$2,376,354
	2010	$673,014	$0	$967,968	$785,134	$1,205,376	$52,132	$3,683,624

José Guillermo Zozaya Delano,	2012	$377,693	$0	$510,852	$138,121	$453,236	$303,919	$1,783,821
President and Executive Representative of KCSM(4)	2011	$337,717	$0	$212,269	$189,944	$350,550	$299,173	$1,389,653
	2010	$367,648	$0	$230,165	$218,624	$441,178	$334,333	$1,591,948

David R. Ebbrecht,	2012	$362,667	$0	$759,358	$99,011	$456,721	$6,031	$1,683,788
Executive Vice President & Chief Operating Officer(5)

(1)

This column presents the aggregate grant date fair value of stock awards made in 2012, 2011 or 2010, as applicable, computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC. The amount for 2012 reflects (a) the grant date fair value for time vested stock awards and (b) the probable outcome for (i) the second tranche of a three-year performance share award under our 2011 LTI Program, for which performance goals are set each year and (ii) the performance share grant made pursuant to the 2012 LTI Program. See Compensation Discussion and Analysis above for more detail on these awards and the 2011 and 2012 LTI Program and the Grants of Plan-Based Awards table for the value for each grant. The value of the second tranche of 2011 and the 2012 performance shares awards, assuming the highest level of performance achieved, would be, respectively, as follows: Mr. Starling — $610,392 and $1,937,485; Mr. Upchurch — $192,905 and $552,534; Mr. Haverty — $438,535 and $1,250,033; Mr. Zozaya — $192,905 and $552,534; Mr. Ebbrecht — $138,601 and $396,045.

(2)

This column presents the aggregate grant date fair value of option awards made in 2012, 2011 or 2010, as applicable, computed in accordance with FASB ASC topic 718. For additional information, refer to Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC.

(3)	“All Other Compensation” for the Named Executive Officers consists of:

Name		KCS 401(K) Plan Matching Contributions ($)(a)		Group Term Life Insurance Premiums ($)	AD&D Premiums ($)	LTD Premiums ($)	Matching Charitable Gifts ($)(b)	Financial Planning Reimbursement ($)	Other ($)(c)		Total ($)
Starling	2012		$12,500	$1,380	$180	$138	$16,000	$7,530	$4,321		$42,049
	2011		$12,250	$1,380	$168	$138	$14,568	$1,750	$0		$30,254
	2010		$12,250	$1,380	$168	$158	$10,000	$5,000	$70		$29,026

Upchurch	2012		$12,500	$1,380	$180	$276	$11,900	$691	$0		$26,927
	2011		$12,250	$1,380	$168	$178	$19,200	$600	$0		$33,776
	2010		$12,250	$1,380	$168	$264	$13,906	$0	$0		$27,968

Haverty	2012		$12,500	$1,265	$165	$253	$30,000	$8,000	$0		$52,183
	2011		$12,250	$1,380	$168	$178	$30,000	$8,000	$946		$52,922
	2010		$12,250	$1,380	$168	$264	$30,000	$8,000	$70		$52,132

Zozaya	2012	$	N/A	$5,733	$0	$0	$0	$0	$298,186	(d)	$303,919
	2011		N/A	$4,391	$0	$0	$0	$0	$294,782	(d)	$299,173
	2010		N/A	$9,478	$0	$0	$0	$0	$324,855	(d)	$334,333

Ebbrecht	2012		$1,333	$1,380	$180	$138	$0	$3,000	$0		$6,031

(a)	Subject to Internal Revenue Service rules, we match 100% of each employee’s elective 401(k) contributions which do not exceed 5% of his or her compensation. For 2012, the maximum match was $12,500.

(b)

We provide a two-for-one Company match of eligible charitable contributions made by our Named Executive Officers. The maximum amount of contributions we will match in any calendar year for any Named Executive Officer is $15,000. Of this $15,000, only half may be contributed to one organization.

(c)

For U.S. executives, we have historically paid and continue to pay country club initiation fees (with monthly dues paid by the executive). For all executives, we provide an annual physical exam through our medical plan. All employees of the Company, including the Named Executive Officers, are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes. Our Named Executive Officers may use the services of their administrative assistants for limited personal matters. In addition, spouses of certain of our Named Executive Officers accompanied them on private aircraft chartered to transport the Named Executive Officers for business purposes. None of these perquisites results in an aggregate incremental cost to the Company, and thus no value for any of these perquisites is included in the Summary Compensation Table.

(d)	“Other” for Mr. Zozaya consists of the payments set forth in the following table, payment of which is consistent with Mexican law and perquisite practices.

	Christmas Bonus ($)	Vacation Premium ($)	Food Stipends ($)	Auto Maintenance and Gasoline ($)	Leased Vehicles ($)	Vehicle Bonus ($)	Savings Fund ($)	Social Security ($)	Personal Security ($)	Spouse Airfare for Company Events ($)	Total ($)
2012	$31,475	$7,344	$1,747	$2,365	$0	$12,784	$2,264	$996	$236,343	$2,868	$298,186
2011	$28,143	$6,567	$1,559	$1,973	$0	$11,888	$4,049	$1,296	$229,338	$9,969	$294,782
2010	$30,637	$6,127	$1,697	$3,884	$13,502	$17,571	$2,197	$1,157	$242,387	$5,696	$324,855

(4)

All amounts of Mr. Zozaya’s compensation (other than the aggregate grant date fair value for stock and option awards) are paid to Mr. Zozaya in Mexican pesos. The 2012 amounts reported on this table were converted from Mexican pesos at a conversion rate of 13.0101 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de Mexico on December 31, 2012. The 2011 amounts reported on this table were converted from Mexican pesos at a conversion rate of 13.9904 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de Mexico on December 30, 2011. The changes in the conversion rate in 2011 resulted in a decrease in 2011 salary on a U.S. dollar basis. The 2010 amounts reported on this table were converted from Mexican pesos at a conversion rate of 12.3571 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2010.

(5)	This is Mr. Ebbrecht’s first year as a Named Executive Officer.

Narrative to Summary Compensation Table

Employment Agreements.    Each of the Named Executive Officers is a party to an employment agreement.

Pursuant to their respective employment agreements, Messrs. Starling, Upchurch, Haverty, Zozaya and Ebbrecht receive as compensation for their services an annual base salary at the rate approved by the Compensation Committee. We believe that the unique responsibilities, rail and international transportation experience, accountability, leadership and achievements of Mr. Starling as our Company’s Chief Executive Officer is worthy of special consideration in setting his compensation. The salaries for these executive officers shall not be reduced except as agreed to by the parties or as part of a general salary reduction applicable to all officers. Messrs. Starling, Upchurch, Haverty, Zozaya and Ebbrecht are eligible to participate in benefit plans or programs generally available to management employees of the KCSR or KCSM, as applicable. Each of the employment agreements of Messrs. Starling, Upchurch, Haverty and Ebbrecht provides that the value of the respective Named Executive Officer’s annual compensation is fixed at a percentage of base salary for purposes of determining contributions, coverage and benefits under any disability insurance policy and under any cash compensation-based plan provided to the Named Executive Officer as follows: 175% for Mr. Starling; 145% for Mr. Upchurch; 167.67% for Mr. Haverty; and 145% for Mr. Ebbrecht.

For information regarding potential payments to the Named Executive Officers upon termination of employment or change in control, see “Potential Payments Upon Termination of Employment or Change in Control” below.

Indemnification Agreements.    We have entered into indemnification agreements with our KCS officers and directors. Each of our U.S. Named Executive Officers is an officer of KCS. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of KCS. The indemnification agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer was or is a party, is threatened to be made a party or is otherwise involved, or to which the director or officer was or is a party, is threatened to be made a party or is otherwise involved by reason of service in certain capacities. Under the indemnification agreements, if required by the Delaware General Corporation Law, an advancement of expenses incurred will be made upon delivery to us of an undertaking to repay all advanced amounts if it is ultimately determined by final adjudication that the officer or director is not entitled to be indemnified for such expenses. The indemnification agreements allow directors and officers to seek court relief if indemnification or expense advances are not received within specified periods, and obligate us to reimburse them for their expenses in pursuing such relief in good faith.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2012 grants of annual incentive awards, equity incentive plan awards, restricted shares, and stock options.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David L. Starling	N/A		$400,000	$800,000	$1,600,000
	02/22/2012	(2)				2,900	5,800	11,600					$305,196
	02/22/2012	(3)				7,230	14,461	28,922					$968,742
	02/22/2012								7,231	(4)			$484,405
	02/22/2012								1,898	(5)			$127,147
	02/22/2012										16,447	$66.99	$484,364

Michael W. Upchurch	N/A		$122,364	$244,728	$489,456
	02/22/2012	(2)				916	1,833	3,666					$96,452
	02/22/2012	(3)				2,062	4,124	8,248					$276,267
	02/22/2012								2,062	(4)			$138,133
	02/22/2012								547	(5)			$36,644
	02/22/2012										4,690	$66.99	$138,121

Michael R. Haverty	N/A		$218,811	$437,621	$875,243
	02/22/2012	(2)				2,083	4,167	8,334					$219,268
	02/22/2012	(3)				4,665	9,330	18,660					$625,017
	02/22/2012								4,665	(4)			$312,508
	02/22/2012								1,316	(5)			$88,159
	02/22/2012										10,611	$66.99	$312,494

José Guillermo Zozaya Delano(7)	N/A		$113,307	$226,614	$453,228
	02/22/2012	(2)				916	1,833	3,666					$96,452
	02/22/2012	(3)				2,062	4,124	8,248					$276,267
	02/22/2012								2,062	(4)			$138,133
	02/22/2012										4,690	$66.99	$138,121

David R. Ebbrecht	N/A		$114,180	$228,361	$456,721
	02/22/2012	(2)				658	1,317	2,634					$69,301
	02/22/2012	(3)				1,478	2,956	5,912					$198,022
	02/22/2012								1,478	(4)			$99,011
	02/22/2012								384	(5)			$25,724
	02/22/2012										3,362	$66.99	$99,011
	08/07/2012								5,.000	(8)			$367,300

(1)

The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2012 AIP. Actual amounts paid for 2012 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)

These amounts represent the threshold, target and maximum amounts that could have been earned for the 2012 tranche of performance share awards made under our 2011 LTI Program. The 2012 tranche was the second of a three-year performance share award with performance goals set at the beginning of each year. See Compensation Discussion and Analysis for additional details of the 2011 LTI Program, including the performance goals, three-year award totals and the actual amount earned for 2012 for each Named Executive Officer. The amounts in the grant date fair value column represent the probable outcome of the 2012 performance goals.

(3)

These amounts represent the threshold, target and maximum amounts that could have been earned for the performance share awards made under our 2012 LTI Program. See Compensation Discussion and Analysis for additional details of the 2012 LTI Program, including the performance goals. The amounts in the grant date fair value column represent the probable outcome of the performance goals for the 2012 LTI Program.

(4)

This amount reflects restricted stock awards granted under the 2008 Plan pursuant to our 2012 LTI Program. The shares vest in full three years after the grant date. Mr. Starling’s and Mr. Haverty’s shares become non-forfeitable in three annual installments beginning one year from the grant date due to the fact that each executive meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions in accordance with the vesting schedule above.

(5)

This amount reflects restricted stock awards granted under the 2008 Plan pursuant to our Executive Plan. The shares vest in full one year after the grant date. Mr. Starling’s and Mr. Haverty’s shares become non-forfeitable on the grant date due to the fact that each executive meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions in accordance with the vesting schedule above.

(6)

The amounts in this column reflect non-qualified stock options granted under the 2008 Plan pursuant to our 2012 LTI Program. The options vest in equal 1/3 amounts on the first, second and third anniversary of the grant date.

(7)

Mr. Zozaya is paid in Mexican pesos. His threshold, target and maximum non-equity incentive plan award amounts were converted from Mexican pesos at a conversion rate of 13.0101 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de Mexico on December 31, 2012.

(8)	These shares were received upon Mr. Ebbrecht’s promotion to Chief Operating Officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding stock options, unvested stock awards and unearned stock awards held by them as of December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares of Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David L. Starling							40,522	$3,382,777
	—	3,880	$51.55	07/29/18
	20,600	—	$35.41	02/29/20
	7,300	14,600	$52.62	02/22/21
	—	16,447	$66.99	02/21/22
					47,058	$3,928,402
Michael W. Upchurch							11,914	$994,581
	—	2,500	$39.53	03/27/18
	—	4,633	$52.62	02/22/21
	—	4,690	$66.99	02/21/22
					28,348	$2,366,491
Michael R. Haverty							26,994	$2,253,459
	13,689	—	$14.53	02/08/14
	49,200	—	$35.41	02/29/20
	5,234	10,466	$52.62	02/22/21
	—	10,611	$66.99	02/21/22
					16,040	$1,339,019
José Guillermo Zozaya Delano							11,914	$994,581
	13,700	—	$35.41	02/29/20
	2,317	4,633	$52.62	02/22/21
	—	4,690	$66.99	02/21/22
					7,801	$651,227
David R. Ebbrecht							8,546	$713,420
	—	3,320	$52.62	02/22/21
	—	3,362	$66.99	02/21/22
					27,983	$2,336,021

(1)

The vesting dates of the options listed in these columns are shown in the following table, and are subject to acceleration on a change of control or upon the retirement, death or disability of a Named Executive Officer.

Name	Number of Securities (#)	Exercisable Date
Starling	6,867	11/19/2010
	6,867	12/08/2010
	6,866	01/07/2011
	7,300	02/23/2012
	7,300	02/23/2013
	3,880	07/30/2013
	7,300	02/23/2014
	5,483	02/22/2013
	5,482	02/22/2014
	5,482	02/22/2015
Upchurch	2,317	02/23/2013
	2,500	03/28/2013
	2,316	02/23/2014
	1,564	02/22/2013
	1,563	02/22/2014
	1,563	02/22/2015
Haverty	13,689	02/09/2004
	16,400	11/19/2010
	16,400	12/08/2010
	16,400	01/07/2011
	5,234	02/23/2012
	5,233	02/23/2013
	5,233	02/23/2014
	3,537	02/22/2013
	3,537	02/22/2014
	3,537	02/22/2015
Zozaya	4,567	11/19/2010
	4,567	12/08/2010
	4,566	01/07/2011
	2,317	02/23/2012
	2,317	02/23/2013
	2,316	02/23/2014
	1,564	02/22/2013
	1,563	02/22/2014
	1,563	02/22/2015
Ebbrecht	1,660	02/23/2013
	1,660	02/23/2014
	1,121	02/22/2013
	1,121	02/22/2014
	1,120	02/22/2015

(2)	The vesting dates of the restricted shares listed in this column are shown in the following table.

Name	Number of Securities (#)	Vesting Date
Starling	4,000	07/31/2013(b)
	20,000	(a)
	4,633	02/28/2014(b)
	7,231	02/27/2015(b)
Upchurch	547	02/28/2013
	20,000	03/29/2013
	2,200	02/28/2014
	2,062	02/27/2015
Haverty	3,333	02/28/2014(b)
	4,665	02/27/2015(b)
Zozaya	2,200	02/28/2014
	2,062	02/27/2015
Ebbrecht	384	02/28/2013
	3,500	03/29/2013
	1,580	02/28/2014
	3,500	08/29/2014
	1,478	02/27/2015
	10,000	02/29/2016
	5,000	08/31/2017

(a)	These shares vest in tranches contingent on the satisfaction of certain performance goals as described above in Compensation Discussion and Analysis — Long Term Incentives.

(b)

These shares become non-forfeitable in equal annual installments beginning one year from the grant date due to the fact that this executive meets the retirement criteria under the 2008 Plan; however, the shares remain subject to sale and transfer restrictions in accordance with the vesting schedule above.

(3)

The amounts in these columns were calculated by multiplying the closing price of our Common Stock on the NYSE on December 31, 2012, the last trading day in 2012, which was $83.48, by the number of shares of stock that have not vested.

(4)

The amounts in this column reflect the maximum performance shares for (a) the second tranche of a three-year award granted to the executive pursuant to the 2011 LTI Program and (b) the performance shares granted pursuant to the 2012 LTI Program, in each case which may be earned upon certification by the Compensation Committee of achievement of pre-determined performance goals for the performance period ending December 21, 2012. See Compensation Discussion and Analysis for more information on both the 2011 and 2012 LTI Programs. Actual amounts earned may be more or less than reflected depending on whether such performance shares are earned at the threshold, target or maximum level. If earned, these shares will vest on the later of (a) February 28, 2014 for the 2011 LTI Program or February 27, 2015 for the 2012 LTI Program, or (b) the date the Compensation Committee certifies the achievement of the related performance targets. Performance shares that are not earned within the applicable performance period are forfeited.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Named Executive Officers regarding stock option exercises and vesting of stock awards during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
David L. Starling	—	—	18,215	(2)	$1,321,040
Michael W. Upchurch	6,883	$237,028	639		$44,462
Michael R. Haverty	111,411	$7,041,946	2,983	(3)	$207,557
José Guillermo Zozaya Delano	—	—	—		—
David R. Ebbrecht	5,460	$181,918	1,258		$89,762

(1)

The amounts in these columns were calculated by multiplying the number of shares of stock by the fair market value of our Common Stock on the NYSE on the exercise/vesting date, or if the market was not open on such date, the fair market value of our Common Stock on the NYSE on the next preceding trading date and for options subtracting the exercise price multiplied by the number of shares. For awards granted prior to November 1, 2008, the fair market value was calculated by averaging the high and low stock price. For awards granted after November 1, 2008, the fair market value equaled the closing price.

(2)	8,215 of these shares became non-forfeitable due to the fact that Mr. Starling meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions.

(3)	2,983 of these shares became non-forfeitable due to the fact that Mr. Haverty meets the retirement criteria under the 2008 Plan; however, the shares remain subject to sale and transfer restrictions.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As described above in the section titled “Narrative to the Summary Compensation Table,” each of our Named Executive Officers is a party to an employment agreement. Each agreement provides certain benefits in the event of the termination of the U.S. Named Executive Officer’s employment without cause or after a change in control. The agreements do not provide for any benefits in the event of the termination of employment resulting from death, disability or retirement. We believe that providing certain severance protections in the event of a change in control plays an important role in attracting and retaining key executive officers. The Compensation Committee believes the severance benefits are an appropriate and necessary component of each Named Executive Officer’s compensation package.

The severance benefits described below are required to be provided pursuant to the terms of employment agreements with our Named Executive Officers. These agreements may only be amended with the consent of the U.S. Named Executive Officer.

Severance Benefits Other than After a Change in Control

U.S. Named Executive Officers.    Each of Messrs. Starling’s, Upchurch’s, Haverty’s and Ebbrecht’s employment agreement provides that in the event of termination of employment without cause for any reason other than a change in control, death, disability or retirement, such Named Executive Officer will receive one year of salary, payable in a lump sum with respect to Mr. Haverty, and in equal installments over a 12-month period with respect to Messrs. Ebbrecht, Upchurch and Starling, at the rate in effect immediately prior to the termination of his employment. Additionally, Mr. Haverty will receive reimbursement of health and life insurance costs for fifteen months and Messrs. Starling, Upchurch and Ebbrecht will receive reimbursement of health and life insurance costs for twelve months. Executives will also remain eligible, in the year in which a termination of employment without cause for any reason other than a change in control, death, disability or retirement occurs to receive benefits under any other compensatory or benefit plan in which such U.S. Named Executive Officer participates, if such plans are then in existence and the U.S. Named Executive Officer was entitled to participate immediately prior to termination in accordance with the applicable provisions of such plans, but only to the extent the U.S. Named Executive Officer meets all the requirements of any such plan for the plan year at the time of termination. After termination of employment without cause for any reason other than a change in control, death, disability or retirement, the U.S. Named Executive Officer would not be entitled to accrue or receive benefits under any other employee benefit plan under the current provisions of such plans.

As part of his employment agreement, each of Messrs. Starling, Upchurch, Haverty and Ebbrecht has agreed not to use or disclose any trade secrets of the Company or any of its affiliates, as applicable, after any termination of his employment. Severance payments are conditioned upon the U.S. Named Executive Officer’s waiver of any claims against the Company upon termination. In addition, each U.S. Named Executive Officer has agreed not to compete with the business of the Company in the geographic area in which the Company operates for a period of one year following the date of termination (other than in the event of a change in control, with respect to Messrs. Haverty and Ebbrecht). They have also agreed for a period of one year following the date of termination (other than in the event of a change in control with respect to Messrs. Haverty and Ebbrecht) not to (i) divert business from the Company, (ii) accept any business of any customer or prospective customer of the Company with whom the U.S. Named Executive Officer had any contact or association or who was under the U.S. Named Executive Officer’s supervision, or the identity of whom was learned by the U.S. Named Executive Officer as a result of his employment with the Company, whether or not solicited by the U.S. Named Executive Officer or (iii) induce, solicit or cause any employee of the Company to leave the employ of the Company.

None of the U.S. Named Executive Officers is eligible to receive payments or benefits upon a voluntary termination of employment or a termination of employment for cause.

Mr. Zozaya.    For 2012, Mr. Zozaya is the only Named Executive Officer employed in Mexico. We are required under Mexican law to provide certain termination benefits to all employees employed in Mexico, including any Named Executive Officers. We have provided additional termination benefits to Mr. Zozaya, as described below, in order to remain competitive with benefits offered in the local country market, as well as to facilitate our retention and recruitment efforts.

Upon a termination of employment without cause, Mr. Zozaya is entitled under Mexican law to a severance payment equal to a minimum of ninety days’ integrated salary (consisting of base salary plus benefits), plus an additional payment equal to twenty days’ integrated salary for each year of service with KCSM. In addition and as required by Mexico law, as of December 31, 2012, Mr. Zozaya would be eligible to receive a seniority premium equal to Ps. 1,495.92 per year for each year of service for KCSM (which if converted at a conversion rate of 13.0101 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2012, would equal $114.98 per year). Mr. Zozaya is also entitled to a payment equal to one year’s base salary upon the termination of his employment, as well as other termination benefits provided pursuant to the terms of his employment agreement with KCSM.

If Mr. Zozaya’s employment with KCSM is terminated, whether or not the termination was for cause, he would receive a payment equal to the value of any earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance. The Christmas bonus is paid on a pro rata calendar year basis, while the vacation premium is paid on an annual pro rata basis that commences on each anniversary of the employee’s seniority date. Because the food stipend is paid to Mr. Zozaya on a monthly basis, he is only eligible to receive a pro rata payment of the amount earned but not paid in the month of termination. Finally, Mr. Zozaya would receive a payment equal to the account balance of his savings plan, including all amounts contributed to the plan by the Company.

Mr. Zozaya is not eligible to receive payments upon a voluntary termination of employment or a termination of employment for cause, other than the payment of the earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance, as each is described in the immediately preceding paragraph.

Severance Benefits Following a Change in Control

Summary of Benefits.    In the event of a termination of employment by the Company without “cause” in the case of our U.S. Named Executives Officers, or without “just cause” in the case of Mr. Zozaya, or a resignation by a U.S. Named Executive Officer for “good reason” (as defined below), or a resignation for “unjust causes” in the case of Mr. Zozaya, within a three year period after a change in control with respect to Mr. Haverty, and within a two-year period after a change in control with respect to Messrs. Starling, Upchurch, Ebbrecht and Zozaya, the executives receive the following benefits pursuant to the terms of their respective employment agreements:

Cash Severance (paid in a lump sum, less any amounts paid over 12 months as described above for a termination without cause)	•Starling: Salary x 2 x 1.75
•Upchurch: Salary x 2 x 1.60
•Haverty: Salary x 3 x 1.6767
•Zozaya: Salary x 2 x 1.00 (subject to adjustment as described below)
•Ebbrecht: Salary x 2 x 1.60
Unvested Equity Awards	•Become immediately vested, generally upon occurrence of a change in control.
Health and Welfare Benefits

•Medical, prescription and dental continue for 3 years at the cost of the Company for Mr. Haverty, and for one year for Messrs. Starling, Upchurch and Ebbrecht at the rate that would be charged to an active employee with similar coverage. Mr. Haverty may continue medical and prescription coverage following the attainment of age 60, at the cost of the executive, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company immediately prior to the change in control.

Excise-Tax Protection and Tax Gross-Up

•Mr. Haverty is eligible to receive payment for excise taxes incurred as a result of any excess parachute payments, as well as a tax gross-up for income taxes payable as a result of the excise tax reimbursement.

Although the employment agreement of Mr. Haverty contains the excise tax protection and tax gross-up provisions described above, the Compensation Committee directed in 2006 that, going forward, no new employment agreements contain such provisions. The employment agreement of Mr. Haverty predated this decision. In addition, the health and welfare benefits contained in the Company’s U.S. executive employment agreements has been modified to limit this benefit to one year of medical and dental coverage paid for by the Company following a change in control.

If any dispute should arise under the employment agreement of Mr. Haverty after the control change date involving an effort by him to protect, enforce or secure rights or benefits claimed by him, KCSR shall pay promptly upon demand all reasonable expenses incurred by Mr. Haverty (including attorneys’ fees) in connection with the dispute, without regard to whether Mr. Haverty prevails in the dispute, except that Mr. Haverty shall repay KCSR any amounts so received if a court having jurisdiction makes a final, nonappealable determination that he acted frivolously or in bad faith by the dispute.

Termination Provisions of Employment Agreements of U.S. Named Executive Officers

Definition of “cause” and “good reason.”    The employment agreements of Messrs. Starling, Upchurch, Haverty and Ebbrecht generally define “cause” in the context of a termination of employment prior to a change in control to include:

•	breach of the executive’s employment agreement by the executive;

•	dishonesty involving the Company;

•	gross negligence or willful misconduct in the performance of his duties;

•	failure to substantially perform his duties and responsibilities, including willful failure to follow reasonable instructions of the Board, President or other officer to whom he reports;

•	breach of an express employment policy;

•	fraud or criminal activity;

•	embezzlement or misappropriation; or

•	breach of fiduciary duty to the Company.

The employment agreements of the U.S. Named Executive Officers generally define “cause” in the context of a termination of employment after a change in control to mean commission of a felony or a willful breach of duty, but excluding:

•	bad judgment or negligence;

•	an act or omission believed by the executive in good faith to be in or not opposed to the interest of the Company, without intent to gain a profit to which he is not entitled;

•	an act or omission with respect to which a determination could be made by the Board that the executive met the standard of conduct entitling him to indemnification by the Company; or

•	an act or omission occurring more than 12 months before the date on which any member of the Board knew or should have known about it.

The employment agreements of the U.S. Named Executive Officers generally define “good reason” in the context of a resignation by the executive after a change in control to include:

•	assignment to the executive of duties inconsistent with his position, authority or duties that result in a diminution or other material adverse change in his position, authority or duties;

•	for Mr. Haverty, a failure by the Company to comply with the change in control provisions in the agreement;

•	requiring the executive to be based more than 40 miles away from the location where he was previously employed;

•	for Mr. Haverty, any other material adverse change in the executive’s terms and conditions of employment;

•	for Mr. Haverty, any termination by the Company of executive’s employment other than as expressly permitted in the agreement;

•	for Messrs. Starling, Upchurch and Ebbrecht, a material diminution in compensation; or

•	for Messrs. Starling Upchurch and Ebbrecht, any other action or inaction by the Company that constitutes a material breach of the agreement.

Triggering Events.    Mr. Haverty’s employment agreement generally provides that the following events (which we refer to as “triggering events”) constitute a “change in control”:

•	for any reason at any time less than 75% of the members of our Board shall be incumbent directors, as described in the agreement; or

•

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than as shall have become after September 18, 1997, according to a public announcement or filing, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCS or KCSR representing 30% (or, with respect to certain payments to be made to the Named Executive Officer under his or her employment agreement, 40%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of our or KCSR’s then outstanding voting securities; or

•

the stockholders of KCS or KCSR shall have approved a merger, consolidation or dissolution of KCS or KCSR or a sale, lease, exchange or disposition of all or substantially all of our or KCSR’s assets, if persons who were the beneficial owners of the combined voting power of our or KCSR’s voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of any corporation or other entity resulting from any such transaction.

Messrs. Starling’s, Upchurch’s and Ebbrecht’s employment agreements generally provide that the following events (which we also refer to as “triggering events”) constitute a “change in control”:

•

a majority of the members of the Company’s Board is replaced during any twelve (12) month period with directors whose appointment or election was not endorsed by a majority of the members of the Company’s Board, in office immediately prior to the date of such appointment or election; or

•

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group of ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

•	any person or group has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

•

any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

Termination Provisions of Mr. Zozaya’s Employment Agreement

Summary of Benefits.    Mr. Zozaya entered into an amendment to his employment agreement in May 2009. Pursuant to the terms of this amendment, in the event of a termination of employment by KCSM without “just cause” or a resignation by Mr. Zozaya for “unjust cause” (as defined below) within a two year period after a “change in shareholder control” (as defined below), (a) Mr. Zozaya will be eligible to receive, in addition to any other severance benefits for which he is eligible under Mexican law, a lump sum payment equal to the product of (i) the rate of his annual base salary as of the date of termination, multiplied by (ii) two, and less (iii) the aggregate amount of other severance payments for which he is eligible under Mexican law, (b) any unvested or unexercisable equity awards shall become immediately vested or exercisable, as applicable, and (c) if applicable,

Mr. Zozaya will have the opportunity to purchase the executive vehicle assigned to him at the time, in accordance with KCSM’s vehicle policy. In addition, KCSM will transfer the right to Mr. Zozaya to use the telephone number corresponding to the cellular telephone assigned to him by KCSM.

In addition to the above, if Mr. Zozaya’s employment with KCSM is terminated, whether or not the termination was for cause, he would receive a payment equal to the value of any earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance as described above in the description of his severance benefits other than after a change in control.

Definition of “just cause” and “with cause.”    The employment agreement of Mr. Zozaya generally defines “just cause” or “with cause” in the context of a termination of employment following a change in shareholder control to include the rescission of employment by KCSM without liability to KCSM as provided for by the Federal Labor Law of Mexico, including termination for the commission of any criminal offense or the failure of the executive to comply with his obligations while performing his duties.

Definition of “unjust cause” or “without just cause.”    The employment agreement of Mr. Zozaya generally defines “unjust cause” or “without just cause” in the context of a resignation by him following a change in shareholder control to include any of the following events:

•	a significant reduction or other significant negative change in the responsibilities, powers or duties of the executive;

•	a reduction of the remunerations of the executive;

•

KCSM requiring the executive to perform his regular duties from any office or site located more than sixty (60) kilometers from the place where he had performed his duties prior to receiving such order; or

•	any other action or omission on the part of KCSM that would constitute a breach of the executive’s employment agreement or a violation of the Federal Labor Law of Mexico.

Triggering Events.    Mr. Zozaya’s employment agreement generally provides that the following events (which we refer to as “triggering events”) constitute a “change in shareholder control:”

•

the majority of the members of the KCS Board of Directors are replaced during any twelve (12) month period with directors whose election or appointment was not submitted or resolved by the majority of the members of the KCS Board of Directors serving immediately prior to such election or appointment; or

•

any person or group of persons has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group of ownership of stock of KCS possessing 30% or more of the total voting power of the outstanding stock of KCS; or

•	any person or group has acquired ownership of stock of KCS that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of KCS; or

•

any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group assets of KCS that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of KCS immediately before such acquisition; or

•

any individual person or legal entity or any group of persons other than KCS or its affiliates, subsidiaries, or related entities (the “KCS Group”), directly or indirectly acquires ownership of more than 50% of the outstanding stock of KCSM; or

•

any individual person or legal entity or any group of persons other than the KCS Group acquires KCSM assets representing a gross fair market value of more than 51% of the total gross fair market price for all KCSM assets immediately prior to such acquisition; or

•

the majority of the members of the KCSM Board of Directors is replaced with board members whose appointment or election has not been approved by the entities of the KCS Group that are stockholders in KCSM.

Double-Trigger Severance Benefits

Severance benefits under the employment agreements for our Named Executive Officers do not become due only upon a change in control. For Mr. Haverty, severance benefits are payable upon a termination of employment without cause after a change of control, or a resignation for good reason within a three-year period after a change in control. For Messrs. Starling, Upchurch, Ebbrecht and Zozaya severance benefits are payable upon a termination of employment without cause or a resignation for good reason within a two-year period after a change in control. Requiring that a termination of employment without cause or a resignation for good reason after a change in control before certain compensation and benefits are available is called a “double trigger.” We believe a double trigger for severance benefits is in the best interest of our stockholders because it:

•	encourages executives to help transition through a change in control;

•

mitigates any potential disincentive for the executives when they are evaluating and/or implementing a potential change in control, particularly when the acquiring company may not require the services of our executives; and

•	protects executives from termination of employment without cause or an adverse change in position following a change in control.

Reasonableness of Change in Control Severance Payments

The post-employment termination compensation and benefits described above are required under the terms of employment agreements with the Named Executive Officers and, with respect to Mr. Zozaya, applicable Mexican law. These benefits may be amended only with the consent of the executive, or not at all in the case of benefits required under Mexican law, and in all events cannot be changed unilaterally. In 2013, the Compensation Committee asked the Compensation Consultant to perform a competitive analysis of the Company’s employment agreements with respect to the reasonableness of the change in control severance payments thereunder. The Compensation Consultant advised that the potential financial impact of change in control severance arrangements in the general marketplace was approximately 1-3% of the transaction value. Based on the results of this information and the analysis performed by the Compensation Consultant, which were presented to the Compensation Committee in February 2013, the Compensation Committee determined that the benefits included and amounts paid under these agreements, including amounts paid upon a change of control of the Company, were reasonable and not in excess of predominant market practices and were consistent with the compensation philosophy adopted by the Compensation Committee.

Other Compensatory Plans that Provide Benefits on Retirement or Termination of Employment

Described below are the portions of our compensation plans in which the accounts of Named Executive Officers become vested as a result of (a) their retirement, death, disability or termination of employment, (b) a change in control of us, or (c) a change in the Named Executive Officer’s responsibilities following a change in control.

KCS 401(k) Plan.    Participants, including our U.S. Named Executive Officers, are fully vested in their accounts under the KCS 401(k) Plan, other than their matching contributions. Subject to certain exceptions, Company matching contributions vest as follows: 20% vesting after 2 years of service, 40% after 3 years of service, 60% after 4 years of service and 100% after 5 years of service. Vesting is accelerated in the case of retirement at age 65, death or disability or upon a change in control of us (as defined in the KCS 401(k) Plan).

Distribution of benefits under the KCS 401(k) Plan will be made in connection with a participant’s death, disability, retirement or other termination of employment. Subject to certain restrictions, a participant may elect whether payment of his or her benefits will be in a lump sum or installments. Benefits are normally paid in cash. However, to the extent a participant’s accounts are invested in whole shares of our Common Stock, the participant may elect to receive distributions of benefits under the KCS 401(k) Plan in cash, whole shares of our Common Stock, or in a combination of cash and whole shares of our Common Stock.

2008 Plan.    Subject to the terms of the specific award agreements, under the 2008 Plan, the termination of affiliation of a grantee of an award by reason of death, Disability, Retirement or on account of a Change of Control (as such terms are defined in the 2008 Plan) may accelerate the ability to exercise an award.

Death or Change of Control

Upon the death, or upon the termination of affiliation on account of a Change of Control, of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee’s personal representative or other transferee upon death may exercise such options or SARs up to the earlier of the expiration of the option or SAR term, one year after the death of the grantee, or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will become nonforfeitable in the amount that would be earned for such performance period if the performance goals for such performance period were met at target, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Disability or Retirement

Upon the termination of affiliation by reason of Disability or Retirement of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable in a number determined by multiplying the total number of restricted shares and restricted share units by a fraction, the numerator of which is the number of 12-month periods of employment commencing on the grant date that have been completed by the grantee, and the denominator of which is the total number of 12-month periods in the period of restriction,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee or the grantee’s legal representative (or the grantee’s transferee upon the death of the grantee) may exercise such options or SARs up to the earliest of the expiration of the option or SAR term, one year following the grantee’s termination of affiliation by reason of Disability, five years following the grantee’s termination of affiliation by reason of Retirement or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Other Termination of Affiliation

Upon the termination of affiliation of a grantee of an award under the 2008 Plan for any reason other than death, Disability, Retirement, or on account of a Change of Control, then, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable on the date of the grantee’s termination of affiliation, are forfeited on that date,

(ii) any options or SARs not exercisable at that time will be forfeited, and any options or SARs that are vested and exercisable or become exercisable at that time may be exercised by the grantee up to the earlier of the expiration of the option or SAR term, three months following the grantee’s termination of affiliation, or 10 years from the grant date of the award; provided, however, that if termination of affiliation is for Cause (as defined in the 2008 Plan), then any unexercised options or SARs will be forfeited,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended but which are not vested will be forfeited, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any nonvested shares subject to a deferred stock award will be forfeited.

1991 Plan.    Subject to the terms of the specific award agreements, under the 1991 Plan, the death or disability, retirement or other Termination of Affiliation (as such terms are defined in the 1991 Plan) of a grantee of an award or a Change of Control (as defined in the 1991 Plan) may accelerate the ability to exercise an award, as described below.

Death, Disability or Retirement

Upon the death, disability or retirement of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or stock appreciation rights (“SARs”) not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of (A) the expiration of the option or SAR term or (B) 12 months from the date of death or disability or five years from the date of retirement, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Change of Control

Upon a Change of Control (as defined in the 1991 Plan),

(i) a grantee’s restricted shares, if any, that were forfeitable become nonforfeitable,

(ii) any options or SARs not exercisable at that time become immediately exercisable,

(iii) we will pay to the grantee, for any performance share or performance unit for which the performance period has not ended as of the date of the Change of Control, a cash payment based on a formula described in the 1991 Plan or the applicable award agreement, and

(iv) all LSARs (which may be granted in tandem with options awarded under the 1991 Plan) are automatically exercised upon a Change of Control that is not approved by our Incumbent Board (as such terms are defined in the 1991 Plan). Upon exercise of an LSAR, the grantee may receive a cash payment based upon the difference between the fair market value on the date of the Change of Control or other specified date and the per share exercise price of the related option and the related option is canceled.

Termination of Affiliation

If a grantee has a Termination of Affiliation (as defined in the 1991 Plan) for any reason other than for Cause (as defined in the 1991 Plan), death, disability or retirement, then

(i) the grantee’s restricted shares, if any, to the extent forfeitable on the date of the grantee’s Termination of Affiliation, are forfeited on that date,

(ii) any unexercised options or SARs, to the extent exercisable immediately before the grantee’s Termination of Affiliation, may be exercised in whole or in part, up to the earlier of the expiration of the option or SAR term or three months after the Termination of Affiliation, and

(iii) any performance shares or performance units for which the performance period has not ended as of the Termination of Affiliation will terminate immediately upon that date.

Certain Award Agreements under 1991 Plan and 2008 Plan.    Certain award agreements provide for alternate termination provisions than those provided for in the 1991 and 2008 Plans.

•

Restricted Shares Award Agreements for newly hired or promoted executives provide that if there is a termination of affiliation by reason of retirement prior to vesting, then for every consecutive 12-month period of employment completed during the period beginning on the Grant Date and ending on the date of termination of affiliation by reason of retirement, 1/5 of the number of restricted shares will vest and no longer be subject to restriction.

•

Restricted Shares and Performance Shares Award Agreements for the 2011 LTI Program provide that the restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of a disability prior to vesting. Additionally, for the performance shares, if there is a termination of affiliation due to a disability prior to vesting, then upon such termination of affiliation: (a) the executive will become vested in shares earned with respect to all performance periods completed as of the date of the termination of affiliation; and (b) with respect to any performance period that is uncompleted as of the date of the termination of affiliation, the executive will be deemed to have earned a number of shares as if the Performance Goals were achieved at target, subject to any adjustment by the Compensation Committee.

•

Restricted Shares and Performance Shares Award Agreements for the 2012 LTI Program provide that the restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of a disability prior to vesting. Additionally, for the performance shares, if there is a termination of affiliation due to a disability prior to vesting, then upon such termination of affiliation the executive will be deemed to have earned a number of shares determined as if the Performance Goals were at Target. Also, for the performance shares, if there is a termination of affiliation prior to vesting due to retirement, a portion of the performance shares will be forfeited where the forfeited portion shall equial the number of performance shares times a fraction, the numerator of which is the total number of remaining whole months in the performance period and the denominator of which is 36 months. The portion of performance shares not forfeited pursuant to the foregoing shall be earned based on the applicable performance percentage achieved and shall be paid on the later of the vesting date or the date the results are certified.

•

Restricted Shares Award Agreements used for our Executive Plan provide that restricted shares will no longer be subject to restrictions upon a termination of affiliation due to retirement prior to vesting.

•

Restricted Shares Award Agreement for Mr. Starling’s September 2010 grant provides that the restricted shares will vest and no longer be subject to restrictions upon a termination of affiliation by reason of death, disability or change-in-control and will forfeit upon termination of affiliation for any other reason.

Trusts Securing the Rights of the Officers, Directors, Employees and Former Employees

We have established a series of grantor trusts (commonly referred to as “rabbi” trusts) that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from us and, following a change in control of KCS (as defined by the trust), if we fail to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require that we be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the Executive Plan, the Directors’ Deferred Fee Plan, indemnification agreements, the 1991 Plan, the 2008 Plan and our charitable contribution commitments, among others. New trusts were executed on February 24, 2011. The new trusts are revocable by the Board of Directors until a change in control of KCS. KCSR has established similar trusts tied to any failure by KCSR to honor its obligations to beneficiaries following a change in control of KCSR.

Tables Summarizing Payments Upon Employment Termination

The following tables summarize the estimated payments that would be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or dismissal or resignation for good reason following a change in control. None of our Named Executive Officers is eligible to receive payments upon a voluntary resignation or a termination for cause (as defined above), except that because Messrs. Haverty and Starling meet the definition of “retirement” under the 1991 Plan and the 2008 Plan in that each is over 55 years old and has over ten years of service to KCS, each has restricted stock that is non-forfeitable and would be payable upon a voluntary resignation. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement which does not discriminate in scope, terms or operation in favor of our Named Executive Officers and which is available generally to all salaried employees in the United States or Mexico, as applicable. The following tables do not repeat information provided in the Summary Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on December 31, 2012, the last trading day in 2012, and that the price per share of our Common Stock was $83.48, the closing market price on that date.

	David L. Starling
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$2,800,000	$800,000
Equity (Intrinsic Value)
Unvested Restricted Stock	$2,993,927	$2,993,927	$—	$2,993,927	$—
Unvested Performance Shares	$3,110,047	$3,110,047	$1,739,222	$3,110,047	$—
Unexercisable Options	$845,655	$845,655	$845,655	$845,655	$—
Unvested KCS 401(k) Plan Contributions	$—	$—	$—	$—	$—

Total	$6,949,629	$6,949,629	$2,584,877	$6,949,629	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$7,689	$7,689
Tax Gross-Ups	N/A	N/A	N/A	N/A	N/A

Total	$—	$—	$—	$7,689	$7,689

Total	$6,949,629	$6,949,629	$2,584,877	$9,757,318	$807,689

	Michael W. Upchurch
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,305,216	$407,880
Equity (Intrinsic Value)
Unvested Restricted Stock	$2,071,055	$2,071,055	$—	$2,071,055	$—
Unvested Performance Shares	$945,745	$945,745	$—	$945,745	$—
Unexercisable Options	$330,187	$330,187	$—	$330,187	$—
Unvested KCS 401(k) Plan Contributions	$—	$—	$—	$—	$—

Total	$3,346,987	$3,346,987	$—	$3,346,987	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$12,319	$12,319
Tax Gross-Ups	N/A	N/A	N/A	N/A	N/A

Total	$—	$—	$—	$12,319	$12,319

Total	$3,346,987	$3,346,987	$—	$4,664,522	$420,199

	Michael R. Haverty
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$2,935,038	$583,495
Equity (Intrinsic Value)
Unvested Restricted Stock	$667,673	$667,673	$—	$667,673	$—
Unvested Performance Shares	$2,145,853	$2,145,853	$1,190,592	$2,145,853	$—
Unexercisable Options	$497,956	$497,956	$497,956	$497,956	$—
Unvested KCS 401(k) Plan Contributions	$—	$—	$—	$—	$—

Total	$3,311,482	$3,311,482	$1,688,548	$3,311,482	$—

Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$1,532	$—

Total	$—	$—	$—	$1,532	$—

Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$27,205	$7,048
Tax Gross-Ups	$—	$—	$—	$—	$—

Total	$—	$—	$—	$27,205	$7,048

Total	$3,311,482	$3,311,482	$1,688,548	$6,275,257	$590,543

	José Guillermo Zozaya Delano(a)
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$24,439	$24,439	$910,182	$910,182
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,831,718	$1,831,718	$—	$1,831,718	$—
Unvested Performance Shares	$945,745	$945,745	$—	$945,745	$—
Unexercisable Options	$220,312	$220,312	$—	$220,312	$—

Total	$2,997,775	$2,997,775	$—	$2,997,775	$—

Total	$2,997,775	$3,022,214	$24,439	$3,907,957	$910,182

(a)

Cash severance payments to Mr. Zozaya are paid in Mexican pesos. All cash severance amounts were converted from Mexican pesos at a conversion rate of 13.0101 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2012.

	David R. Ebbrecht
Benefit	Death	Disability	Retirement	Change in Control	Without Cause or Good Reason
Cash Severance	$—	$—	$—	$1,280,000	$400,000
Equity (Intrinsic Value)
Unvested Restricted Stock	$2,123,898	$2,123,898	$—	$2,123,898	$—
Unvested Performance Shares	$678,692	$678,692	$—	$678,692	$—
Unexercisable Options	$157,895	$157,895	$—	$157,895	$—
Unvested KCS 401(k) Plan Contributions	$—	$—	$—	$—	$—

Total	$2,960,485	$2,960,485	$—	$2,960,485	$—

Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$—	$—

Total	$—	$—	$—	$—	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$43,768	$12,319
Tax Gross-Ups	$—	$—	$—	$—	$—

Total	$—	$—	$—	$43,768	$12,319

Total	$2,960,485	$2,960,485	$—	$4,284,253	$412,319

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012, about the Common Stock that may be issued upon the exercise of options, warrants and rights, as well as shares remaining available for future issuance under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans-Excluding Securities Reflected in the First Column(1)
Equity compensation plans
Approved by security holders	555,507	$49.87	5,174,418
Not approved by security holders	—	—	—

Total	555,507	$49.87	5,174,418

(i)

Includes 3,842,522 shares available for issuance under the 2009 Employee Stock Purchase Plan and 1,331,896 available for issuance under the 2008 Plan as awards in the form of Nonvested Shares, Bonus Shares, Performance Units or Performance Shares or issued upon the exercise of Options (including ISOs), stock appreciate rights or limited stock appreciate rights awarded under the 2008 Plan.

PROPOSAL 3 — RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE MEASURES UNDER THE 2008 PLAN

General Plan Information

The Board recommends that stockholders re-approve the material terms of the performance measures under our 2008 Plan to provide for our ability to deduct compensation associated with future performance-based incentive awards to be made under the 2008 Plan for tax purposes.

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our “covered employees.” A covered employee means a person specified in Section 162(m), as clarified in Notice 2007-49, which generally includes our chief executive officer and each of our other three most highly-compensated executive officers other than our chief financial officer. There is, however, an exception to this limit for certain performance-based compensation, and awards made pursuant to the 2008 Plan may constitute performance-based compensation not subject to the deductibility limitation of Section 162(m) (the “Performance-Based Exception”). In order to continue to qualify for this exception, the stockholders must re-approve, every five years, the material terms of the performance measures of the plan under which compensation will be paid. The material terms are the same as those stated in the 2008 Plan which were previously approved by stockholders, and the operation of the 2008 Plan will not change if shareholders approve this Proposal.

If stockholders do not approve this Proposal, our ability to fully deduct performance-based compensation paid to covered employees will be impaired and the amount we pay in corporate income taxes would likely increase.

The material terms of the performance measures are described below. Capitalized terms in this summary not defined in this proxy statement have the meanings set forth in the 2008 Plan.

Eligibility and Participation

The Compensation Committee has the exclusive right (subject to and consistent with the provisions of the 2008 Plan) to determine, or delegate the authority to determine, those persons who will be granted awards under the 2008 Plan. The 2008 Plan is drafted broadly to permit the Compensation Committee to make grants to all of our employees (including employees of our subsidiaries or affiliates), non-employee directors and consultants. As of December 31, 2012, there were approximately 6,237 employees and seven non-employee directors eligible to participate in the 2008 Plan.

Performance Measures

In setting the performance measures under the 2008 Plan, the Compensation Committee may use one or more of the following measures:

(i)	Earnings (either in the aggregate or on a per-share basis);

(ii)	Net income (before or after taxes);

(iii)	Operating income;

(iv)	Cash flow;

(v)	Return measures (including return on assets, equity, or sales);

(vi)	Earnings before or after either, or any combination of, taxes, interest or depreciation and amortization;

(vii)	Gross revenues;

(viii)	Share price (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time);

(ix)	Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(x)	Net economic value;

(xi)	Market share;

(xii)	Operating profit;

(xiii)	Costs;

(xiv)	Operating and maintenance cost management and employee productivity;

(xv)	Stockholder returns (including return on assets, investments, equity, or gross sales);

(xvi)	Economic value added;

(xvii)	Aggregate product unit and pricing targets;

(xviii)

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xix)	Achievement of business or operational goals such as market share and/or business development;

(xx)	Results of customer satisfaction surveys;

(xxi)	Safety record;

(xxii)	Network and service reliability;

(xxiii)	Debt ratings, debt leverage and debt service; and/or

(xxiv)	Operating ratio.

The applicable performance measures may be applied on a pre- or post-tax basis. Further, the Compensation Committee may, on the grant date of an award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Compensation Committee shall set the performance measures within the time period prescribed by Section 162(m). The levels of performance required with respect to performance measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance measures may differ for Awards to different Grantees. The Compensation Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the performance measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices) or relative to the past performance of the Company or a department, unit, division or function within the Company or any one or more Affiliates.

The Compensation Committee shall have the discretion to adjust the determinations of the degree of attainment of pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Compensation Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception) be adjusted upward (the Compensation Committee shall retain the discretion to adjust such Awards downward). The Compensation Committee may not, unless the Compensation Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Compensation Committee as to the achievement of the performance measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Compensation Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Compensation Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Annual Award Limits

2008 Plan.    The following annual award limits apply to awards made pursuant to the 2008 Plan.

Options, SARs, Restricted Shares, Restricted Share Units or Performance Shares (or any other award which is determined by reference to the value of shares or appreciation in the value of shares): The maximum aggregate number of shares subject to such award that may be granted in any one plan year to any one participant is 2,000,000.

Performance Units awards that are cash-denominated: The maximum aggregate award of Performance Units that may be granted in any one plan year to any one participant is limited to $5,000,000.

Other Plan Provisions

The following is a summary of the other material terms of the 2008 Plan and is qualified in its entirety by reference to the 2008 Plan, which is attached as Appendix A to this Proxy Statement.

Administration.    The 2008 Plan will be administered by a committee appointed by the Board, which will consist of the full Board for purposes of Awards to non-employee directors. Subject to the express provisions of the 2008 Plan, the Compensation Committee has the authority to: (i) determine when, to whom, and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award (including Awards granted in conjunction with other Awards); (ii) determine the amount, if any, that a Grantee shall pay for Restricted Shares, and the terms related thereto; (iii) determine the terms and conditions of all Award Agreements and amend any Award Agreement at any time, with the consent of the Grantee under certain circumstances; (iv) cancel, with the consent of the Grantee, outstanding Awards and grant new Awards in substitution therefor; (v) accelerate the ability to exercise, and to accelerate or waive any or all of the terms and conditions applicable to, any Awards; (vi) make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the 2008 Plan or to comply with applicable local law; and (vii) impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Compensation Committee deems appropriate. The Compensation Committee is authorized to construe and interpret the 2008 Plan, to establish, amend and rescind any rules relating to the 2008 Plan and to make all other determinations which may be necessary or advisable for the administration of the 2008 Plan.

Additionally, if the Compensation Committee determines that an adjustment of the 2008 Plan or outstanding Awards is necessary to prevent enlargement or dilution of the intended benefits under the 2008 Plan following any change affecting the Shares by reason of any dividend or other distribution to stockholders (whether in cash, Shares, other securities or other property), stock split, reverse stock split, recapitalization, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off, or combination involving KCS or repurchase or exchange of Shares or other rights to purchase Shares or other securities of KCS, or other similar corporate transaction, the Compensation Committee will, in such manner as it deems equitable, adjust any or all of (i) the number or type of Shares (or other securities or properties) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award. Except in connection with circumstances described above, the Compensation Committee does not have the authority to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for other Options or SARs with a lower exercise price.

All determinations on all matters relating to the 2008 Plan or any Award Agreement may be made in the sole and absolute discretion of the Compensation Committee, and all such determinations of the Compensation Committee shall be final, conclusive and binding. No member of the Compensation Committee is liable for any action or determination made with respect to the 2008 Plan or any Award thereunder.

Power to Amend the 2008 Plan.    Subject to the terms of the 2008 Plan, the Board may alter, amend, suspend or terminate the 2008 Plan in whole or in part at any time without the approval of the stockholders of KCS; provided, however, any amendment or alteration shall be subject to the approval of the stockholders of KCS if the Board determines to submit such amendment or alteration to stockholders for approval, or where such approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares are then listed. The Board may delegate to the Compensation Committee any or all of the authority of the Board to alter, amend, suspend or terminate the 2008 Plan.

Number of Shares.    Subject to adjustment as described above, the aggregate number of Shares authorized for issuance under the 2008 Plan is 2,300,000. The total number of Shares for which Awards may be granted to any Grantee in any calendar year shall not exceed 2,000,000. Any Shares subject to an Award that are forfeited or are otherwise not delivered due to the termination of the Award are again available for grant under the 2008 Plan. Any Shares that are retained or delivered to pay an exercise price or withholding are not again available for grant under the 2008 Plan.

Types of Awards.    The 2008 Plan permits the grant of any or all of the following types of Awards to employees, directors and consultants of KCS and its Affiliates: (i) Options (including non-qualified options and Incentive Stock Options); (ii) Restricted Shares and Restricted Share Units; (iii) Bonus Shares; (iv) Stock Appreciation Rights (“SARs”); (v) Limited Stock Appreciation Rights (“LSARs”); (vi) Performance Units (payable in cash or Shares) and Performance Shares (“Performance Awards”); (vii) Deferred Stock; (viii) Dividend Equivalents; and (ix) Other Stock-Based Awards.

Stock Options.    The exercise price per Share purchasable under any Option will be determined by the Compensation Committee, but cannot be less than 100% of the Fair Market Value of a Share on the date the Option is granted. The Compensation Committee shall determine the term of each Option (subject to a maximum of 10 years) and the time or times when it may be exercised. The grant and the terms of ISOs shall be restricted to the extent required for qualification as ISOs by the Internal Revenue Code. In no event may an ISO be granted under the 2008 Plan on or after the date 10 years following the earlier of (i) the date the 2008 Plan was adopted and (ii) the date the 2008 Plan was approved by KCS stockholders. Options may be exercised following notice to KCS by payment of the exercise price: (i) in cash, personal check or wire transfer; (ii) in certain instances, in Shares (including, at the discretion of the Compensation Committee, Restricted Shares) with a Fair Market Value equal to the exercise price of the Option; or (iii) pursuant to a “cashless exercise” through a broker-dealer under an arrangement approved by the Compensation Committee.

Restricted Shares and Restricted Share Units.    Restricted Shares may not be disposed of by the Grantee until certain restrictions established by the Compensation Committee lapse or certain conditions established by the Compensation Committee are satisfied. Restricted Share Units will be payable in Shares after conditions established by the Compensation Committee are satisfied or after restrictions established by the Compensation Committee lapse. The Compensation Committee may impose such conditions and/or restrictions on any Restricted Shares or Restricted share Units as it may deem advisable, including restrictions based upon the achievement of specific performance goals (company-wide, divisional, departmental, affiliate and/or individual), time-based restrictions on vesting, and/or restrictions under applicable securities laws. The Compensation Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, which shall be (except with respect to Restricted Shares that are treasury shares) at least $.01 per Restricted Share or such other amount required by law. The Grantee shall have, with respect to Restricted Shares, all of the rights of a stockholder of KCS, including the right to vote the Shares and the right to receive any distributions, unless the Compensation Committee shall otherwise determine. Restricted Shares and Restricted Share Units are subject to forfeiture if the conditions specified in the applicable Award Agreement are not satisfied.

Bonus Shares.    Bonus Shares can be awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of KCS or otherwise) or as an incentive to become an employee, director or consultant of KCS or an Affiliate.

Stock Appreciation Rights/Limited Stock Appreciation Rights.    An SAR may be granted freestanding or in tandem with the grant of Options. Upon exercise of an SAR, the holder thereof is entitled to receive the excess of the Fair Market Value of the Shares for which the SAR is exercised over the Fair Market Value of the Shares on the Grant Date (or such higher strike price as specified in the Award Agreement), payable in cash or, at the discretion of the Compensation Committee, in Shares with a Fair Market Value equal to such excess. The SAR strike price (which, in the case of freestanding SARs, shall not be less than 100% of the Fair Market Value of the Shares on the Grant Date and, in the case of tandem SARs, will equal the Option Price of the related Options) and other provisions of the SAR shall be determined by the Compensation Committee (except that the term of an SAR may not exceed 10 years). An LSAR is an SAR that automatically is exercised upon a Change of Control (defined below).

Performance Awards.    From time to time, the Compensation Committee may select a period during which one or more performance criteria designated by the Compensation Committee are measured for the purpose of determining the extent to which a Performance Award has been earned. Performance Awards may be in the form of Performance Shares (with an initial value equal to the Fair Market Value of a Share on the date of grant), or Performance Units (with an initial cash value established by the Compensation Committee at the time of grant). Performance Awards may be paid in cash or in Shares, or a combination thereof. Grantees of Performance Awards are not required to provide consideration other than the rendering of services and any minimum exercise price required by applicable law. The performance measure or measures to be used for purposes of Performance Awards are described above.

Deferred Stock, Dividend Equivalents and Other Stock-Based Awards.    Deferred Stock can be awarded to a Grantee without cost and without restrictions as an incentive. Dividend Equivalents may be granted alone or in conjunction with other Awards. The Committee is authorized to grant such other Awards that are payable in, or valued by reference to, or otherwise related to, Shares, if determined by the Compensation Committee to be consistent with the purposes of the 2008 Plan.

Change of Control.    Unless otherwise defined in an Award Agreement, a Change of Control is deemed to occur if: (i) a majority of the Board is replaced during any 12-month period with directors whose appointment or election was not endorsed by directors constituting a majority of the Board immediately prior to such appointment or election; (ii) an acquisition by a person or group during a 12-month period of KCS Common Stock possessing 30% or more of the total voting power of all outstanding KCS Common Stock; (iii) any person or group has acquired stock that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or (iv) an acquisition by a person or group during a 12-month period of more than 40% of the total gross fair market value of assets of the Company. In the event of a Change of Control of the Company, or a Grantee’s Termination of Affiliation on account of a Change of Control, Awards may automatically become fully vested or fully exercisable.

Elective Share Withholding.    A Grantee may, subject to certain conditions, elect to have KCS withhold a portion of the Shares that would otherwise be issued to the Grantee under an Award to satisfy the Grantee’s income tax liabilities related to the Award.

Other.    The 2008 Plan will terminate upon the earlier of (i) October 14, 2018, or (ii) the date all Shares of KCS Common Stock subject to the Plan have been acquired and restrictions on all Restricted Stock have lapsed, unless earlier terminated by the Compensation Committee or the Board. Awards, and any rights under an Award, may not be transferred other than by will or by the law of descent and distribution or, with the consent of the Compensation Committee, to members of a Grantee’s immediate family and related trusts, partnerships and other entities with respect to which the Grantee or such family members are owners or beneficiaries. The extent to which the Grantee will receive the benefits of an Award following Termination of Affiliation will be determined in accordance with the provisions of the 2008 Plan and the Award Agreement, which benefits may extend beyond the date of Termination of Affiliation. The Compensation Committee may permit or require a Grantee to defer receipt of payment or delivery of Shares upon the exercise or vesting of an Award.

Federal Income Tax Consequences.    The following is a brief summary of the federal income tax consequences to Grantees of certain Awards granted under the 2008 Plan. This summary is based on the federal income tax laws in effect as of the date of this Proxy Statement and could be affected by future changes in the tax laws. This summary is not intended to be complete and does not address, among other things, state, local or foreign tax consequences. This summary is not intended to constitute tax advice.

The grant of an Option will have no immediate tax consequences for the Grantee. In general, the Grantee will have no taxable income upon the exercise of an ISO or upon the disposition of Shares acquired upon the exercise of an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply). Upon exercising a non-qualified option, the Grantee will recognize ordinary income in an amount equal to the difference between the Fair Market Value of the Shares acquired on the date of exercise and the Option exercise price.

A Grantee who receives an Award of Restricted Shares without payment by the Grantee for the Restricted Shares will recognize ordinary income equal to the fair market value of the Restricted Shares at the time they become vested or non-forfeitable, whichever occurs first, whether or not the Grantee actually receives the Shares at that time. The Grantee may be allowed to make an election under section 83(b) of the Code within 30 days of the Grant Date to recognize ordinary income on the fair market value of the Restricted Shares on the Grant Date instead of upon vesting or forfeiture.

A Grantee who receives an Award of Restricted Share Units, Performance Shares or Performance Units will recognize ordinary income at the time payment is made equal to the amount of cash, or the Fair Market Value of Shares, paid. If the Compensation Committee, pursuant to authority given to it under the 2008 Plan, establishes a deferral policy for payment and the Grantee makes a valid deferral election, then the Grantee’s recognition of ordinary income will be deferred until payment is made pursuant to the election.

Plan Benefits.    Future benefits under the 2008 Plan are not currently determinable. Moreover, the benefits to any director, officer, employee or consultant from future equity awards will not increase by reason of approval of this proposal. Whether future awards will be made will depend on Compensation Committee action and the value of any future equity awards will ultimately depend on the future price of the Company’s common stock, among other factors, and will be subject to such vesting conditions as the Compensation Committee determines from time to time. For further details on the awards granted for 2012, please refer to the executive and director compensation tables beginning on pages 48 and 24 respectively, of this proxy statement.

In accordance with SEC rules, the following table lists the total number of options granted to the individuals and groups indicated below since the adoption of the 2008 Plan through December 31, 2012. The option awards listed below for the covered executives include the option awards listed in the executive compensation tables of this proxy statement and are not additional awards. No options have been granted to non-employee directors under the 2008 Plan. As of March 4, 2013 the closing price of the Company’s stock on the NYSE was $103.89 per share.

Persons or Groups of persons	Options
David L. Starling
President and Chief Executive Officer	58,947

Michael W. Upchurch
Executive Vice President and Chief Financial Officer	25,340

Michael R. Haverty
Executive Chairman of the Board	75,511

Jose’ Guillermo Zozoya Delano
President and Executive Represetnative of KCSM	25,340

David R. Ebbrecht
Executive Vice President and Chief Operating Officer	12,142

All employees, including all current officers who are not executive officers as a group	168,432

Stockholder Approval

Stockholders previously approved the 2008 Plan. We are asking stockholders to re-approve the material terms of the performance measures under the 2008 Plan for the payment of performance-based awards granted under the 2008 Plan in order to be fully deductible for U.S. federal income tax purposes. Ensuring that incentive compensation is deductible by the corporation for U.S. federal income tax purposes will help to minimize our income taxes and control costs. The affirmative vote of a majority of the Shares of Voting Stock present at the Annual Meeting that are entitled to vote on the Proposal is required for approval of this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THE PROPOSAL TO RE-APPROVE THE MATERIAL TERMS

OF THE PERFORMANCE MEASURES UNDER THE 2008 PLAN

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE APPROVING THE

2012 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. The 2011 compensation of our Named Executive Officers was overwhelmingly approved by our stockholders in the advisory vote held at last year’s annual meeting. Accordingly, the Compensation Committee continued with its strategy, as described below and in the Compensation Discussion and Analysis.

We believe that we maintain a compensation system that allows us to attract and retain quality Named Executive Officers and encourages our Named Executive Officers to continually improve the operations and performance of the Company in order to maximize the value of our cross-border rail network on behalf of our stockholders. A large percentage of each Named Executive Officer’s compensation is comprised of long-term incentive awards in the form of equity awards, many of which include performance measures to incent our Named Executive Officers to perform well. This not only encourages each Named Executive Officer to take steps to achieve the Company’s long-term goals, but also aligns their personal financial interests with those of our stockholders. Our Compensation Committee seeks to compensate each Named Executive Officer near market median of our peer group of companies in order to ensure that our Named Executive Officers are compensated fairly and equitably. Further, our Compensation Committee annually reviews the design of our compensation programs to ensure that they do not encourage excessive risk taking by the Named Executive Officer in order to obtain a short-term personal gain that negatively impacts our long-term value proposition. Our Compensation Committee believes it has implemented compensation programs that are structured in the best manner to support our long-term business strategy and increase stockholder value.

We are asking our stockholders to indicate their support for our executive compensation program as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution:

RESOLVED, that the stockholders of the Company, approve, on an advisory basis, the 2012 compensation of the Named Executive Officers as discussed and disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

The say-on-pay vote is advisory, and therefore, not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on the matter.

YOUR BOARD RECOMMENDS THAT YOU VOTE

“FOR”

THE APPROVAL OF THE 2012 COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS

PROXY STATEMENT PURSUANT TO THE DISCLOSURES RULES

OF THE SECURITIES AND EXCHANGE COMMISSION

PROPOSAL 5 — STOCKHOLDER PROPOSAL

Proposal 5 — Elect Each Director Annually

Mr. James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, who represents that he holds not less than 50 shares of our common stock, has submitted the following proposal for consideration at the Annual Meeting.

RESOLVED, shareholders ask that our Company take the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year and to complete this transition within one-year.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”

In 2010 over 70% of S&P 500 companies had annual election of directors. Shareholder resolutions on this topic have won an average support of 68% in a single year.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, expressed concern regarding our executive pay and director qualifications. The bulk of equity pay given to our highest paid executives included stock options and restricted stock, both of which simply vest after time. Equity pay for our executives should have performance-vesting requirements for alignment with shareholder interests. Our market-priced stock options could be rewarding to our executives due to a rising market alone, regardless of executive performance.

Lead Director Thomas McDonnell was a CEO at a company that received $4 million in annual rent from our company. Mr. McDonnell received by far our highest negatives votes and was also on our audit and nomination committees.

With Michael Haverty holding on to the chairmanship at our company this type situation has a history of failure because the former CEO is often unable to let the new CEO take full management control of the company according to GMI. Our directors also eliminated our right to cumulative voting in 2012.

Please encourage our board to respond positively to this proposal to protect shareholder value:

Elect Each Director Annually — Proposal 5.

Board of Directors Statement in Opposition to Proposal 5

The Board of Directors unanimously recommends a vote AGAINST this proposal. Your Board currently consists of nine directors divided into three classes. One class is elected at each annual meeting of the stockholders for a three year term. This structured Board provision has been in the Company’s Certificate of Incorporation since it was approved by stockholders in 1969.

Stability and Experience

With the multiple challenges and opportunities that confront businesses today, continuity of experience is vital. Good corporate planning and initiatives are strategic in nature and often require several years to implement and realize results. The proponent would have you believe that it is in the best interests of stockholders to be able to replace the entire Board each year, including those directors who also serve as executives of the Company. Such an outcome would be disruptive to corporate planning and the long term stability of the Company. A classified Board ensures that there is some continuity of leadership. Stockholders already have the ability to elect a majority of the Board in just two consecutive annual meetings which could occur within as little as a twelve month period. That ability provides stockholders with considerable influence over the affairs of the Company and holds the directors fully accountable for their actions.

The Company’s classified board of directors is important to the governance and administration of the Company. Because of the high level of commitment, time and experience that the Company demands, attracting and retaining directors of the highest quality and best fit for the Company’s needs is increasingly difficult and remains among our highest priorities. When a director candidate agrees to serve, he or she agrees to serve (at a minimum) a three-year term, which pointedly illustrates to that candidate the commitment the Company requires and the necessity for a potential director to truly learn the Company’s business and its management process. This high level of commitment and continuity — both among senior management and at the board level — has served the Company extremely well.

Company Performance

The proponent’s statement mentions action taken by other companies; however, the Board feels strongly that what may be appropriate for one company is not appropriate for all. We encourage stockholders to look at the history and performance of the Company and its record of providing stockholder value, which is excellent. The chart below demonstrates this performance, as well as the relative performance of the S&P 500 and the Dow Jones Industrial Transportation Index. A $100 investment in the Company’s stock on July 13, 2000, the first trading day after the Company divested Stilwell Financial Inc., its non-rail transportation subsidiary, was worth over $1,550 on February 12, 2013, while that same $100 investment in the S&P 500 or Dow Jones Industrial Transportation Index would have grown to only approximately $129 and $414, respectively. During this time period, the Company’s market capitalization has grown from approximately $348 million to over $10.5 billion.

(1)	The Dow Jones U.S. Industrial Transportation Index is a registered trademark of the Dow Jones & Co., Inc., an independent company.

(2)

The S&P 500 is a registered trademark of the McGraw-Hill Companies, Inc. The S&P 500 Index reflects the change in weighted average market value for 500 companies whose shares are traded on the New York Stock Exchange, American Stock Exchange and the Nasdaq Stock Market.

As noted in SmartMoney’s April 2012 issue, the Company’s stock had the best return (over 19,000%) out of the 3,000 largest companies over the 20-year period since 1992. In addition, your Board began declaring cash dividends again in 2012 to return additional value to stockholders.

This extraordinary performance, combined with our compounded annual total return to stockholders of 19.7% over the five year period ending December 31, 2012, clearly reflect the Board’s commitment to value creation through a disciplined and fiscally responsible approach to growing the business over the long term.

Protecting Stockholder Value

Our Board structure also enhances the Board’s ability to achieve the best results for stockholders in a potential takeover situation. By requiring a party seeking to acquire the Company either to negotiate with the Board or to win two proxy fights to obtain control of the Board, the classified Board structure gives the Board the time and leverage to evaluate the adequacy and fairness of any takeover proposal and, if appropriate, to negotiate at arm’s length the most favorable terms for the Company’s stockholders. In addition, it enhances the Board’s ability to resist potentially unfair and abusive takeover tactics. The Board feels that this protection and the leverage it provides are necessary to protect the stockholders and create real stockholder value.

Conclusion

In the Board’s view, the issue presented is not whether classified boards are good or bad, as a general proposition. The issue is whether the classified board should be continued at the Company. Based on the historic and continuing performance of the Company, and the historic and continuing performance of our Board, we believe the Company’s classified Board should remain in effect. In view of the proposal’s failure to cite any Company-specific deficiency or provide any explanation of how the proposal will make the Company a more profitable, efficient or a better managed company, the Board asks stockholders to continue to support its present, successful structure.

The Company also notes that it disagrees with many of the statements set forth in the stockholder proponent’s supporting statement for this stockholder proposal.

Vote Required

Provided a quorum is present at the meeting, the affirmative vote of a majority of the shares of Voting Stock present at the meeting and entitled to vote on the Proposal is required to approve this Proposal 5.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “Against” this stockholder proposal. Proxies solicited by the Board of Directors will be so voted unless the stockholders specify a different choice.

YOUR BOARD

RECOMMENDS THAT YOU VOTE

“AGAINST”

THIS PROPOSAL

STOCKHOLDER PROPOSALS

Our Bylaws set forth the advance notice requirements that stockholders must follow in order to either make a director nomination or bring any other business at any annual or special meeting of the stockholders, and explicitly provide that the procedure provided in the Bylaws is the exclusive means for a stockholder to make such nominations or proposals (other than proposals submitted for inclusion in the proxy statement governed by Rule 14a-8 of the Exchange Act). The Bylaws provide that to be properly brought before a meeting, a proposal must be brought (i) pursuant to our proxy materials with respect to such meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder who (A) was a stockholder of record both at the time of giving of notice for the meeting and at the time of the meeting and is entitled to vote at the meeting and (B) has timely complied in proper written form with the procedures set forth in the Bylaws. In addition, the Bylaws (A) expand the required disclosure regarding stockholders making proposals or nominations to include, among other things, disclosure of all ownership interests, class and number of shares owned, hedges, derivative and or short positions, hedging or other transactions, profit interests, options, any voting or dividend rights with respect to any shares of securities of the Company, any material interests of the stockholder (and beneficial owner, if any) in the nomination or proposal, and any other information that would be required in a solicitation of proxies for the nomination or proposal, and (B) require a stockholder nominating a person for election as a director to include in the advance notice certain biographical information about each such nominee, a fully completed Director’s Questionnaire on the form supplied by the Company, a written representation of such nominee as to any voting commitments or related transactions, and an agreement by such nominee to comply with the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

If a holder of our Common Stock wishes to present a proposal for inclusion in our proxy statement for next year’s annual meeting of stockholders, the proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof, as well as our Bylaws. Any such proposal should be sent to our Corporate Secretary at P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105) and must be received no later than November 29, 2013.

Director Nominations

Any stockholder who meets the requirements set forth in our Bylaws may submit a director nomination for consideration by the Nominating Committee by complying with the requirements of this section, including: (i) the stockholder must be a record owner both at the time of giving notice for the meeting and at the meeting and entitled to vote at the meeting; (ii) the stockholder must deliver a timely written nomination notice to the office of our Corporate Secretary, providing the information required by this section; and (iii) the nominee must meet the minimum qualifications for directors established by the Board.

With respect to stockholder nominations of candidates for our Board of Directors, our Bylaws provide that not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting any stockholder who intends to make a nomination at the current year’s annual meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to our Corporate Secretary setting forth, as to each person whom the stockholder proposes to nominate (i) all information relating to such person required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the SEC or the NYSE; (ii) the nominee’s written consent to be named in the Proxy Statement, to serve as a director and to comply with our rules, guidelines and policies applicable to directors; (iii) the name, age and business and residence address of the nominee; (iv) the principal occupation or employment of the nominee; (v) the class and number of shares of KCS which are owned beneficially and of record by the nominee and stockholder; (vi) description of any hedging or other transaction entered into by the nominee with respect to our securities; (vii) a description of all arrangements between the stockholder and nominee pursuant to which the nominations are to be made by the stockholder; (viii) a fully completed Director’s Questionnaire on the form supplied by us, executed by the nominee; (ix) such other information as required by our Bylaws; and (x) such other information as the Nominating Committee reasonably deems relevant, to be provided within such time limits as reasonably imposed by the Nominating Committee or required by applicable law; provided, however, that if an annual meeting is to be held more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to the annual meeting and not later than the later of (a) the 60th day prior to such annual meeting or (b) the tenth day following the day on which public announcement of the date of the annual meeting was first made by us. Public announcement is disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by us with the SEC. Proposals to nominate directors to be timely for the 2014 annual meeting must be received at our principal executive offices no earlier than February 1, 2014 and no later than March 3, 2014.

The qualifications for membership on the Board of Directors are described above in the “Director Qualifications, Qualities and Skills.”

No nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and who failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.

Matters Other than Director Nominations

In addition to any other applicable requirements, for a proposal other than director nominations (other than a proposal requested to be included in the Proxy Statement, as noted above) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, such Stockholder’s Notice must be delivered to or mailed and received at our principal executive offices, not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that if an annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, to be timely, the Stockholder’s Notice must be so received no earlier than the 90th day prior to such annual meeting and not later than the later of (i) the 60th day prior to such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of the annual meeting was first made. A Stockholder’s Notice to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held, (iv) description of any hedging or other transactions, proxies or contracts entered into pursuant to which the stockholder has a right to vote any of our securities, rights to dividends, performance-related fees that the stockholder is entitled based on any change in the value of our shares, (v) a statement regarding whether the stockholder will deliver a proxy statement or form of proxy, (vi) any material interest of the stockholder in such business, and (vii) such other information as required by our Bylaws. Proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2014 annual meeting must be received at our principal executive offices no earlier than February 1, 2014 and no later than March 3, 2014.

Prior Year Stockholder Proposal

Last year a stockholder proposal recommending the Company adopt simple majority voting in its charter and bylaws was approved at the 2011 annual stockholder meeting. As stated last year, the Board believed this proposal was unnecessary. The Company also presented a proposal last year that removed all but one of the super majority voting provisions from its Restated Certificate of Incorporation. This proposal passed and was implemented by the Company. The Company also amended its bylaws to remove all supermajority voting provisions. The only super majority voting provision not removed was the provision in the Restated Certificate of Incorporation that requires a two-thirds vote of holders of our outstanding class of preferred stock to amend such Restated Certificate of Incorporation to alter the powers, preferences or rights of such preferred stockholders. As stated last year, the Board viewed this remaining super majority vote as a protection for the existing preferred stockholders and did not believe that elimination of this protection was consistent with principles of good corporate governance. Because the Company has eliminated all super majority voting requirements other than this one protection for preferred stockholders, the Company believes it has fully addressed the stockholder proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and certain other officers and persons who own more than 10 percent of our Common Stock or Preferred Stock (collectively “Reporting Persons”), to file reports of their ownership of such stock and changes in such ownership with the SEC, the NYSE and KCS (the “Section 16 Reports”). Based solely on a review of the Section 16 Reports for 2012 and any amendments thereto furnished to us and written representations from certain of the Reporting Persons, other than as described below, we believe no Reporting Person was late in filing such Section 16 Reports for fiscal year 2012. Mr. Henry R. Davis, a director, filed a Form 4 on November 23, 2012, to report a transaction that occurred on November 16, 2012.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if sent by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, and oral requests may be made by calling our Corporate Secretary’s Office at (888) 800-3690. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board of Directors knows of no other matters that are expected to be presented for consideration at the Annual Meeting. Our Bylaws require that stockholders intending to bring business before an Annual Meeting, including the nomination of candidates for election to the Board of Directors, give timely and sufficient notice to our Corporate Secretary in the manner described above. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

By Order of the Board of Directors,

Adam J. Godderz Associate General Counsel and Corporate Secretary

Kansas City, Missouri

April 1, 2013

Our Annual Report includes our Annual Report on Form 10-K for the year ended December 3l, 2012 (without exhibits) as filed with the SEC. We will furnish without charge upon written request a copy of our Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request therefor and payment of our reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Voting Stock entitled to vote at the Annual Meeting. Such written request should be directed to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), (888) 800-3690. Our Annual Report on Form 10-K for the year ended December 31, 2012 is also available free of charge on our website at www.kcsouthern.com. Through our website, we make available, free of charge, Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC. The Annual Report on Form 10-K for the year ended December 31, 2012 with exhibits, as well as other filings by us with the SEC, are also available through the SEC’s Internet site at www.sec.gov. In addition, our corporate governance guidelines, ethics and legal compliance policy, and the charters of our Audit Committee, Finance Committee, Nominating Committee and Compensation Committee are available on our website. These guidelines and charters are available in print to any stockholder who requests them. Written requests may be made to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

APPENDIX A

Kansas City Southern

2008 Stock Option and

Performance Award Plan

A-i

A-ii

A-iii

KANSAS CITY SOUTHERN

2008 STOCK OPTION AND PERFORMANCE AWARD PLAN

Article 1.

Effective Date, Objectives and Duration

1.1 Effective Date of the Plan.    Kansas City Southern, a Delaware corporation (the “Company”), hereby establishes the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “Plan”) as set forth herein effective October 14, 2008 (“Effective Date”), subject to approval by the Company’s stockholders.

1.2 Objectives of the Plan.    The Plan is intended (a) to allow selected employees and officers of and consultants to the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees, officers and consultants and retaining existing employees, officers and consultants, (b) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company’s goals, (c) to provide employees, officers and consultants with an incentive for excellence in individual performance, (d) to promote teamwork among employees, officers, consultants and non-employee directors, and (e) to attract and retain highly qualified persons to serve as non-employee directors and to promote ownership by such non-employee directors of a greater proprietary interest in the Company, thereby aligning such non-employee directors’ interests more closely with the interests of the Company’s stockholders.

1.3 Duration of the Plan.    The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board or the Committee to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of October 14, 2018, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions. The termination of the Plan shall not adversely affect any Awards outstanding on the date of termination.

Article 2.

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company, and, for all purposes other than for purposes of grants of Incentive Stock Options under Section 6.4, a United States or foreign corporation or partnership or other similar entity with respect to which the Company owns, directly or indirectly, 50% (or such lesser percentage as the Committee may specify, which percentage may be changed from time to time and may be different for different entities) or more of the voting power of such entity.

2.2 “Award” means Options (including non-qualified options and Incentive Stock Options), Restricted Shares, Restricted Share Units, Bonus Shares, Stock Appreciation Rights, Limited Stock Appreciation Rights, Performance Units (which may be paid in cash or Shares), Performance Shares, Deferred Stock, Dividend Equivalents, or Other Stock-Based Awards granted under the Plan.

2.3 “Award Agreement” means the written agreement (which may be in paper or electronic form as determined by the Committee) by which an Award shall be evidenced.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means unless otherwise defined in an Award Agreement,

(i) before the occurrence of a Change of Control, any one or more of the following, as determined by the Committee:

(A) a Grantee’s commission of a crime which, in the judgment of the Committee, resulted or is likely to result in damage or injury, financial or otherwise, to the Company or an Affiliate;

(B) the material violation by the Grantee of written policies of the Company or an Affiliate;

(C) the habitual neglect or failure by the Grantee in the performance of his or her duties to the Company or an Affiliate (but only if such neglect or failure is not remedied within a reasonable remedial period after Grantee’s receipt of written notice from the Company which describes such neglect or failure in reasonable detail and specifies the remedial period); or

(D) action or inaction by the Grantee in connection with his or her duties to the Company or an Affiliate resulting, in the judgment of the Committee, in material injury to the Company or an Affiliate; and

(ii) from and after the occurrence of a Change of Control, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

(A) Grantee’s conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude or causing material damage or injury, financial or otherwise, to the Company;

(B) a demonstrably willful and deliberate act or failure to act which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, which causes material damage or injury, financial or otherwise, to the Company (but only if such act or inaction is not remedied within 15 business days of Grantee’s receipt of written notice from the Company which describes the act or inaction in reasonable detail); or

(C) the consistent gross neglect of duties or consistent wanton negligence by the Grantee in the performance of the Grantee’s duties (but only if such neglect or negligence is not remedied within a reasonable remedial period after Grantee’s receipt of written notice from the Company which describes such neglect or negligence in reasonable detail and specifies the remedial period).

2.6 “Change of Control”, unless otherwise defined in the Award Agreement, shall be deemed to have occurred if

(i) a majority of the members of the Board is replaced during any twelve (12) month period with directors whose appointment or election was not endorsed by a majority of the members of the Board in office immediately prior to the date of such appointment or election; or

(ii) any “person” (meaning for purposes of this Section 2.6 person as such term is used in Sections 13(d) and 14(d) of the Exchange Act to the extent consistent with and not in violation of Code Section 409A) or “group” (meaning for purposes of this Section 2.6 group as such term is used in Section 13(d)(3) or 14(d)(2) of the 1934 Act to the extent consistent with and not in violation of Code Section 409A) has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group, ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

(iii) any person or group has acquired ownership of stock of the Company that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

(iv) any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group, assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

2.7 “Code” means the Internal Revenue Code of 1986 (and any successor Internal Revenue Code), as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.8 “Code Section 409A Rules and Policies” means rules, regulations, policies and procedures established by the Committee from time to time as authorized in Section 3.2(xi).

2.9 “Committee” has the meaning set forth in Section 3.1(i).

2.10 “Common Stock” means the common stock, $0.01 par value per share, of the Company.

2.11 “Company” has the meaning set forth in Section 1.1.

2.12 “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is deductible by the Company for federal income tax purposes subject to applicable limitations under Code Section 162(m), is one of the group of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.13 “Deferred Stock” means a right granted under Section 11.1 to receive Shares at the end of a specified deferral period.

2.14 “Disability” means, unless otherwise defined in an Award Agreement, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.15 “Dividend Equivalent” means a right to receive payments equal to dividends or property, if and when paid or distributed, on Shares.

2.16 “Eligible Person” means any employee (including any officer) or non-employee director of, or non-employee consultant to, the Company or any Affiliate, or potential employee (including a potential officer) or non-employee director of, or non-employee consultant to, the Company or an Affiliate. Solely for purposes of Section 5.5(ii), the term Eligible Employee includes any current or former employee or non-employee director of, or consultant to, an Acquired Entity (as defined in Section 5.5(ii)) who holds Acquired Entity Awards (as defined in Section 5.5(ii)) immediately prior to the Acquisition Date (as defined in Section 5.5(ii)).

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.18 “Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined by the Committee as of any date, (i) if the Shares are listed for trading on the New York Stock Exchange, the closing sale price of the Shares on such date, as reported on the New York Stock Exchange Composite Tape or such other source as the Committee deems reliable, or if no such reported sale of the Shares shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; (ii) if the Shares are not so listed, but is listed on another national securities exchange, the closing sale price of the Shares on such date as reported on such exchange, or if no such reported sale of the Shares shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; (iii) if the Shares are not listed for trading on a national securities exchange but nevertheless are publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of the Shares on such date, or if no such reported sale of the Shares shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or (iv) if the Shares are not publicly traded and reported, the fair market value as established in good faith by the Committee.

2.19 “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.

2.20 “Grantee” means a person who has been granted an Award.

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.22 “including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.23 “Limited Stock Appreciation Right” has the meaning set forth in Section 7.1.

2.24 “Minimum Consideration” means $.01 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

2.25 “Other Stock-Based Award” means a right, granted under Article 13 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.26 “Option” means an option granted under Article 6 of the Plan.

2.27 “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.28 “Option Term” means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.29 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provisions for options thereunder).

2.30 “Performance Measures” has the meaning set forth in Section 4.4.

2.31 “Performance Period” means the time period during which performance goals must be met.

2.32 “Performance Share” and “Performance Unit” have the respective meanings set forth in Article  9.

2.33 “Period of Restriction” means the period during which, if conditions specified in the Award Agreement are not satisfied, Restricted Shares are subject to forfeiture, or the transfer of Restricted Shares is limited, or both.

2.34 “Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.35 “Restricted Shares” means Shares that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.36 “Restricted Share Units” means rights to receive Shares which rights are forfeitable if the Grantee does not satisfy the conditions specified in the Award Agreement.

2.37 “Retirement” means for any Grantee who is an employee, except as otherwise specified in the Award Agreement or as specified by the Committee in rules, regulations or policies, with respect to Restricted Shares, Termination of Affiliation by the Grantee on or after the last business day of the month in which the Grantee has both attained age fifty-five (55) and completed at least ten (10) years of service with the Company or an Affiliate, and with respect to all other Awards, Termination of Affiliation by the Grantee on or after having both attained age fifty-five (55) and completed at least ten (10) years of service with the Company or an Affiliate.

2.38 “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule, as in effect from time to time.

2.39 “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.40 “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.41 “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.42 “Share” means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.

2.43 “Stock Appreciation Right” or “SAR” means a right granted to an Eligible Person pursuant to Article 7 to receive, upon exercise by the Grantee, an amount equal to the number of Shares with respect to which the SAR is granted multiplied by the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise provided the Fair Market Value of one Share on such date is less than the Fair Market Value of one Share on the date of exercise, over (ii)  the grant price of the right as specified in the Award Agreement.

2.44 “Surviving Company” means the Company or the surviving corporation in any merger or consolidation, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a Change of Control.

2.45 “Termination of Affiliation” occurs, except where otherwise provided in the Award Agreement, on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee, officer, consultant or non-employee director or with respect to an individual who is an employee, officer or non-employee director of or a consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company. A Termination of Affiliation will occur on account of, or by reason of, a Change of Control if within two (2) years (or such other period specified in the Award Agreement) following the Change of Control the Grantee is involuntarily terminated by the Company or an Affiliate (other than for Cause) or voluntarily terminates employment for good reason as set forth in the Award Agreement. Where specified in the Award Agreement or in the Code Section 409A Rules and Policies, a Termination of Affiliation is a separation from service within the meaning of Code Section 409A.

2.46 “Vesting Date” means a date specified in the Award Agreement on which the Award will become nonforfeitable subject to any conditions specified therein.

Article 3.

Administration

3.1 Committee.

(i) Subject to Section 3.2, the Plan shall be administered by a committee (“Committee”), the members of which shall be appointed by the Board from time to time and may be removed by the Board from time to time; provided that for purposes of Awards to non-employee directors, “Committee” shall mean the full Board. The Committee shall consist of two or more directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors and all of whom qualify as independent under the New York Stock Exchange listing standards and under the listing standards of any other exchange on which the Company’s securities are listed as in effect at any applicable time. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate, including to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(ii) The Committee may delegate to the Chief Executive Officer of the Company or to another committee of the Company any or all of the authority of the Committee with respect to Awards to Grantees, other than Grantees who are non-employee directors, executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised, to the extent such delegation is permissible under Delaware law.

3.2 Powers of Committee.    Subject to and consistent with the provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(i) to determine when, to whom and in what types and amounts Awards should be granted;

(ii) to grant Awards in any number, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division or department thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(iii) to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, or Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

(iv) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(v) to determine the Option Term and the SAR term;

(vi) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited, and whether such shares shall be held in escrow;

(vii) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason;

(viii) to determine with respect to Awards whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise);

(ix) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(x) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(xi) to make, amend, suspend, waive and rescind rules, regulations, policies and procedures relating to the Plan, including rules relating to electronic Award Agreements, rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee, and rules (including special definitions where applicable) established for the compliance of the Plan, Awards and Award Agreements with Code Section 409A;

(xii) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(xiii) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to change the Option Price or grant price for an SAR or to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Plan or Award Agreement specifically permits amendment without consent;

(xiv) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(xv) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(xvi) to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law and to establish sub-plans for Eligible Persons outside the United States with such provisions as are consistent with the Plan as may be suitable in other jurisdictions;

(xvii) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(xviii) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(xix) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Notwithstanding the authority of the Committee set forth in Sections 3.2(i) through 3.2(xix), inclusive, and notwithstanding any other discretionary power granted to the Committee under the Plan, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without the prior approval of the Company’s stockholders.

All determinations on all matters relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. Any action of the Committee with respect to the Plan or any Award Agreement shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee subsequently modifies its prior action or takes further action that is inconsistent with its prior action. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.6(iii)). No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

Article 4.

Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance

4.1 Number of Shares Available for Grants.    Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance under the Plan shall be 2,300,000; and the number of Shares for which Awards may be granted to any Grantee on any Grant Date, when aggregated with the number of Shares for which Awards have previously been granted to such Grantee in the same calendar year, shall not exceed 2,000,000 Shares. Shares issued pursuant to Awards made pursuant to Section 5.5(ii) will not be charged against the Shares authorized for issuance under the Plan.

Only Shares actually issued shall be charged against the Shares authorized for issuance under the Plan. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2 Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change of Control.

(i) Adjustment in Authorized Shares and Awards. In the event that the Committee determines that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, and in a manner consistent with and not in violation of Code Section 409A, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3; provided, in each case, that with respect to Stock Options and SARs, no such adjustment shall be authorized to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii) Liquidation, Dissolution or Change of Control. Notwithstanding any provisions hereunder to the contrary, in the case of any liquidation, dissolution or Change of Control of the Company, the Committee, in its sole discretion, and in a manner consistent with and not in violation of Code Section 409A, may (i) cancel any or all outstanding Awards of Options, SARs, Performance Shares, Performance Units and Restricted Share Units, in exchange for a payment (in cash, or in securities or other property) in the amount that the Grantee would have received if such Performance Shares, Performance Units and Restricted Share Units were vested and settled and if such Options and SARs were fully vested and exercised immediately prior to the liquidation, dissolution or Change of Control, and without payment with respect to the cancellation of any Option or SAR if at the time of such cancellation the Option Price with respect to such Option or the grant price with respect to such SAR exceeds the Fair Market Value at the time of such cancellation of the Shares subject to the Option or the SAR, (ii) accelerate the vesting of any Restricted Shares immediately prior to the Change of Control, and (iii) accelerate the vesting and settlement of any Deferred Stock immediately prior to such Change of Control, reduced in each case by any applicable Federal, state and local taxes required to be withheld by the Company. If the Committee fails to exercise the discretion to cancel some or all outstanding Awards (or in the case of Restricted Shares and Deferred Stock to accelerate vesting and settlement of such Awards) in connection with a liquidation, dissolution or Change of Control of the Company pursuant to this Section 4.2(ii), any Awards for which the Committee fails to exercise such discretion shall remain outstanding (subject to adjustment in accordance with Section 4.2(i)) following such liquidation, dissolution or Change of Control of the Company.

4.3 Compliance with Section 162(m) of the Code.

(i) Section 162(m) Compliance.    To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award, this section 4.3(i) shall apply. Each Award that is intended to meet the Performance-Based Exception and is granted to a person the Committee believes is likely to be a Covered Employee at the time such Award is settled shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic stockholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(ii) Annual Individual Limitations.    No Grantee may be granted Awards for Options, SARs, Restricted Shares, Restricted Share Units, or Performance Shares (or any other Award which is determined by reference to the value of Shares or appreciation in the value of Shares) in any calendar year with respect to more than 2,000,000 Shares; provided, however, that these Awards are subject to adjustment as provided in Section 4.2 and except as otherwise provided in Section 5.5(ii). In the case of a Performance Unit Award that is cash-denominated and for which the limitation set forth in the preceding sentence would not operate as an effective limitation under Code Section 162(m), no Grantee may be granted an Award in any calendar year authorizing the receipt of an amount that exceeds $5,000,000.

4.4 Performance-Based Exception Under Section 162(m).    Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options and SARs) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

(i) Earnings (either in the aggregate or on a per-share basis);

(ii) Net income (before or after taxes);

(iii) Operating income;

(iv) Cash flow;

(v) Return measures (including return on assets, equity, or sales);

(vi) Earnings before or after either, or any combination of, taxes, interest or depreciation and amortization;

(vii) Gross revenues;

(viii) Share price (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time);

(ix) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(x) Net economic value;

(xi) Market share;

(xii) Operating profit;

(xiii) Costs;

(xiv) Operating and maintenance cost management and employee productivity;

(xv) Stockholder returns (including return on assets, investments, equity, or gross sales);

(xvi) Economic value added;

(xvii) Aggregate product unit and pricing targets;

(xviii) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xix) Achievement of business or operational goals such as market share and/or business development;

(xx) Results of customer satisfaction surveys;

(xxi) Safety record;

(xxii) Network and service reliability;

(xxiii) Debt ratings, debt leverage and debt service; and/or

(xxiv) Operating ratio;

provided that applicable performance measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices) or relative to the past performance of the Company or a department, unit, division or function within the Company or any one or more Affiliates.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Article 5.

Eligibility and General Conditions of Awards

5.1 Eligibility.    The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2 Award Agreement.    To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 General Terms, Termination of Affiliation and Change of Control.    Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

(i) Options and SARs.    Except as otherwise provided in an Award Agreement:

(A) If Termination of Affiliation occurs for a reason other than Retirement, death, Disability or Cause, Options and SARs which were vested and exercisable immediately before such Termination of Affiliation, or become exercisable upon such Termination of Affiliation, shall remain exercisable for a period of three (3) months following such Termination of Affiliation (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(B) If Termination of Affiliation occurs by reason of Retirement, Options and SARs will become immediately vested and exercisable upon such Termination of Affiliation and shall remain exercisable for a period of five (5) years following such Termination of Affiliation (but not more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(C) If Termination of Affiliation occurs by reason of death or Disability, Options and SARs will become immediately vested and exercisable upon such Termination of Affiliation and shall remain exercisable for a period of one (1) year following such Termination of Affiliation (but not for more than ten (10) years from the Grant Date of the Award or expiration of the Option Term, if earlier) and shall then terminate.

(D) If Termination of Affiliation occurs on account of a Change of Control, any unexercised Option or SAR, whether or not exercisable on the date of the Change of Control, shall thereupon be fully exercisable and may be exercised, in whole or in part, subject to the provisions of Section 5.3(i)(A).

(E) If Termination of Affiliation is for Cause, then any unexercised Option or SAR shall be thereupon cancelled.

(ii) Restricted Shares and Restricted Share Units.    Except as otherwise provided in an Award Agreement:

(A) If Termination of Affiliation occurs by reason of death prior to the last day of the Period of Restriction, Restricted Shares and Restricted Share Units will become immediately vested.

(B) If Termination of Affiliation occurs by reason of Retirement prior to the last day of the Period of Restriction, then upon such Termination of Affiliation the Grantee will become immediately vested in a number of the Grantee’s Restricted Shares and Restricted Share Units which will be determined by multiplying the total number of the Grantee’s Restricted Shares and Restricted Share Units by a fraction, the numerator of which shall be the number of consecutive 12-month periods of employment completed by the Grantee with the first such period commencing on the Grant Date, and the denominator of which shall be the total number of 12-month periods in the Period of Restriction. Any Restricted Shares and Restricted Share Units that remain unvested following such Termination of Affiliation shall be forfeited by the Grantee.

(C) If Termination of Affiliation occurs by reason of Disability prior to the last day of the Period of Restriction, then upon such Termination of Affiliation the Grantee will become immediately vested in a number of the Grantee’s Restricted Shares and Restricted Share Units which will be determined by multiplying the total number of the Grantee’s Restricted Shares and Restricted Share Units by a fraction, the numerator of which shall be the number of consecutive 12-month periods of employment completed by the Grantee with the first such period commencing on the Grant Date, and the denominator of which shall be the total number of 12-month periods in the Period of Restriction. Any Restricted Shares and Restricted Share Units that remain unvested following such Termination of Affiliation shall be forfeited by the Grantee.

(D) If Termination of Affiliation occurs prior to the last day of the Period of Restriction on account of a Change of Control, Restricted Shares and Restricted Share Units will become immediately vested.

(E) If Termination of Affiliation occurs prior to the last day of the Period of Restriction for any reason other than death or Disability or Retirement or a Change of Control, all Restricted Shares and Restricted Share Units shall be forfeited by the Grantee.

(F) Any Restricted Shares that are forfeited by the Grantee shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(iii) Deferred Stock.    Except as otherwise provided in an Award Agreement:

(A) If Termination of Affiliation occurs by reason of death or Disability or Retirement or a Change of Control, Shares subject to a Deferred Stock Award will become immediately vested. The Company shall settle all Deferred Stock as provided in the Award Agreement.

(B) If Termination of Affiliation occurs by reason other than death or Disability or Retirement or a Change of Control, the Grantee’s Deferred Stock, to the extent not vested before such Termination of Affiliation, will be cancelled and forfeited to the Company.

(iv) Performance Shares and Performance Units.    Except as otherwise provided in an Award Agreement, Performance Shares and Performance Units will become nonforfeitable on the Vesting Date, and if, prior to the Vesting Date,

(A) A Termination of Affiliation occurs during a Performance Period for a reason other than Disability, Retirement, Change of Control or death, all Performance Shares and Performance Units shall be forfeited upon such Termination of Affiliation.

(B) A Termination of Affiliation occurs during a Performance Period by reason of Disability or Retirement, the Grantee shall become vested immediately in the Award earned with respect to any completed Performance Period as of the date of the Grantee’s Termination of Affiliation, and will forfeit the Award with respect to any Performance Periods that are not completed as of the date of the Grantee’s Termination of Affiliation.

(C) A Termination of Affiliation occurs on account of a Change of Control or by reason of death, the Grantee shall become immediately vested in the earned Award with respect to any completed Performance Period as of the date of the Grantee’s Termination of Affiliation, and with respect to any Performance Period that is not complete as of the date of Grantee’s Termination of Affiliation, the Grantee will vest in the Award that would be earned for such Performance Period as if the performance goals for such Performance Period were met at target.

(v) Dividend Equivalents.    If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all Dividend Equivalents issued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

(vi) Waiver by Committee.    Notwithstanding the foregoing provisions of this Section 5.3, the Committee may in its sole discretion as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, determine that Awards shall become exercisable or vested upon a Termination of Affiliation, determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Affiliation, extend the period for exercise of Options or SARs following Termination of Affiliation (but not beyond ten (10) years from the date of grant of the Option or SAR), or provide that any Restricted Share Award, Deferred Stock Award or Performance Award shall in whole or in part not be forfeited upon such Termination of Affiliation.

5.4 Nontransferability of Awards.

(i) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a “QDRO”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder or by an agent acting exclusively for the benefit of the Grantee pursuant to a power of attorney. Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

(ii) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) Notwithstanding subsections (i) and (ii) above, to the extent provided in the Award Agreement, Deferred Stock and Awards other than Incentive Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee means the Grantee’s spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews or the spouse of any of the foregoing individuals. Such Award may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

5.5 Stand-Alone, Tandem and Substitute Awards.

(i) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award or benefit granted by the Company or any Affiliate under any other plan, program, arrangement, contract or agreement (a “Non-Plan Award”); provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any Non-Plan Award, the Committee shall require the surrender of such other Award or Non-Plan Award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or Non-Plan Awards may be granted either at the same time as or at a different time from the grant of such other Awards or Non-Plan Awards.

(ii) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“Substitute Awards”) in substitution for stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition (“Acquisition Date”) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value and in a manner consistent with and not in violation of Code Section 409A. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants, and the limitations under Sections 6.3 and 7.3 with respect to Option Prices and grant prices for SARs, shall not apply to Substitute Awards granted under this subsection (ii).

5.6 Compliance with Rule 16b-3.

(i) Six-Month Holding Period Advice.    Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b): (a) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (b) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(ii) Reformation to Comply with Exchange Act Rules.    To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(iii) Rule 16b-3 Administration.    Any function relating to a Section 16 Person shall be performed solely by the Committee if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company’s independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.7 Cancellation and Rescission of Awards.    Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation for Cause.

Article 6.

Stock Options

6.1 Grant of Options.    Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without in any manner limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or an Affiliate.

6.2 Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (not to exceed ten (10) years from its Grant Date), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 Option Price.    The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, but in no case shall the Option Price be less than 100% of the Fair Market Value of a Share on the Grant Date.

6.4 Grant of Incentive Stock Options.    At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(i) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(ii) shall be granted within ten (10) years from the earlier of the date the Plan is adopted or the date the Plan is approved by stockholders of the Company;

(iii) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(iv) shall have an Option Term of not more than ten (10) years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(v) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(vi) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(vii) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition;

(viii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(ix) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (iv) and (v) above, as an Option that is not an Incentive Stock Option.

Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

For purposes of this Section 6.4, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

6.5 Payment.    Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the Committee:

(i) cash, personal check or wire transfer;

(ii) Shares, valued at their Fair Market Value on the date of exercise (or by delivering a certification or attestation of ownership of such Shares);

(iii) with the approval of the Committee, Restricted Shares held by the Grantee, with each Share valued at the Fair Market Value of a Share on the date of exercise; or

(iv) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7.

Stock Appreciation Rights and Limited Stock Appreciation Rights

7.1 Issuance.    Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under Article 6. Any SAR related to a non-qualified Option (i.e., an Option that is not intended to be an Incentive Stock Option) may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Limited Stock Appreciation Rights to any Eligible Person either alone or in addition to other Awards granted under the Plan. Each Limited Stock Appreciation Right shall be identified with a Share subject to an Option or SAR held by the Grantee, which may include an Option or SAR previously granted under the Plan. Upon the exercise, expiration, termination, forfeiture or cancellation of the Option or SAR with which an Limited Stock Appreciation Right is identified, such Limited Stock Appreciation Right shall terminate.

7.2 Award Agreements.    Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee; provided that no SAR grant shall have a term of more than ten (10) years from the date of grant of the SAR.

7.3 Grant Price.    The grant price of an SAR shall be determined by the Committee in its sole discretion; provided that the grant price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the date of the grant of the SAR, or the Option Price under the non-qualified Option to which the SAR relates.

7.4 Exercise and Payment.

(i) Upon the exercise of SARs, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying: (A) the excess of the Fair Market Value of a Share on the date of exercise over 100% of the Fair Market Value of a Share on the Grant Date of the SAR (or such higher strike price as specified in the Award Agreement), by (B) the number of Shares with respect to which the SAR is exercised; provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. The Fair Market Value of a Share on the Grant Date and date of exercise of SARs shall be determined in the same manner as the Fair Market Value of a Share on the date of grant of an Option is determined. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. Unless the Award Agreement provides otherwise, the Company shall make payment in respect of any SAR within five (5) days of the date the SAR is exercised. Any payment by the Company in respect of an SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(ii) The provisions of this Section 7.4(ii) shall apply to a Limited Stock Appreciation Right except as otherwise provided in the Award Agreement. Each Limited Stock Appreciation Right shall automatically be exercised upon a Termination of Affiliation on account of a Change of Control. The exercise of a Limited Stock Appreciation Right shall result in the cancellation of the Option or SAR with which such Limited Stock Appreciation Right is identified, to the extent of such exercise. Within 10 business days after the exercise of a Limited Stock Appreciation Right, the Company shall pay to the Grantee, in cash, an amount equal to the difference between (A) the Fair Market Value of a Share on the exercise date; minus (B) either (i) in the case of a Limited Stock Appreciation Right identified with an Option, the Option Price of such Option or (ii) in the case of a Limited Stock Appreciation Right identified with an SAR, the strike price of such SAR.

7.5 Grant Limitations.    The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.

Article 8.

Restricted Shares and Restricted Share Units

8.1 Grant of Restricted Shares and Restricted Share Units.    Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares and Restricted Share Units to any Eligible Person in such amounts as the Committee shall determine.

8.2 Award Agreement.    Each grant of Restricted Shares and Restricted Share Units shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares or Restricted Share Units granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares and Restricted Share Units granted pursuant to the Plan as it may deem advisable, including, but not limited to, restrictions based upon the achievement of specific performance goals, time-based restrictions, time-based restrictions following the attainment of the performance goals, and/or restrictions under applicable securities laws.

8.3 Consideration for Restricted Shares.    The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, which shall be (except with respect to Restricted Shares that are treasury shares) at least the Minimum Consideration for each Restricted Share. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

8.4 Effect of Forfeiture of Restricted Shares.    If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.

8.5 Restricted Shares Book Entry, Escrow, Certificate Legends.    The Committee may provide that Restricted Shares be held in book entry with the transfer agent until there is a lapse of the Period of Restriction with respect to such Restricted Shares and certificates are issued or until such Restricted Shares are forfeited, or the Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

Article 9.

Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares.    Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

9.2 Value/Performance Goals.    The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the

Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(i) Performance Unit.    Each Performance Unit may be denominated in cash and shall have an initial value that is established by the Committee at the time of grant.

(ii) Performance Share.    Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

9.3 Earning and Form and Timing of Payment of Performance Units and Performance Shares.    After the applicable Performance Period has ended, the amount earned by the Grantee shall be based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

The settlement of Performance Units or Performance Shares shall be in Shares, unless at the discretion of the Committee and as set forth in the Award Agreement, settlement is to be in cash or in some combination of cash and Shares.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period; provided, however, no such action may be taken by the Committee with respect to an Award if the Grantee is or becomes or is anticipated to become a Covered Employee if such action would disqualify the Award from the Performance-Based Exception.

Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the latest to occur of (a) the vesting event, or (b) the determination of the level of achievement of the performance goals for the applicable Performance Period; provided, however, payment may be deferred to a later date in accordance with a deferral rule, policy or procedure established pursuant to Article 15. The Committee may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination thereof). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Grantee.

Article 10.

Bonus Shares

Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee. The terms of such Bonus Shares shall be set forth in the Award Agreement pertaining to the grant of the Award.

Article 11.

Deferred Stock

11.1 Grant of Deferred Stock.

(i) Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine, including the conditions under such Deferred Stock will vest.

(ii) In addition, if and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and consistent with and not in violation of Code Section 409A and such rules and procedures adopted by the Committee, to receive all or any portion of his salary and/or bonus in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary and/or cash bonus to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary or bonus would otherwise be paid in cash.

11.2 Delivery and Limitations.    Delivery of Shares will occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee. A Grantee awarded Deferred Stock will have no voting rights with respect to such Deferred Stock. Except to the extent provided otherwise in the Award Agreement, a Grantee will have the rights to receive Dividend Equivalents in respect of Deferred Stock, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock.

Article 12.

Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

Article 13.

Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan including Shares awarded which are not subject to any restrictions or conditions and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 13 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

Article 14.

Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Article 15.

Deferrals

The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, or the grant of Bonus Shares. If any such deferral is required or permitted, such deferral shall be in accordance with applicable rules, policies and/or procedures established by the Committee, including, but not limited to, the Code Section 409A Rules and Policies. Except as otherwise provided in the Award Agreement or pursuant to applicable Grantee elections, and subject to the Code Section 409A Rules and Policies, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee’s Termination of Affiliation.

Article 16.

Amendment, Modification, and Termination

16.1 Amendment, Modification, and Termination.    Subject to Section 16.3, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that any amendment or alteration shall be subject to the approval of the Company’s stockholders if (a) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (b) the Board, in its discretion, determines to submit such amendments or alterations to stockholders for approval. The Board may delegate to the Committee any or all of the authority of the Board under this Section 16.1.

16.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of the Performance-Based Exception.

16.3 Awards Previously Granted.    Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 17.

Withholding

17.1 Required Withholding.

(i) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Deferred Stock, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state, local and foreign taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(A) payment of an amount in cash equal to the amount to be withheld;

(B) delivering part or all of the amount to be withheld in the form of Shares valued at their Fair Market Value on the Tax Date;

(C) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Shares or Restricted Share Units, upon the transfer of Deferred Stock, or upon the payment of a Performance Shares Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(D) withholding from any compensation otherwise due to the Grantee.

The maximum amount of tax withholding with respect to any Awards to be satisfied by withholding Shares upon the Tax Date pursuant to clause (C) above shall not exceed the minimum statutory amount of taxes, including FICA taxes, required to be withheld under federal, state, local and foreign law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares or delivery of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(ii) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(vi)) or an election under Section 83(b) of the Code shall remit to the Company, and the Company shall have the right to withhold, an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection  (i).

17.2 Notification under Code Section 83(b).    If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Article 18.

Additional Provisions

18.1 Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.2 Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

18.3 Severability.    If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

18.4 Requirements of Law.    The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

18.5 Securities Law Compliance.

(i) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(ii) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6 No Rights as a Stockholder.    No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

18.7 Nature of Payments.    Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

18.8 Non-Exclusivity of Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.9 Governing Law.    The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

18.10 Share Certificates.    All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

18.11 Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

18.12 Affiliation.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee’s employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.

18.13 Participation.    No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

18.14 Military Service.    Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 as amended, supplemented or replaced from time to time.

18.15 Construction.    The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

18.16 Headings.    The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.17 Obligations.    Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.18 Stockholder Approval.    All Awards granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 2, 2013.

Vote by Internet • Go to www.envisionreports.com/KSU • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - -

A	The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4:

1.	Election of Directors:						+
		For	Withhold		For	Withhold
	01 - Terrence P. Dunn	☐	☐	03 - David L. Starling	☐	☐

	02 - Antonio O. Garza, Jr.	☐	☐

		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2013.	☐	☐	☐	4. Advisory (non-binding) vote approving the 2012 compensation of our named executive officers.	☐	☐	☐
3.	Re-approval of the material terms of the performance measures under the Kansas City Southern 2008 Stock Option and Performance Award Plan for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

B	The Board of Directors recommends a vote AGAINST:

		For	Against	Abstain
5.	Consider and act on a stockholder proposal to elect each director annually.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

2013 Annual Meeting of Stockholders

Thursday, May 2, 2013

10:00 A.M. Central Time

Union Station Kansas City

Arthur Stilwell Room

30 West Pershing Road

Kansas City, Missouri

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting:

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — KANSAS CITY SOUTHERN	+

ANNUAL MEETING OF STOCKHOLDERS — MAY 2, 2013

This proxy is solicited by the Board of Directors.

Robert J. Druten, Michael R. Haverty and Rodney E. Slater, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 2, 2013, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.

This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4 and “Against” proposal 5.

This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated April 1, 2013, receipt of which is hereby acknowledged.

(Continued on reverse side)

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - -

A	The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4:

1.	Election of Directors:						+
		For	Withhold		For	Withhold
	01 - Terrence P. Dunn	☐	☐	03 - David L. Starling	☐	☐

	02 - Antonio O. Garza, Jr.	☐	☐

		For	Against	Abstain		For	Against	Abstain
2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2013.	☐	☐	☐	4. Advisory (non-binding) vote approving the 2012 compensation of our named executive officers.	☐	☐	☐
3.	Re-approval of the material terms of the performance measures under the Kansas City Southern 2008 Stock Option and Performance Award Plan for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

B	The Board of Directors recommends a vote AGAINST:

		For	Against	Abstain
5.	Consider and act on a stockholder proposal to elect each director annually.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

2013 Annual Meeting of Stockholders

Thursday, May 2, 2013

10:00 A.M. Central Time

Union Station Kansas City

Arthur Stilwell Room

30 West Pershing Road

Kansas City, Missouri

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting:

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — KANSAS CITY SOUTHERN	+

ANNUAL MEETING OF STOCKHOLDERS — MAY 2, 2013

This proxy is solicited by the Board of Directors.

Robert J. Druten, Michael R. Haverty and Rodney E. Slater, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 2, 2013, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.

This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4 and “Against” proposal 5.

This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated April 1, 2013, receipt of which is hereby acknowledged.

(Continued on reverse side)

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 29, 2013.
Vote by Internet
• Go to www.envisionreports.com/KSU • Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4:

1.	Election of Directors:	For	Withhold		For	Withhold	+
	01 - Terrence P. Dunn	☐	☐	03 - David L. Starling	☐	☐

	02 - Antonio O. Garza, Jr.	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2013.	☐	☐	☐	4.	Advisory (non-binding) vote approving the 2012 compensation of our named executive officers.	☐	☐	☐

3.	Re-approval of the material terms of the performance measures under the Kansas City Southern 2008 Stock Option and Performance Award Plan for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

B	The Board of Directors recommends a vote AGAINST:

		For	Against	Abstain
5.	Consider and act on a stockholder proposal to elect each director annually.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if	☐
you plan to attend the
Annual Meeting.

2013 Annual Meeting of Stockholders Thursday, May 2, 2013 10:00 A.M. Central Time Union Station Kansas City Arthur Stilwell Room 30 West Pershing Road Kansas City, Missouri

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting: The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Voting Instruction Card — KANSAS CITY SOUTHERN	È

ANNUAL MEETING OF STOCKHOLDERS — MAY 2, 2013

This voting instruction card is solicited by the Trustee.

I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern (“KCS”) held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders to be held on May 2, 2013, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting. This voting instruction card, when properly executed, will be voted as directed, or if no choice is specified, such card will be voted “For” the nominees named hereon, “For” proposal 2, “For” proposal 3, “For” proposal 4 and “AGAINST” on Proposal 5.

If voting instructions are not received by April 29, 2013, the Trustee will vote such shares in the same proportions as the shares for which voting instructions were received from other plan participants.

CONFIDENTIAL VOTING INSTRUCTIONS TO FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE UNDER THE KANSAS CITY SOUTHERN 401(K) AND PROFIT SHARING PLAN.

(Continued on reverse side)

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	È